UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
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Coeur Mining, Inc.
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Fellow Stockholders:
On behalf of Coeur Mining’s Board of Directors, we are pleased to invite you to our 2023 Annual Meeting of Stockholders to be held on May 9, 2023, at 9:30 a.m., Central Time. The Annual Meeting will be held again virtually this year. Our virtual Annual Meeting platform will allow you to actively participate in the Annual Meeting in the same manner you would at an in-person meeting. The attached Notice of Annual Meeting and Proxy Statement serve as your guide to the business that will be conducted at the meeting. You will also find information on how to vote your shares.
This past fiscal year we navigated unprecedented macroeconomic volatility and continued geopolitical tensions. Guided by our purpose statement, We Pursue a Higher Standard, we executed on our strategies, delivered strong results and advanced key initiatives in this challenging environment. In 2022 our executive compensation program was strongly aligned with our operational and financial performance and stockholder returns. Continued leading health, safety and environmental practices, together with strong production, was offset by higher unit costs and lower adjusted EBITDA than planned, resulting in a 94% payout under our annual incentive plan. Under our long-term incentive plan, strong three-year growth in reserves and resources and advancement of key milestones at Rochester and Silvertip was offset by underperformance on return on invested capital and, together with relative TSR performance in the bottom quartile of our peers, resulted in a 55% payout on the 2020 performance share awards. We invite you to read more about our 2022 operational and financial results in our 2022 Annual Report.
In 2022, we advanced our commitment to leading environmental, social and governance (ESG) practices aligned with creating long-term stockholder value and mitigating risk. Our ESG priorities are driven by an assessment of ESG factors that are most relevant to our business and strategy. We published an ESG Report with disclosures in line with the TCFD recommendations, SASB and incorporating elements of the GRI standards and UN Sustainable Development Goals (SDGs). Underscoring the strategic importance of this objective, we also tied 20% of the 2022 executive long-term performance share award to achieving our public greenhouse gas emissions net intensity reduction goal. We also advanced our human capital management efforts to provide career progression and unique internal development programs to invest in and retain future Company leaders, and improved upon our industry-leading safety programs and performance.
We continue to advance our work on diversity, equity and inclusion at all levels of our organization, including among our Board of Directors. Coeur achieved its publicly stated goal of increasing the number of female directors prior to the 2023 Annual Meeting with the election of Jeane Hull to the Board in 2022, increasing the overall diversity of our Board in 2022 to 50%. Our longstanding pledge to support the CEO ACTION for Diversity & Inclusion initiative publicly affirms Coeur’s existing practice of fostering a diverse and inclusive workforce while promoting and maintaining equity among all employees. Our directors continue to provide effective risk oversight and guidance, sharing strategic insight and practical expertise informed by their diverse skills, experiences, and backgrounds. We hope you will take the opportunity to read further in this proxy statement about our Board’s important governance role and we want to take this opportunity to thank John Robinson and Jessica McDonald for their service as directors and their many contributions to the Company.
Your Vote is Important
Regardless of how many shares you own, your vote is important. Please read the Proxy Statement before exercising your vote. Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. We encourage you to return your proxy to vote your shares in advance, even if you plan to attend the virtual 2023 Annual Stockholders’ Meeting. You can submit your proxy on the internet or by telephone, or by completing, signing, dating, and returning your proxy card or voting instruction form. Instructions on how to vote begin on page 94.
On behalf of the Board, the management team and employees, we thank you for your continued support of Coeur Mining and look forward to hosting you at this year’s meeting.
Respectfully,

Notice of 2023 Annual Stockholders’ Meeting

MEETING DATE:	TIME:	PLACE:	RECORD DATE:
Tuesday, May 9, 2023	9:30 a.m. Central Time	Live via the internet – please visit www.virtualshare- holdermeeting.com/cde2023	March 15, 2023
Agenda
1	ELECT the nine director nominees named in the Proxy Statement
2	RATIFY the appointment of our independent registered public accounting firm for 2023
3	VOTE ON an advisory resolution to approve executive compensation
4	VOTE ON an advisory resolution to approve the frequency of future advisory votes on executive compensation
5	TRANSACT such other business as properly may come before the Annual Meeting
Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.
The Annual Meeting will be conducted in a virtual-only format, solely by means of a live audio webcast. Online access to the audio webcast will begin approximately 15 minutes before the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. Stockholders participating in the Annual Meeting will be able to vote their shares electronically during the Annual Meeting and may submit questions during the virtual event using the directions on the meeting website at www.virtualshareholdermeeting.com/cde2023. To participate in the Annual Meeting, you will need the 16-digit control number found on your proxy card, voting instruction form or notice of internet availability. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may need to contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number or if you need to obtain one.
Your Vote is Important
Please cast your vote as soon as possible by using one of the following methods:

Online at www.proxyvote.com	Mail your signed proxy or voting instruction form	Call toll-free from the United States, U.S. territories and Canada via 1-800-690-6903	Attend the Annual Meeting online www.virtualshareholder- meeting.com/cde2023
For more information about voting, see “General Information” on page 94.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 9, 2023. This Proxy Statement and our 2022 Annual Report to Stockholders, which contains financial and other information concerning Coeur Mining, Inc., are available at www.proxyvote.com.
By order of the Board of Directors,
CASEY M. NAULT,

Senior Vice President, General Counsel and Chief ESG Officer (Company Secretary)
Coeur Mining, Inc.
March 30, 2023

Cautionary Statement Concerning Forward-Looking Statements
This proxy statement contains numerous forward-looking statements within the meaning of Section 21E of the Exchange Act relating to our gold, silver, zinc and lead mining business, including statements regarding reserve and resource estimates, production levels, cash flow levels, growth, exploration efforts, capital expenditures, expectations regarding POA 11, environmental, social and governance (ESG) initiatives, return on invested capital, 2022 ESG Report timing and content, costs, risk profile, returns and advancement of strategic priorities. Such forward-looking statements are identified by the use of words such as “believes,” “intends,” “expects,” “hopes,” “may,” “should,” “plan,” “projected,” “contemplates,” “anticipates” or similar words and involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those projected in the forward-looking statements include: (i) the risk factors set forth in our Annual Report; (ii) the risk that anticipated production, cost, expenditure and expense levels are not attained; (iii) the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); (iv) changes in the market prices of gold and silver, and treatment and refining charges of gold and silver, and a sustained lower price or higher treatment and refining charge environment; (v) the impact of geopolitical conditions, pandemics or epidemics, climate change, extreme weather events and other macro conditions, including disruptions to operations, the need for heightened health and safety protocols, inflation and disruptions to our vendors, suppliers and the communities where we operate; (vi) the uncertainties inherent in the Company’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays (including the impact of government shutdowns), ground conditions and grade variability; (vii) any future labor disputes or work stoppages (involving the Company or its subsidiaries or third parties); (viii) the uncertainties inherent in the estimation of gold, silver, zinc and lead mineral reserves and mineralized material; (ix) changes that could result from the Company’s future acquisition of new mining properties or businesses; (x) the loss of access to or insolvency of any third-party smelter or refiner to whom the Company markets its production; (xi) the effects of environmental and other governmental regulations and government shut-downs; (xii) the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries; and (xiii) the Company’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

Index of Certain Defined Terms
and Abbreviations
Adjusted EBITDA(1)	Earnings before interest, taxes, depreciation and amortization, adjusted to exclude items that may not be indicative of, or are unrelated to our core operating results
AgEqOz	Silver equivalent ounce
AIP	Annual Incentive Plan
Annual Meeting	2023 Annual Stockholders’ Meeting to be held May 9, 2023
Audit or Audit Committee	Audit Committee of the Board
Board	Coeur’s Board of Directors
CAS	Costs applicable to sales
CD&A	Compensation Discussion and Analysis
CLD Committee	Compensation and Leadership Development Committee of the Board
Code	Coeur’s Code of Business Conduct and Ethics
Coeur or the Company	Coeur Mining, Inc.
EHSCR or EHSCR Committee	Environmental, Health, Safety and Corporate Responsibility Committee of the Board
ESG	Environmental, social and governance
Exec Committee	Executive Committee of the Board
GHG	Greenhouse Gas
GRI	Global Reporting Initiative
HCM	Human Capital Management
LTIP or Plan	Coeur Mining, Inc. 2018 Long-Term Incentive Plan, as amended
NAV	Net asset value
NCG Committee	Nominating and Corporate Governance Committee of the Board
NEOs	Named Executive Officers
PCAOB	Public Company Accounting Oversight Board
POA 11	Rochester mine Plan of Operations Amendment 11
PSUs	Performance share units issued under the LTIP
Record Date	March 15, 2023
ROIC	Return on invested capital
RS	Restricted shares issued under the LTIP
rTSR	Relative TSR
SASB	Sustainability Accounting Standards Board
SEC	Securities and Exchange Commission
Semler Brossy	Semler Brossy Consulting Group, LLC
TCFD	Financial Stability Board’s Task Force on Climate-related Financial Disclosures
Total Debt	Total Company debt, which includes capital leases, net of debt issuance costs and premium received
TRIFR	Total Reportable Injury Frequency Rate
TSR	Total stockholder return
YOY	Year-over-year
(1)	Please see “Appendix A—Certain Additional Information” for more information about non-GAAP measures used in this Proxy Statement and reconciliations of these measures to U.S. GAAP
Where You Can Find More Information
Annual Meeting
Annual Report: www.coeur.com/_resources/pdfs/2022-Annual-Report.pdf

Annual Meeting Website www.coeur.com/investors/events/2023-annual-stockholders-meeting

Vote your shares via the internet: www.proxyvote.com

Register to attend the meeting www.proxyvote.com

Investor Relations
www.coeur.com/investors/overview/

Corporate Governance
The following are available in the Corporate Governance section of our website:
www.coeur.com/company/corporate-governance/

► Audit Committee Charter
► Compensation and Leadership Development Committee Charter
► EHSCR Committee Charter
► Executive Committee Charter
► Nominating and Corporate Governance Committee Charter
► Code of Business Conduct and Ethics
► Bylaws
► Certificate of Incorporation

The information on our website is not incorporated by reference in this Proxy Statement.

Proxy Statement Summary

This proxy statement summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to stockholders on or about March 30, 2023. This is only a summary, and we encourage you to read the entire proxy statement carefully before voting.

Annual Meeting
Time and Date	9:30 a.m. Central Time on Tuesday, May 9, 2023
Place	Live via the internet at www.virtualshareholdermeeting.com/cde2023
Record Date	Wednesday, March 15, 2023
Voting	Holders of common stock as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Attendance	You are entitled to attend the Annual Meeting only if you were a Coeur stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting.
Voting Matters
Proposal		Coeur Board Voting Recommendation	Page Reference (for more detail)
1	Election of nine director nominees named in this Proxy Statement	FOR each nominee	14
2	Ratification of the appointment of Grant Thornton LLP as Coeur’s independent registered public accounting firm for 2023	FOR	46
3	Vote on an advisory resolution to approve executive compensation	FOR	78
4	Vote on an advisory resolution to approve the frequency of future advisory votes to approve executive compensation	1 YEAR	93

We will make a charitable contribution of $1 to Hire Heroes USA for every stockholder account that votes. Coeur is committed to recruiting, supporting and integrating veterans into our operations through our Coeur Heroes program, launched in 2018. Coeur Heroes provides past and present service members the opportunity to use the special skills they developed during their time of service to help make a difference at our operations.

Coeur Mining 2023 Proxy Statement	1

Our Business and Strategy
We are a precious metals producer with assets located in the United States, Canada and Mexico. Our common stock is listed on the New York Stock Exchange under the symbol “CDE”. Coeur’s strategy is to be America’s premier, growing provider of precious and critical minerals from a balanced, prospective asset base located in mining friendly jurisdictions and underpinned by leading ESG practices. Our strategy is guided by our purpose statement, We Pursue a Higher Standard, and three key principles:

We conduct our business with a proactive focus on positively impacting the health, safety, and socioeconomic status of our people and the communities in which we operate as well as the environment.
2022 Performance Highlights
In 2022, we delivered strong financial and operating results while continuing to streamline our portfolio of core assets and advance the Rochester expansion project, which is expected to be a key catalyst, unlocking long-term value for our stockholders. The health and safety of our employees and the communities where we operate, as well as the protection of the environment, continued to be our top priorities, and we are proud of year-over-year improvement in safety and environmental performance. Finally, the Company’s continued investment in exploration resulted in reserve growth at all of our operating mines, which, together with new discoveries at our assets, lays the groundwork for future success.

2022 Executive Compensation Highlights (p. 52)
Compensation programs across the Company are designed to promote operational success and drive the creation of long-term value for our stockholders, taking into consideration the different roles of our employees.
The CD&A provides a detailed discussion of the philosophy, structure and compensation paid to our NEOs for 2022, and describes our leading compensation practices, changes in our compensation program in response to stockholder feedback, and the strong link between pay and Company performance. At our 2022 Annual Meeting, our stockholders again showed strong support for our executive compensation program with over 95% of the votes cast for the approval of our “say-on-pay” proposal.
Coeur Mining 2023 Proxy Statement	2

In 2022, our CLD Committee continued to place a significant proportion of the compensation of our NEOs at risk in order to align pay with performance to a greater extent than our peers, as shown in the charts below.

CEO

AIP
24%
Base Salary
19%
LTIP
57%

Coeur CEO Total Variable Pay – 81%
Peer Group Variable Pay Average – 79%

NEO (Average)

AIP
23%
Base Salary
24%
LTIP
53%

Coeur NEO (Average) Total Variable Pay – 76%
Peer Group Variable Pay Average – 71%

Peer group described in “Compensation Discussion and Analysis—2022 Peer Group” on page 61. Data is from public filings during fiscal year 2021. NEO (Average) excludes the CEO.
Companywide AIP achievement of 94% of target was driven by solid gold production and silver production that was within public guidance and in line with internal targets, and overall strong safety and environmental performance, offset by higher costs and lower adjusted EBITDA than planned. Strong three-year growth in reserves and resources, driven by solid results from our exploration program and achievement of milestones related to our Rochester and Silvertip projects offset by below threshold performance on metrics tied to ROIC, together with a 25% payout reduction due to relative TSR performance in the bottom quartile of our peers, resulted in an overall 55% payout of the 2020 three-year performance share award.
For the three-year 2020-2022 period, our CEO received payouts for performance-based and “at-risk” elements of our compensation program that were 33% lower than the target payout level. During this same period, our stock price decreased by 58%.
2022 Annual Incentive Plan Results(1)
Metric	Weight	Result	Payout
Gold Production	17.5%	99%	16.6%
Silver Production	7.5%	98%	6.8%
Gold CAS	17.5%	109%	9.6%
Silver CAS	7.5%	114%	0%
Adjusted EBITDA	30%	94%	25.5%
Environment, Health and Safety	20%	200% 114% 200%	35.7%
Weighted Average Payout			94%(3)
2020-2022 LTIP Performance Shares Results(1)
Metric	Weight(2)	Payout
ROIC	35%	0%
Reserves & Resources Growth	35%	139%
POA 11 Expansion	20%	75%
Silvertip Restart/Expansion	10%	100%
Relative TSR Modifier	-25%
Weighted Average Payout		55%
(1)	For details about the calculation of 2022 AIP and 2020-2022 LTIP performance shares results, see “2022 Executive Compensation Results” beginning on page 63.
(2)
Weighting is calculated as a percentage of the total 2020 performance share grant target value. The 2020 performance share grant constituted 60% of the total 2020 LTIP award opportunity target value, with the other 40% granted as three-year time-vesting restricted shares. For details about the calculation of the payout for the 2020 performance share awards, see “Payouts for 2020-2022 Performance Shares”.

(3)	By convention, the actual payout is rounded to the nearest whole number.
Coeur Mining 2023 Proxy Statement	3

Ongoing Evolution of Executive Compensation Program

2022 Investor Outreach and Engagement Highlights (p. 29)

Coeur Mining 2023 Proxy Statement	4

What We Heard from Stockholders	What We Did
Advance ESG priorities, initiatives and disclosures, including those related to climate change
► Published our 2021 ESG Report in the second quarter of 2022 including mapping to TCFD, SASB and GRI, and reporting on progress against specific, objective ESG goals
► Continued advancing climate strategy through internal Climate Working Group, including site-specific scenario analyses and energy diagnostics and incorporating results in our business planning and strategy
► Safety and environmental weighting increased from 15% to 20% for the 2021 and 2022 AIP
► Tied 20% of the 2022 executive performance share award to achievement of our public GHG emissions net intensity reduction goal
► Further strengthened commitment to Diversity, Equity & Inclusion by establishing an inclusion index baseline and continued hosting CEO Action for Diversity & Inclusion Day of Understanding events throughout the organization
► Achieved publicly stated goal to increase the number of female directors by the 2023 Annual Stockholders Meeting
► In 2023, replaced environment, health and safety metrics in annual incentive program with an ESG scorecard concept, which is designed to align with our ESG-related goals each year and in 2023 continues to focus substantially on safety and environmental performance goals

Link executive compensation program to driving long-term stockholder value
► Made core measures of our performance share program drivers of stockholder value and risk mitigation, with metrics tied to growth in reserves and resources, ROIC, execution of the Rochester expansion and achieving our public GHG emissions net intensity reduction goal; retained relative TSR as a modifier

Emphasize culture and human capital management	► Continued to address results of our 2021 culture survey; planning for 2023 culture survey ► Continued strengthening of recruiting and development initiatives
Include directors in stockholder engagement calls
► Our independent directors, including our independent Chairman and the Chairs of our Board committees, are made available to engage directly with stockholders as part of our annual stockholder outreach program

Coeur Mining 2023 Proxy Statement	5

Corporate Governance Highlights and Best Practices (p. 10)

Coeur Mining 2023 Proxy Statement	6

Director Nominees (p. 14)
Name and Principal Occupation	Age	Director Since	Independent	Other Public Company Boards	Committee Memberships	Diversity
Robert E. Mellor Chairman of the Board of Monro, Inc.	79	1998	⬤	1	Nom Gov – Chair CLD Exec – Chair
Linda L. Adamany Lead Director, Jefferies Financial Group; Director, Vitesse Energy, Inc. and BlackRock Institutional Trust Company	71	2013	⬤	2	Audit – Chair EHSCR	Female
Paramita Das Global Head of Marketing, Development & ESG, Rio Tinto	46	n/a	⬤	0	*	Female Asian
Sebastian Edwards Henry Ford II Professor of International Business Economics at UCLA	69	2007	⬤	0	Audit CLD	Hispanic/Latino
Randolph E. Gress Retired Chairman and CEO of Innophos Holdings, Inc.	67	2013	⬤	0	CLD Nom Gov
Jeane L. Hull Board of Directors, Copper Mountain Mining Corporation, Epiroc AB and Interfor Corporation	68	2022	⬤	2	Audit CLD EHSCR	Female
Mitchell J. Krebs President & CEO of Coeur Mining, Inc.	51	2011		1	Exec
Eduardo Luna Non-Executive Chairman of Rochester Resources Ltd. and Director of Wheaton Precious Metals Corp.	77	2018	⬤	2	Audit EHSCR	Hispanic/Latino
J. Kenneth Thompson President and CEO of Pacific Star Energy LLC; Chairman of Pioneer Natural Resources; Director of Alaska Air Group and Tetra Tech Inc.	71	2002	⬤	3	EHSCR – Chair Nom Gov Exec
*	Ms. Das is expected to be appointed to the Audit and EHSCR Committees if she is elected to the Board at the 2023 Annual Meeting.
Coeur Mining 2023 Proxy Statement	7

We believe our Board should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee our business. The graphic below provides summary information about the skills and qualifications of all of our director nominees. More information about these skills, qualifications and demographic information, including with respect to each individual director, can be found beginning on page 10.

Human Capital Management and Culture (p. 35)

Coeur has long recognized that people and culture are the key to achieving our strategic goals. We aim to promote safety first, proactively develop our people and foster a diverse and inclusive culture. Our leadership team regularly engages with employees and assesses our culture through surveys, town halls with opportunities for employees to ask questions, and development programming, among other efforts. We also conduct robust succession planning at all levels of the organization.
Building on our 2021 culture survey results, we are focused on improving baseline inclusion statistics and will seek employee feedback on these metrics in 2023 and beyond.
Coeur Mining 2023 Proxy Statement	8

Environmental, Social & Governance/ESG(1) (p. 30)
Coeur has established itself as an ESG leader among its peers. We continued to advance our ESG initiatives in 2022, including publishing our 2021 ESG Report, which included specific, objective goals to continue to improve our industry leading safety record, reduce the net intensity of our GHG emissions across the Company, build on our commitment to Diversity, Equity and Inclusion, and protect critical habitat. We formally designated executive accountability for ESG matters with the appointment of Casey Nault as our Chief ESG Officer in February 2022 and our Board and Committees are actively involved in oversight of ESG matters. Our 2022 ESG Report, expected to be published in the second quarter of 2023 will detail these and many other achievements, and will discuss additional ESG-related goals and progress across the Company. The report will also show continued efforts of making climate-related disclosure in-line with the recommendations of the TCFD, mapping to SASB and incorporating elements of the GRI framework and the U.N. SDGs. We are particularly proud to have achieved the following recent ESG accomplishments and awards:

Published GHG emissions target: 35% reduction in net intensity by end of 2024

Conducted site-specific *scenario analyses* and *energy diagnostics*

Korie Hickel, Director ESG, *member of* GRI Mining & Metals Standards Working Group

Mitch Krebs, President & CEO, *served as* Chair of NMA ESG Task Force, and now *serves as* Chair of NMA

As of 2021, Coeur received an MSCI *ESG Rating* of *"A"*(2)

Emilie Schouten, SVP HR, *Winner*
Mitch Krebs, *Finalist*
Casey Nault, *Finalist*
2021 & 2022 S&P Global Platts Metals Awards

Committed to compliance with Global Industry Standard on Tailings Management

Coeur Mexicana is a *12-time recipient* of Empresa Socialmente Responsable distinction

Over 1.5 million hours worked at POA 11 with zero lost time safety incidents

ISS *QualityScore* of "1" for Governance (Highest Possible)

Over 2 years without a recordable safety incident at Wharf

2020 & 2019 *Winner*
2021 & 2022 *Finalist*
Best Proxy Statement (mid-/small cap), Corporate Secretary

(1)
For more information about our ESG Report, and sustainability initiatives and strategy, please see our website at https://www.coeur.com/responsibility/. Any standards of measurement and performance made in reference to our ESG plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation, or prospect can or will be achieved. Website references included throughout are provided for convenience only, and the contents of our websites do not constitute a part of and are not incorporated by reference into this proxy statement. Our ESG goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met.

(2)	https://www.msci.com/notice-and-disclaimer
Coeur Mining 2023 Proxy Statement	9

Corporate Governance
Best Practices
►	Independent Board chairman and all directors and nominees are independent other than the Chief Executive Officer (“Chief Executive Officer” or “CEO”)
►	Board and Board committees take an active role in the Company’s risk oversight and risk management processes, including active oversight of ESG, human capital management and cybersecurity matters
►	Focus on Board refreshment – three new directors since Q1 2018 including Jeane Hull in 2022; nominating Paramita Das for director
►	Strong mix of directors with complementary skills
►	Annual evaluations promote Board and Board committee effectiveness
►	Proxy access allows stockholders who have satisfied requirements specified in our Bylaws to include director nominees in the Company’s proxy statement and form of proxy
►	No related person transactions with directors, director nominees or executive officers
►	62% of independent director nominees are diverse (gender and/or ethnic)
►	Peer-leading Stock ownership guidelines (Directors and Officers)
►	Clawback and forfeiture policy covering both financial restatements and officer misconduct
►	Proactive ongoing stockholder outreach on governance, executive compensation and other ESG matters, including participation by independent directors
►	Chairman’s one-on-one meetings with each director promote candor, effectiveness and accountability
►	Majority voting in uncontested director elections with a resignation policy
►	All directors elected annually for one-year terms
►	Stockholders owning 20% or more of Coeur’s common stock have the right to call a special meeting of the stockholders
►	No poison pill or similar anti-takeover defenses in place
►	Active Board oversight of enterprise risk, including involvement in strategy setting and crisis management preparation and response efforts
►	Annual advisory vote on executive compensation
Director and Nominee Experience and Qualifications
Coeur is a precious metals mining company with operations and properties in the United States, Mexico and Canada. The management of our business requires the balancing of many considerations, including:
►	Strategic and financial growth and building long-term value for our stockholders
►	Cyclicality of commodities prices
►	Health and safety of our employees and business and community partners
►	Environmental stewardship and decarbonization
►	Building positive relationships with the communities in which we operate
►	Fostering and maintaining a strong culture
►	Attracting, developing and retaining talented employees
►	Complying with laws and regulations in a heavily-regulated industry
►	Maintaining leading corporate governance and disclosure practices
►	Implementing appropriate systems to identify, report and manage principal business risks
Our Board believes that it should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee our business, together with relevant technical skills or financial acumen that demonstrates an understanding of the financial and operational aspects and associated risks of a large, complex organization like Coeur. Our Corporate Governance Guidelines contain Board membership criteria, focused on ethics, integrity and values, sound business judgment, strength of character, mature judgment, professional experience, industry knowledge and diversity of viewpoints, all in the context of an assessment of the perceived needs of the Board at that point in time. Accordingly, the Board and the NCG Committee consider the qualifications of incumbent directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs, including an incumbent director’s or potential director’s ability to contribute to the diversity of viewpoints and experience represented on the Board, and it regularly reviews its effectiveness in balancing these considerations when assessing the composition of the Board. In addition to relevant skills and
Coeur Mining 2023 Proxy Statement	10

experience of incumbent directors and director candidates, the Board and the NCG Committee consider gender diversity to be important and are mindful of female representation on the Board when filling Board vacancies and when changing its composition. Coeur has nominated nine people for election as directors in this Proxy Statement, including three female nominees who, if elected, will represent one-third of our Board.
The Board and the NCG Committee have not formulated any specific minimum qualifications, but rather consider the factors described above and, among other things, the Board has determined that it is important to have individuals with the following skills and experiences on the Board:

Current and Former CEO/Group Executive
Directors with experience in significant leadership positions possess strong abilities to motivate and develop people and understand the complexities and challenges of managing a large organization

Project Development/Management
The mining business is project intensive. Coeur benefits by having directors who have experience through the entire lifecycle of acquiring, developing and managing large and complex projects

Environmental, Social and Governance / Health and Safety
Operating safely and protecting the environments and communities in which we operate is one of our highest priorities and critical to the success of our business

Government Affairs, Regulatory and Legal
We operate in a heavily regulated industry that is directly affected by governmental actions and legal requirements at the local, state and federal levels in the United States, Mexico and Canada

Strategy Development and Execution
Directors with experience driving strategic direction and growth through mergers, acquisitions, joint ventures and other strategic initiatives, and overseeing commitment of resources, risk management and execution provide critical insights in evaluating strategic plans and opportunities

Capital Markets Transactions
Analysis and understanding of proposed capital markets transactions, including risks and the impact to our existing capital structure is critical to oversight of strategy execution and project management

Extractive or Cyclical Industry
The mining sector, particularly precious metals mining, is cyclical, and stockholders and management benefit from the perspectives and experience of directors who have lead firms through several full business cycles

U.S. Public Company Board Service
As a U.S.-based and NYSE-listed company, Directors who have experience serving on other U.S. public company boards generally are well-prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management in the context of U.S. public company regulation and governance structures

Finance/Accounting We operate in a complex financial and regulatory environment with disclosure requirements, detailed business processes and internal controls	Technology/Cyber Security Providing perspectives on innovation and overseeing the physical and cyber threats against the security of our operations, assets and systems and response preparedness
Human Capital Management Oversight of the recruitment, retention and development of key talent is critical for execution of Company strategies and initiatives	Culture A strong culture is the foundation for effective risk management, attracting, retaining and developing top talent, transparency and accountability, and strategy development and execution
Geographic Experience in the jurisdictions in which we operate helps us navigate unique jurisdictional challenges, including culture and the legal and regulatory environment	Diversity A board with gender, racial, ethnic and age diversity allows for different perspectives, which can lead to higher quality discussions, decision-making and increased overall effectiveness.
In addition to Board diversity, Coeur recognizes the importance of diversity in senior executive leadership. While we do not establish specific diversity targets at the Board or executive level, as of the date of this Proxy Statement, 28% (2 out of 7) of the officers who comprise our Executive Leadership Team identify as women, one of whom is an NEO.
Coeur Mining 2023 Proxy Statement	11

Board Composition and Refreshment
The Board does not have a mandatory retirement age. Instead, the Board believes that directors should be evaluated on their unique perspectives, experiences and ability to contribute to the Board, and that long-serving directors provide important perspective and insight based on industry experience and a deep understanding of our long-term plans and objectives. The Board is focused on maintaining a balance between longer serving directors and newer directors with complementary skills, expertise, diverse backgrounds and points of view, which allows for natural turnover and an appropriate pace of Board refreshment. For example, several of our longer serving directors, including Messrs. Mellor, Robinson (who is not standing for re-election at the 2023 Annual Meeting) and Thompson, have deep public company board experience, including Messrs. Mellor’s and Thompson’s roles in leading other public company boards, which are invaluable to our Board and management team and balance with the perspectives of our newer directors. Messrs. Mellor, Edwards, Robinson and Thompson also have significant experience serving Coeur in different economic environments, through multiple business and commodity cycles, and under multiple management teams, which provides them with experience and perspective that is highly valuable in providing strong leadership to a company in our industry. In identifying director candidates from time to time and consistent with our goal of maintaining at least 50% of diverse directors, the NCG Committee seeks to include women and ethnically and racially diverse individuals in any potential candidate pool and may focus on specific skills and experience of particular importance at the time in order to enhance the overall balance and effectiveness of the Board, as was the case in 2018 with the elections of Ms. McDonald (who is not standing for re-election at the 2023 Annual Meeting) and Mr. Luna, Ms. Hull in 2022 and the nomination of Ms. Das in 2023. As part of the Board’s ongoing efforts to seek this balance of skills, experience and tenure, as described in more detail below, the Board elected three new directors over the past five years. If all of the nominees are elected to the Board, the average tenure of the directors will be approximately 11.3 years, with 5 out of 8 independent director nominees having served ten years or less. As reflected in the current makeup of the Board and the diverse slate of nominees, one of our priorities in the director nomination process is enhancing and maintaining Board diversity.
Director Nomination Process
The NCG Committee reviews and makes recommendations regarding the composition and size of the Board. The Board considers candidates identified by search firms it retains or consults with periodically, recommended by current directors, management (as was the case with Ms. Hull and Ms. Das) and stockholders, and through other methods. The NCG Committee has adopted a policy pursuant to which significant long-term stockholders may recommend a director candidate. See page 27 for more details.

Evaluation Process for Current Directors
Before recommending an incumbent director for re-nomination, the NCG Committee considers each incumbent director’s experience, qualifications and expected future contributions to the Board. The committee’s annual review of existing directors includes the following considerations:
►
Key Attributes and Responsibilities – In addition to having a Board composed of directors who collectively possess the diverse set of skills described above, directors should actively represent the interests of stockholders; assess and advise management regarding major risks facing the Company; oversee that processes are in place for maintaining the integrity of the Company, its financial statements, its data and systems, its compliance with laws and ethics, its relationships with third parties, and its relationships with other stakeholders; and select, evaluate, retain and compensate a well-qualified CEO and senior management team, oversee succession planning and commit to fostering an environment of diversity, equity and inclusion at the Company.

Coeur Mining 2023 Proxy Statement	12

►
Independence – Considering whether the interests or affiliations of a director are not in compliance with applicable laws or stock exchange requirements or could compromise the independence and integrity of an independent director’s service on behalf of stockholders, including the director’s relationships with the Company that would interfere with the director’s exercise of independent judgment.

►
Commitment and Performance – Willingness and ability to devote the time necessary to serve as an effective director. In this regard, we have a director overboarding policy included in our Corporate Governance Guidelines, which limits the total number of public company boards (including Coeur’s) to four, or two (including Coeur’s) for directors who are executive officers of public companies.

Annual Board Self-Evaluation Process

Self-Evaluation
Each director reviews questions provided in advance to prepare for the in-person one-on-one meeting with the Chairman of the Board and in-person discussions among the Board and each committee
One-on-One Meetings
Mr. Mellor, Chairman of the Board, meets individually with each director to discuss a range of topics including Board and committee composition, organization and effectiveness of meetings and communication, each director’s personal contribution to the Board and relevant committees and sufficiency of the level of internal and external support provided to the Board and its committees
In-Person Discussions
Held at a meeting of the full Board and each committee to discuss observations arising from the questions provided in advance and the Chairman’s one-on-one meetings with each director
Incorporate Feedback
Meaningful feedback is generated each year from the self-evaluation process, including, in recent years, with respect to allocation of time during Board meetings which has led to an increase in time spent on critical topics such as strategy, capital allocation, executive and director succession planning, ESG, diversity and risk management (including an increased focus on cyber risk matters)

In recent years, the Board enhanced its self-evaluation process by formally seeking input from management who regularly interact with the Board and its committees regarding opportunities to increase effectiveness.
Majority Vote Standard for the Election of Directors
According to our Bylaws, in an uncontested election, the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director.
If a nominee for director does not receive the vote of at least a majority of votes cast at the Annual Meeting, it is the policy of the Board that the director must tender his or her offer of resignation. The NCG Committee will then make a recommendation to the Board whether to accept or reject the tendered resignation offer, or whether other action should be taken, taking into account all of the relevant facts and circumstances. The director who has tendered his or her offer of resignation will not take part in the proceedings with respect to his or her resignation offer. For additional information, our Corporate Governance Guidelines are available on the Corporate Governance page of our website, www.coeur.com/company/corporate-governance/, and to any stockholder who requests them. The information on our website is not incorporated by reference in this Proxy Statement.
Coeur Mining 2023 Proxy Statement	13

Proposal No. 1:
Election of Directors
What am I voting for?
► The election of nine directors to hold office until the 2024 Annual Stockholders’ Meeting and until their successors have been elected and qualified.
► Properly executed proxies will be voted at the Annual Meeting FOR the election of each of the ten persons named below unless marked AGAINST or ABSTAIN.

The Board of Directors recommends a vote FOR each nominee listed in “Director Nominees” Below
Director Nominees
The nine individuals named below have been nominated by the Board to be elected as directors at the Annual Meeting, each to serve for one year and until his or her successor is elected and qualified. Other than Ms. Hull (who was appointed to the Company's Board effective July 19, 2022) and Ms. Das, the nominees were elected to the Board at the 2022 Annual Meeting. Ms. Hull and Ms. Das were each identified by our President & CEO as potential director candidates, and, following meetings with our independent Chairman, the NGC Committee and the full board, were formally recommended by the NGC Committee to serve as directors. Ms. McDonald and Mr. Robinson, current Company directors, are not standing for re-election. Accordingly, each will cease being a director as of the 2023 Annual Meeting. We do not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy may vote for a substitute, or substitutes, in their discretion, or the Board may reduce its size or leave a vacancy on the Board.
The Board and the NCG Committee have determined that our nominees possess a balanced mix of the qualifications and experiences relevant to the effective governance and oversight of our business. The following table provides information about the skills and qualifications of each director nominee. Additional information about each director nominee follows.
Skills/Background	Mellor	Adamany	Das	Edwards	Gress	Hull	Krebs	Luna	Thompson
Current/Former CEO or Group Executive
Project Development/ Management
ESG
Government Affairs, Regulatory & Legal
Strategy Development & Execution
Capital Markets Transactions
Extractive/Cyclical Industry
U.S. Public Company Board Service
Finance/Accounting
Technology/Cyber Security
Human Capital Management
Culture
Coeur Mining 2023 Proxy Statement	14

Demographic Information	Mellor	Adamany	Das	Edwards	Gress	Hull	Krebs	Luna	Thompson
Gender
Female
Male
Ethnicity
Hispanic/Latino
White
Asian
Coeur Mining 2023 Proxy Statement	15

Robert E. Mellor AGE: 79 DIRECTOR: Since 1998	Experience

Chairman of the Board of Directors of Monro, Inc. (formerly, Monro Muffler/Brake, Inc.), an auto service provider, serving as a director since August 2010, interim Chief Executive Officer from August 2020 to April 2021, Chairman of the Board of Directors since June 2017 and as lead independent director from April 2011 to June 2017

Former Chairman, Chief Executive Officer and President of Building Materials Holding Corporation (distribution, manufacturing and sales of building materials and component products) from 1997 to January 2010, director from 1991 to January 2010

Former member of the Board of Directors of CalAtlantic Group, Inc., a national residential home builder, from October 2015 to February 2018, when CalAtlantic was acquired by Lennar Corporation; member of the Board of Directors of The Ryland Group (national home builder, merged with another builder to form CalAtlantic) from 1999 to October 2015

Former member of the Board of Directors of Stock Building Supply Holdings, Inc., a lumber and building materials distributor, from March 2010 until December 2015 when it merged with another company
Selected in 2020 as one of the 100 most influential corporate directors by the National Association of Corporate Directors
Education
Mr. Mellor earned a B.A. in Economics from Westminster College (Missouri) and a Juris Doctor degree from Southern Methodist University School of Law.
Expertise and Qualifications

As the former Chairman and Chief Executive Officer of Building Materials Holding Corporation and former Interim Chief Executive Officer of Monro Inc., Mr. Mellor brings to the Board leadership, risk management, cyclical industry, talent management, operations, capital markets, mergers & acquisitions and strategic planning experience.

Mr. Mellor also brings to the Board public company board experience through his service on the board of Monro, Inc., and former service with CalAtlantic Group, Inc., The Ryland Group, Inc. and Stock Building Supply Holdings, Inc.

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Linda L. Adamany AGE: 71 DIRECTOR: Since 2013	Experience

Served at BP plc, a multinational oil and gas company, in several capacities from July 1980 until her retirement in August 2007, most recently from April 2005 to August 2007 as a member of the five-person Refining & Marketing Executive Committee responsible for overseeing day-to-day operations and HR management of BP plc’s Refining & Marketing segment, a $45 billion business at the time

Independent Lead Director of Jefferies Financial Group Inc. (formerly known as Leucadia National Corporation), a diversified holding company engaged in a variety of businesses, since March 2022 (Board member since March 2014); Member of the Board of Directors of Jefferies International Limited, a wholly-owned subsidiary of Jefferies Financial Group Inc., since November 2018

Non-executive director of Vitesse Energy, Inc. since January 2023 and of BlackRock Institutional Trust Company since March 2018
Former non-executive director of Wood plc, a company that provides project, engineering and technical services to energy and industrial markets, from October 2017 to May 2019
Non-executive director of Amec Foster Wheeler plc, an engineering, project management and consultancy company, from October 2012 to October 2017, when Amec was acquired by Wood Group plc
Former member of the Board of Directors of National Grid plc, an electricity and gas generation, transmission and distribution company, from November 2006 to November 2012
Selected as one of Women Inc. Magazine’s 2018 Most Influential Corporate Directors
Certified Public Accountant
Education

Ms. Adamany earned a degree in Accounting from John Carroll University (Magna Cum Laude) and has completed executive education studies at Harvard University, University of Cambridge and Tsing Hua University (China).

Expertise and Qualifications

Ms. Adamany brings to the Board leadership, financial and accounting expertise, strategic planning experience, and experience in the extractive resources industry and with cyclical businesses through her positions with BP plc and project management experience as director of Wood plc and Amec Foster Wheeler plc.

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Paramita Das AGE: 46 DIRECTOR: 2023 Nominee	Experience

Global Head of Marketing, Development and ESG (Chief Marketing Officer), Metals and Minerals Rio Tinto, a global mining group, since 2022; President of Rio Tinto Nickle Inc., President and CEO of Alcan Primary Products Company, LLC and Member of the Board of Directors of Rio Tinto Services Inc. since 2020; General Manager, Marketing and Development, Metals and Head of the Chicago Commercial Officer, Rio Tinto from 2018 to 2021. Chief of Staff/Group Business Executive to the Rio Tinto Group CEO from 2016 to 2017.

Former Board member of World Business Chicago from 2020 to 2022; Chicago Children’s Museum from 2019 to 2021 and UN Women – USNC from 2014 to 2017.
Education
Ms. Das received a bachelor's degree in Architectural Engineering from 2001 in India, an MBA in 2004 and additional post-graduate studies in Strategy and Finance in 2014.
Expertise and Qualifications
Ms. Das brings to the Board significant leadership and strategic planning experience in the extractive resources industry through her positions with Rio Tinto.
Ms. Das is an active leader on gender equality and other women and children issues. She has worked extensively with forums like UN Women and diversity platforms like Ascend
Ms. Das is an active speaker by invite on topics related to ESG, Blockchain, Diversity, Supply Chain and Digital and Business Transformation
Coeur Mining 2023 Proxy Statement	18

Sebastian Edwards AGE: 69 DIRECTOR: Since 2007	Experience
Henry Ford II Professor of International Business Economics at the Anderson Graduate School of Management at the University of California, Los Angeles (UCLA) from 1996 to present
Co-Director of the National Bureau of Economic Research’s Africa Project from 2009 to present
Chief Economist for Latin America at the World Bank Group from 1993 to 1996
Taught at IAE Universidad Austral in Argentina and at the Kiel Institute from 2000 to 2004
Member of the Board of Moneda Asset Management, an investment management firm in Chile
Member of the Board, Centro de Estudios Publicos, Chile
Education
Mr. Edwards earned an Ingeniero Comercial degree and became a Licenciado en Economia at the Universidad Católica de Chile and earned a MA and PhD in economics from the University of Chicago.
Expertise and Qualifications

As a professor of International Business, as well as through various positions relating to Latin American economies, Mr. Edwards brings to the Board international, government, economic and financial experience, all of which are beneficial to the Board, which operates in an industry that is subject to macro-economic trends and events.

Randolph E. Gress AGE: 67 DIRECTOR: Since 2013	Experience

Retired Chairman, from November 2006 until January 2016, and former director, from August 2004 until January 2016, and Chief Executive Officer, from 2004 until December 2015, of Innophos Holdings, Inc., a leading international producer of performance-critical and nutritional specialty ingredients for the food, beverage, dietary supplements, pharmaceutical and industrial end markets

Various positions with Rhodia SA, a group that specializes in fine chemistry, synthetic fibers and polymers, from 1997 to 2004, including Global President of Specialty Phosphates and Vice President and General Manager of the North American Sulfuric Acid and Regeneration businesses

Various roles at FMC Corporation, from 1982 to 1997, including Corporate Strategy and various manufacturing, marketing and supply chain positions
Education
Mr. Gress earned a B.S.E. in Chemical Engineering from Princeton University and earned an M.B.A. from Harvard University.
Expertise and Qualifications

Mr. Gress is a seasoned industrial executive with a wide range of international, mergers & acquisitions, capital markets, operations, strategic planning, financial/accounting, government/regulatory and legal experience as well as mining experience (phosphates with Innophos Holdings, Inc. and various minerals with FMC Corporation).

Coeur Mining 2023 Proxy Statement	19

Jeane L. Hull AGE: 68 DIRECTOR: Since 2022	Experience
Currently a director of Copper Mountain Mining Corporation since April 2022, Eprioc AB since January 2018, and Interfor Corporation since May 2014
Former member of the Boards of Directors of Trevali Mining Corporation from 2021 to 2022, Pretium Resources Inc. from 2019 to 2022 and Cloud Peak Energy Inc. from 2016 to 2019
Serves on the Advisory Board for South Dakota School of Mines and Technology

Former Executive Vice President and Chief Technical Officer at Peabody Energy from 2011 to 2015 Prior to joining Peabody Energy in 2007, she held numerous management, engineering and operations positions with Rio Tinto and its affiliates, lastly as Chief Operating Officer of the Kennecott Utah Copper mine

Education
Ms. Hull holds a Bachelor of Science (Civil Eng.) from South Dakota School of Mines and Technology and a Master of Business Administration degree from Nova Southeastern University.
Expertise and Qualifications

Ms. Hull brings a wealth of operational leadership and engineering experience, public company board, project development/management and cyclical business experience through holding the positions of, most notably, Chief Operating Officer at Rio Tinto’s Kennecott Utah Copper mine and Executive Vice President and Chief Technical Officer of Peabody Energy Corporation.

Mitchell J. Krebs AGE: 51 DIRECTOR: Since 2011	Experience

President and Chief Executive Officer of Coeur Mining, Inc., since 2011. Mr. Krebs joined Coeur in 1995 after spending several years in the investment banking industry in New York. Mr. Krebs held various positions in the corporate development department, including Senior Vice President of Corporate Development. In March 2008, Mr. Krebs was named Chief Financial Officer, a position he held until being appointed President and CEO

Member of the Board of Directors of Kansas City Southern Railway Company since May 2017 (Audit Committee; Finance and Strategic Investments Committee)
Chairman of the National Mining Association (Former Chair of ESG Task Force)
Executive Committee member and past President of The Silver Institute
Education
Mr. Krebs holds a B.S. in Economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard University.
Expertise and Qualifications

Mr. Krebs brings leadership, industry, capital markets, mergers & acquisitions, and strategic planning experience, as well as his in-depth knowledge of Coeur through the high-level management positions he has held with Coeur over the years.

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Eduardo Luna AGE: 77 DIRECTOR: Since 2018	Experience

Member of the Board of Directors of Wheaton Precious Metals Corp., a precious metals streaming company, since 2004, Chairman of the Board of Directors, from 2004 to 2009, interim Chief Executive Officer, from October 2004 to April 2006, and Executive Vice President from 2002 to 2005

Non-Executive Chairman of the Board of Directors of Rochester Resources Ltd., a junior natural resources company with assets in Mexico since 2018 (and various roles with the company prior to that time)

Former member of the Board of Directors of DynaResource, Inc., an exploration stage precious metals company, and special advisor to the president of its wholly-owned Mexican subsidiary, from March 2017 to July 2019

Chairman of the Advisory Board of the Faculty of Mines at the University of Guanajuato
Director of Minas de Bacís, a private mining company with operations in Mexico, since 2018
Director of Avantti Medi Clear, a private company, since 2010

Former member of the Board of Directors of Primero Mining Corp., a precious metals mining company, from 2008 to 2016, also holding several senior management roles during that period, including Executive Vice President and President (Mexico), and President and Chief Operating Officer

Executive Vice President of Goldcorp Inc., from March 2005 to September 2007
President of Luismin, S.A. de C.V., from 1991 to 2007
Education

Mr. Luna earned a B.S in Mining Engineering from Universidad de Guanajuato, an M.B.A. from Instituto Tecnologico de Estudios Superiores de Monterrey and an Advanced Management Degree from Harvard University.

Expertise and Qualifications

Mr. Luna brings extensive mining industry, executive leadership, public company board, project development/management and cyclical business experience through his roles with Luisman, Goldcorp, Primero and Wheaton, among others, as well as experience with Mexican government relations and regulatory matters, which is particularly valuable given the significance to Coeur of the Palmarejo complex.

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J. Kenneth Thompson AGE: 71 DIRECTOR: Since 2002	Experience

President and Chief Executive Officer of Pacific Star Energy LLC, a privately held firm that is a passive holder of oil lease royalties in Alaska, from September 2000 to present, including, from 2004 to present, royalties held by Alaska Venture Capital Group LLC from its prior oil and gas exploration and development activities

Chairman of the Board of Pioneer Natural Resources Company, a large independent oil and gas company
Member of the Board of Directors of Tetra Tech, Inc., an engineering consulting firm
Member of the Board of Directors of Alaska Air Group, Inc., the parent corporation of Alaska Airlines and Horizon Air
Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000
President and Chief Executive Officer of ARCO Alaska, Inc., the oil and gas producing division of ARCO based in Anchorage, from June 1994 to January 1998

Corporate Vice President leading ARCO's oil & gas research and technology center from 1993-94 which included research in various geoscience disciplines, engineering technologies and environmental sciences. He also had oversight of the Information Technology department, the computing center and IT security

Selected in 2019 as one of the 100 most influential corporate directors by the National Association of Corporate Directors
Education
Mr. Thompson earned a B.S. degree and Honorary Professional Degree in Petroleum Engineering from the Missouri University of Science & Technology.
Expertise and Qualifications

Through Mr. Thompson’s various executive positions, including the role of Chief Executive Officer, he brings to the Board leadership, risk management, project development/management, engineering, strategic planning, natural resources/extractive industry and extensive health, safety and environmental experience. Mr. Thompson also has government and regulatory experience through his work in other highly-regulated industries such as the oil and gas, energy, and airline industries, and possesses extensive U.S. public company board experience. Mr. Thompson’s experience in the oil and gas and airline industries also provide extensive experience with cyclical businesses.

Coeur Mining 2023 Proxy Statement	22

Meeting Attendance
Our Board met eight times during 2022. Each incumbent director who served in 2022 attended at least 90% of the aggregate meetings of the Board and committees on which he or she served. We have a policy that encourages directors to attend each annual meeting of stockholders, absent extraordinary circumstances. Each of the nine directors then serving attended the 2022 Annual Meeting.
Committees of the Board of Directors
Each Board committee functions under a written charter adopted by the Board, copies of which are available on the Corporate Governance page of our website, currently www.coeur.com/company/corporate-governance/, and to any stockholder who requests them.
The current members, responsibilities and the number of meetings held in 2022 of each of these committees are shown below:
Audit Committee Committee Members Linda L. Adamany, Chair Sebastian Edwards Eduardo Luna Jeane L. Hull(1) Jessica L. McDonald(2) Number of meetings in 2022: 6	Key Responsibilities
Reviewing and reporting to the Board with respect to the oversight of various auditing and accounting matters and related key risks, including:
	►	The selection and performance of our independent registered public accounting firm;
	►	The planned audit approach;
	►	The nature of all audit and non-audit services to be performed;
	►	Accounting practices and policies;
	►	Oversight of the compliance program including compliance with the Company’s Code of Business Conduct and Ethics and whistleblower reporting framework;
	►	Oversight of cybersecurity; and
	►	The performance of the internal audit function.
Independence and Financial Literacy
►
The Board has determined that each member of the Audit Committee is independent as defined by the NYSE listing standards and Coeur’s independence standards, which are included as part of Coeur’s Corporate Governance Guidelines, as well as additional, heightened independence criteria under the NYSE listing standards and SEC rules applicable to Audit Committee members.

	►	All members of the Audit Committee satisfy the NYSE’s financial literacy requirement.
	►	The Board has determined that Ms. Adamany is an Audit Committee Financial Expert (as defined by SEC rules), as a result of her knowledge, abilities, education and experience.
Audit Committee Financial Expert
Coeur Mining 2023 Proxy Statement	23

Compensation and Leadership Development Committee Committee Members John H. Robinson, Chair Sebastian Edwards Randolph E. Gress Jeane L. Hull(1) Robert E. Mellor Number of meetings in 2022: 6	Key Responsibilities
	►	Approving, together with the other independent members of the Board, the annual compensation for our CEO.
	►	Approving the annual compensation of the non-CEO executive officers.
	►	Reviewing and making recommendations to the Board with respect to compensation of the non-employee directors, our equity incentive plans and other executive benefit plans.
	►	Overseeing risk management of our compensation programs and executive succession planning.
	►	Overseeing leadership development, including goal development, planning and assessment of progress against individual development goals and plans.
	►	Reviewing with management the Company’s human capital management, including matters such as diversity, equity and inclusion, corporate culture, talent development and retention.
Independence
►
The Board has determined that each member of the CLD Committee is independent as defined by the NYSE listing standards and Coeur’s independence standards, which are included as part of Coeur’s Corporate Governance Guidelines, as well as additional, heightened independence criteria under the NYSE listing standards applicable to the CLD Committee members and Section 16 rules.

Nominating and Corporate Governance Committee Members Robert E. Mellor, Chair Randolph E. Gress Jessica L. McDonald(2) John H. Robinson J. Kenneth Thompson Number of meetings in 2022: 6	Key Responsibilities
	►	Identifying and recommending to the Board nominees to serve on the Board.
	►	Establishing and reviewing corporate governance guidelines.
	►	Reviewing and making recommendations to the Board and oversee risk management with respect to corporate governance matters.
	►	Oversee CEO and Board succession planning.
Independence
►
The Board has determined that each member of the NCG Committee is independent as defined by the NYSE listing standards and Coeur’s independence standards, which are included as part of Coeur’s Corporate Governance Guidelines.

Coeur Mining 2023 Proxy Statement	24

Environmental, Health, Safety and Corporate Responsibility Committee Members J. Kenneth Thompson, Chair Linda L. Adamany Eduardo Luna Jeane L. Hull(1) Jessica L. McDonald Number of meetings in 2022: 5	Key Responsibilities
Reviewing the Company’s EHSCR policies and management systems, as well as the scope of the Company’s potential EHSCR risks and liabilities, including with respect to:
	►	Environmental permitting, compliance and stewardship;
	►	Employee and contractor safety and health;
	►	Corporate responsibility and community relations;
	►	Compliance with EHSCR laws, rules and regulations;
	►	Oversight of climate risk; and
	►	Oversight of ESG initiatives, including short and long term goal setting, data collection, disclosures and reporting frameworks.
Independence
►
The Board has determined that each member of the EHSCR Committee is independent as defined by the NYSE listing standards and Coeur’s independence standards, which are included as part of Coeur’s Corporate Governance Guidelines.

Executive Committee Committee Members Robert E. Mellor, Chair Mitchell J. Krebs John H. Robinson J. Kenneth Thompson Number of meetings in 2022: 0	Key Responsibilities
	►	Acting in place of the Board on limited matters that require action between Board meetings.
(1)	Ms. Hull was appointed as member to the Audit, CLD and EHSCR Committees effective September 28, 2022.
(2)	Ms. McDonald rotated from the Audit Committee to the NCG Committee effective September 28, 2022.
Board Leadership Structure
One of our Board’s key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary over time. As a result, we do not have a firm policy regarding whether the roles of Chairman and CEO should be separate or combined. The Board and NCG Committee review the structure of Board and Company leadership as part of its annual review of the Board succession planning process. Our Corporate Governance Guidelines provide that if the Chairman is an affiliated director or a member of management, an independent director shall be designated by and from the independent members of the Board as an independent Lead Director for a term of at least one year.
The NCG Committee has recommended and our Board has determined that an independent, non-executive Chairman is currently the optimal leadership structure for the Company. Currently, Mr. Mellor serves as independent Chairman of the Board and Mr. Krebs serves as President, CEO and Director.
The Board believes that this structure allows our CEO to focus on managing the business and executing Company strategy, while our independent Chair has extensive public company board experience to drive accountability and effective oversight at the Board level. The Chairman presides at all Board meetings and stockholders’ meetings, all independent Director executive sessions scheduled at each regular Board meeting and provides ongoing advice and counsel to the CEO. The Chairman represents the entire Board and independent directors in communications with Company stockholders and stakeholders.
Coeur Mining 2023 Proxy Statement	25

The Board recognizes the importance of the Company’s leadership structure to our stockholders and will continue to regularly assess the Board leadership structure with careful consideration of the input obtained through engagement with our stockholders and stakeholders. We also regularly monitor and would consult the voting policies of our largest stockholders and would take those into account in determining any change to our Board leadership structure. The Board may consider having the Chair and CEO roles filled by a single individual in the future under circumstances including, but not limited to, when there is a vacancy in the Chair role at a time when the CEO has significant tenure with both the Company and the Board. The Company would publicly disclose any Board leadership change.
Director Independence
The Board has determined that each director and director nominee (namely, Robert E. Mellor, Linda Adamany, Paramita Das, Sebastian Edwards, Randolph E. Gress, Jeane L. Hull, Eduardo Luna, Jessica L. McDonald, John H. Robinson and J. Kenneth Thompson) other than Mr. Krebs, our President and CEO, is independent within the meaning of applicable NYSE listing standards and rules and our independence standards, which are included as part of our Corporate Governance Guidelines. The Board has further determined that the Audit Committee, CLD Committee, NCG Committee and EHSCR Committee are composed solely of independent directors, and members of the Audit and CLD Committees satisfy additional, heightened independence criteria applicable to members of those committees under the NYSE listing standards and SEC rules. Consequently, independent directors directly oversee such important matters as our financial statements, executive compensation, the selection and evaluation of directors, risk management and the development and implementation of our corporate governance programs and ESG programs and compliance.
In determining the independence of directors, the Board (with the assistance of the General Counsel and based upon the recommendation of the NCG Committee) undertakes an annual review of the independence of all non-employee directors. Each non-employee director annually provides the Board with information regarding the director’s business and other relationships with Coeur and its affiliates, and with senior management and their affiliates, to enable the Board to evaluate the director’s independence. In the course of the annual determination of the independence of directors, the Board (with the assistance of the General Counsel and based upon the recommendation of the NCG Committee) evaluates all relevant information and materials, including any relationships between Coeur and any other company where one of our non-employee directors also serves as a director. The Board considered Mr. Thompson's board service for Alaska Air Group, Inc. and Tetra Tech, Inc., and Ms. Hull's board service for Epiroc AB, with whom Coeur conducted business in 2022. Mr. Thompson and Ms. Hull did not influence, or receive any material direct benefit from, those business relationships.
In addition, the Board considered the potential impact of the longer tenures on the independence of Messrs. Mellor, Robinson, Thompson and Edwards. Each director has significant experience serving Coeur in different economic environments, through multiple business and commodity cycles, and under multiple management teams, which provides them with experience and perspective that is highly valuable in providing strong leadership to a company in our industry. See “Board Composition and Refreshment” on page 12. Accordingly, the Board has determined that each is independent because each satisfies all applicable legal and stock exchange criteria for independence and continues to be an effective director who fulfills his responsibilities with integrity and independence of thought. Mr. Robinson will cease to be a director effective as of the 2023 Annual Meeting.
Related Person Transactions
Our Related Person Transactions Policy includes written policies and procedures for the review, approval or ratification, if pre-approval was not feasible, of related person transactions. As more fully explained in this policy, any transaction in which a related person has a material interest, other than transactions involving aggregate amounts less than $120,000, must be approved or ratified (if pre-approval was not feasible) by the NCG Committee. The policies apply to all executive officers, directors, more than 5% stockholders and their immediate family members. Since the beginning of 2022, there were no related person transactions as defined by the policy.
Coeur Mining 2023 Proxy Statement	26

We take the following steps with regard to related person transactions:
►
On an annual basis, each director, director nominee and executive officer of the Company completes a detailed questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director, director nominee or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.

►
Each director and executive officer is expected to promptly notify our legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which we participate.

►	Any reported transaction that our legal department determines may qualify as a related person transaction is referred to the NCG Committee.
►	The Company monitors its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
In determining whether or not to approve or ratify, if pre-approval was not feasible, a related person transaction, the NCG Committee may take such action as it may deem necessary or in the best interests of the Company and may take into account the effect of any related person transaction on independence status of a director.
Meetings of Non-Management Directors
Non-management members of the Board, all of whom are also independent directors, regularly hold executive sessions at Board meetings without members of management being present. In 2022, non-management independent directors met in executive session at least 5 times, at each regular Board meeting. Mr. Mellor, the independent Chairman of the Board, presides over each such meeting.
Director Education and Development
We provide our new directors with an extensive onboarding process as well as ongoing education for all directors through board materials and presentations, discussions with management, visits to our sites and other sources to assist them in keeping up to date with any recent governance and industry trends and have direct exposure to our operations. In 2022, directors were provided concentrated educational and development programs at Board and Committee meetings and through online training opportunities covering anti-discrimination and anti-harassment, diversity, equity and inclusion, GHG emissions and climate change, political and regulatory trends and risks, reserve and resource estimation, tax matters, financial reporting and fiduciary obligations, among other matters. Several of our directors also attended programs focused on topics that are relevant to their duties as a director, including cyber risk oversight, climate risk and decarbonization, corporate governance, ethics, diversity, ESG topics, audit matters, economics, culture, crisis management, executive compensation, political and regulatory risks and developments in the U.S., Mexico and Canada, and board best practices.
Policy Regarding Recommending Nominees by Stockholders
The NCG Committee has adopted a policy pursuant to which a stockholder who has owned at least 1% of our outstanding shares of common stock for at least two years may recommend a director candidate that the committee will consider when there is a vacancy on the Board either as a result of a director resignation or an increase in the size of the Board. Such recommendation must be in writing addressed to the Chairman of the NCG Committee at our principal executive offices and must be received by the Chairman at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the NCG Committee has not formulated any specific minimum qualifications that it believes must be met by a nominee that the NCG Committee recommends to the Board, the NCG Committee will take into account the factors discussed under “Director and Nominee Experience and Qualifications” on page 10. The NCG Committee would evaluate any stockholder nominee according to the same criteria as a nominee from any other source.
Management Succession Planning and Talent Development
The Board oversees the recruitment, development, and retention of our senior executives. Significant focus is placed on succession planning both for key executive roles and also deeper into the organization. In-depth discussions occur multiple times per year in meetings of the Board, CLD Committee and NCG Committee, including in executive sessions to foster candid
Coeur Mining 2023 Proxy Statement	27

conversations. The full Board receives an annual presentation from Mr. Krebs, our CEO, and Ms. Schouten, our Senior Vice President, Human Resources, showing detailed succession plans for each executive and senior leadership position as well as the general managers for each operating mine and their senior leadership teams. These succession plans include development plans and readiness assessments for succession candidates. The CLD Committee receives regular presentations from Mr. Krebs and Ms. Schouten on the progress each executive has made on his or her individual development plans. These presentation materials result from a structured evaluation process by and under the leadership of Ms. Schouten which includes one-on-one discussions with key leaders throughout the Company about their teams and employees. This process highlights organizational talent gaps and identifies development plans in order to close those gaps. In addition, talent across ethnicity, gender and age is reviewed. Directors have regular and direct exposure to senior leadership and high-potential employees during Board and committee meetings and through other informal meetings and events held during the year. The NCG Committee has formalized an emergency CEO succession plan to provide for continuity of leadership in the event of an unplanned temporary absence or permanent change of our CEO.
Our focused succession planning enables us to timely identify internal and external candidates for key roles within the organization. In 2022, over 17% of the total organization received a promotion. This process also supported the decision to recruit externally for Operations and Exploration leadership roles, which led to the hiring of Michael Routledge as Senior Vice President and Chief Operating Officer in June 2020 and Aoife McGrath as Senior Vice President, Exploration in April 2022.
Board Oversight of Long-Term Strategy and Capital Allocation
A significant amount of time is dedicated to strategy at each regular Board meeting, a focused review of strategy occurs annually, and the Board considers alignment of key initiatives with the Company’s strategy and capital allocation framework when approving significant actions. Our management team and Board integrate ESG risks and opportunities into long-term strategy and capital allocation. Examples include our strategic priority to operate only in favorable jurisdictions from a legal certainty and rule of law perspective, incorporating GHG emissions and the transitional and physical risks of climate change into strategic and business planning, constructing and operating lower-risk tailings storage facilities, actively promoting strong relationships with all stakeholders to support social license to operate, fostering a culture of diversity, equity and inclusion, and actively managing our human capital and culture to develop and attract the high-caliber talented workforce we need to succeed. In addition, the Board regularly invites leading investment banking firms and equity research analysts in our sector, precious metals research analysts and other subject matter experts to present to the Board to provide insights on the industry and the broader economy to consider in setting and overseeing long-term strategy. The Board actively oversees and provides constructive feedback on development of strategy and execution of key strategic initiatives through a combination of channels, including:
►	during dedicated discussions on formal Board agendas,
►	during executive sessions both with the CEO and among independent directors only,
►
through its committees in regard to matters subject to committee oversight (such as the CLD Committee in regard to leadership development and the alignment of compensation programs with long-term strategy and value-creation, the EHSCR Committee in regard to ESG initiatives, including related to climate change, the NCG Committee in regard to Board refreshment and diversity and maintaining peer-leading corporate governance practices, and the Audit Committee in regard to financial risk management, maintaining a strong compliance program and cybersecurity), and

►
through one-on-one discussions between directors and the CEO to leverage individual directors' unique perspectives and experiences by applying them to the Company's particular strategic opportunities and challenges.

In addition, our Board plans to constitute a new committee, the Finance and Strategic Investment Committee, following the 2023 Annual Meeting, which will have responsibility for overseeing and reviewing the Company's financial position, strategy, plans and programs, including any financial risk mitigation practices, as well as capital allocation. We believe our Board's approach to oversight and counseling management is effective and provides a framework for sound strategy development and strategic decision-making.
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Stockholder Outreach and Engagement
We view our relationship with stockholders as a critical part of our corporate governance profile. Among other things, proactive engagement with our stockholders helps us to understand expectations for our performance, maintain transparency, and shape corporate governance and executive compensation policies.
Each year, we launch two main outreach efforts, one in the spring in conjunction with proxy season and one in the fall. Our independent directors are also available to engage with stockholders, either directly or as part of our regular stockholder engagement program. In 2022, we contacted all institutional stockholders who owned at least 0.15% of our aggregate outstanding shares of common stock (as of June 30, 2022), representing approximately 63% of outstanding shares of our common stock, and engaged with all stockholders who responded to our invitation to discuss corporate governance, executive compensation and ESG matters. This led to focused discussions with the stockholders who accepted our invitation, which gave us valuable feedback on key issues and specific elements of our programs. Stockholder feedback is reported to and discussed with our Board and relevant committees.

In recent years, stockholder feedback has supported a range of actions, including setting specific, objective long-term ESG targets including GHG emissions net intensity reductions and improvements in the diversity of our workforce, enhancing ESG disclosures and developing an annual ESG report cadence, including SASB and GRI-aligned reporting, incorporating ESG factors into our long-term business strategy, and increasing the proportion of incentive compensation linked to ESG factors and, in 2022, adding performance shares tied to achievement of our public GHG net intensity reduction goal to the executive compensation program. We also acted upon feedback on topics such as Board gender diversity and refreshment and proxy access. The CLD Committee’s introduction of measures tied to ROIC, major project execution and GHG net intensity emissions reduction into the performance share program aligns with feedback from stockholders that measures should tie to key drivers of long-term stockholder value.

We believe our proactive engagement approach has resulted in constructive feedback and input from stockholders and we intend to continue these efforts.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
The Board has adopted Corporate Governance Guidelines and the Code in accordance with NYSE corporate governance standards. We believe our Code aligns with our purpose statement of “We Pursue a Higher Standard” by expecting all of our directors, officers and employees to seek and deliver a higher standard of honesty, ethics and integrity in every aspect of our business and throughout our organization. Copies of our Corporate Governance Guidelines and Code (which was refreshed in 2022) are available on the Corporate Governance page of our website, www.coeur.com/company/corporate-governance/, and to any stockholder who requests them. To the extent required under applicable rules, we have previously provided, and intend to provide in the future, amendment information to these documents and any waivers from our Code by posting to our website.
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ESG(1)
At Coeur, We Pursue a Higher Standard by striving to uphold our core values:

Our Board is actively engaged in and oversees our ESG efforts. Overall responsibility for providing oversight of the Company’s commitment to ESG matters and initiatives sits with the EHSCR Committee; however, each of the other Board committees has oversight responsibilities for various ESG matters. This oversight is supported by a governance structure which includes executive-level accountability and an ESG steering committee to guide our strategies and direction, and monitor our progress, and a cross-functional ESG working group which helps shape strategies and alignment throughout the organization, as well as consistent and transparent measurement, monitoring and reporting on ESG matters.

In 2022, management’s discussions with the Board included, among other topics, our ESG materiality assessment results, climate strategy and scenario analysis, the process and data supporting our GHG emissions net intensity reduction goal, engagement with and responsibilities to local communities (including Indigenous communities), environmental, health and safety performance, tailings governance, human capital management, culture, diversity, equity and inclusion, key investor and stakeholder priorities and current and emerging ESG trends. Additionally, the Board participated in an extended greenhouse gas emissions and climate educational session during 2022. We formally designated executive accountability for ESG matters with the appointment of Casey Nault as our Chief ESG Officer in February 2022.
(1)
For more information about our ESG Report and sustainability initiatives and strategy, please see our website at https://www.coeur.com/responsibility/. Any standards of measurement and performance made in reference to ESG plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation, or prospect can or will be achieved. Website references included throughout are provided for convenience only, and the contents of websites do not constitute a part of and are not incorporated by reference into this proxy statement. Our ESG goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met.

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In 2022, we made substantial progress against many of our goals and priorities, which will be discussed in detail in our 2022 ESG Report in the second quarter of 2023, including:
►
Building on our peer-leading corporate governance and commitment to diversity by appointing Jeane Hull to the Board, meeting our publicly stated goal to increase the number of female directors by the 2023 Annual Meeting;

►	Publishing an ESG Report with disclosures in line with the TCFD recommendations, SASB and incorporating elements of the GRI standards and SDG);
►	Conducting site-specific climate scenario analyses, including below 2° Celsius scenarios, identifying the transitional and physical risks to the Company related to climate change;
►	Completing an independent gap assessment against the Global Industry Standard on Tailings Management;
►
Achieving or making progress on our short- and long-term ESG goals, such as reducing TRIFR by at least 7.5% on a 3-year average basis, sustaining no permit discharge exceedance events, and implementing community grievance mechanisms at each site;

►	Providing career progression and unique internal development programs like IMPACT and Advanced IMPACT to invest in, develop and retain future Company leaders;
►
Building on our Diversity, Equity and Inclusion initiatives through synchronous and asynchronous trainings and increasing the diversity of our summer interns to foster an inclusive workplace that supports diversity and reflects the communities where we operate; and

►	Continuing to engage with stockholders about ESG issues so that our initiatives, priorities and reporting are aligned with the information that is important to them.
Governance
Governance continues to be the most important factor considered by ESG-focused investors according to a recent survey by ISS ESG, the responsible investment arm of Institutional Shareholder Services (“ISS”).(2) Coeur maintains best-in-class governance practices, as evidenced by our corporate governance score of “1” issued by ISS, which is the highest possible score. In 2020, 2021 and 2022, our Board and governance team were recognized with multiple awards exemplifying how We Pursue a Higher Standard.
►	National Association of Corporate Directors 2020 Directorship 100, Robert E. Mellor, Chairman of the Board
►	Winner of cfi.co, Best Miner Governance, North America (2020)
►	Winner of the Corporate Secretary Magazine Corporate Governance Awards for Best Proxy Statement in 2020 (mid-cap); finalist in 2021 and 2022 (mid-cap)
►	Finalist for the 2020, 2021 and 2022 Corporate Secretary Magazine Corporate Governance Awards for Best Compliance & Ethics Program (small to mid-cap)
►	S&P Global Platts Rising Star (2021), Emilie C. Schouten, SVP, Human Resources
►	Crain’s Chicago Notable Leaders in HR List, Emilie C. Schouten, SVP, Human Resources (2020, 2021 and 2022)
►	Finalist for the 2022 CEO/Chairperson of the year, Mitch Krebs, and Corporate Social Responsibility Award, Rising Star Individual Award, Casey Nault , S&P Global Platts
►	Crain’s Chicago Business Notable Leader in Sustainability, Korie Hickel, Director of ESG, Community & Government Relations
(2)
The survey analysis can be found at https://www.issgovernance.com/file/publications/ISS-ESG-Investing-Survey-Analysis.pdf. Website references included throughout are provided for convenience only, and the contents of websites do not constitute a part of and are not incorporated by reference into this proxy statement.

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Environment
Coeur remains committed to best-in-class environmental performance. We Protect our environment, Develop plans that guide responsible mineral production and Deliver environmental best practices.
In our 2021 ESG Report, we strengthened our GHG emissions net intensity reduction target to a 35% reduction in net intensity by end of 2024 compared to base-year, tied to executive compensation, and included initial disclosures in line with TCFD recommendations. In 2022, we built on these efforts by conducting scenario analysis workshops and energy diagnostics at each site and advancing climate-related financial modeling. For 2023, we plan to advance our GHG emissions reduction initiatives at each site and have linked achievement of specific projects to the annual incentive programs. The results of the scenario analyses are being incorporated into business planning and will continue to inform our strategy moving forward.
Coeur also advanced several significant environmental initiatives to reduce and mitigate risk, improve performance, and deliver continuous growth through environmental best practices. We continued our focus on optimizing environmental stewardship programs through our growth strategy involving:
►	Being recognized for operating responsibly through demonstrated performance that can proudly be shared externally;
►
Applying a formal company-wide environmental management system that establishes stewardship standards related to water, biodiversity, waste, mine closure, tailings, pollution prevention, energy and emissions integrated with external community engagement;

►	Leveraging risk management processes that solidly characterize risks and sustain higher level mitigation controls that reduce exposures to manageable levels to avoid harm to the environment; and
►	Deploying integrated monitoring systems with real time operational status, control limits, and automated controls where possible to prevent environmental excursions.
Coeur also advanced externally led assessments of our current state against the Global Industry Standard on Tailings Management (GISTM). The gap assessments will be used to establish a baseline condition, develop action plans, and to create a roadmap and timeline to conform with the GISTM.
Our compensation programs are aligned with our commitment to environmental performance. In 2020, the CLD Committee increased the portion of the AIP opportunity tied to environmental performance (which has been a part of our compensation program, with significant weightings, for over a decade) from 7.5% to 10%. The weighting criteria was retained through 2022 as well and involved two critical environmental measures, sustaining zero permit discharge exceedances and reducing the occurrence of significant spills by 25%. Both goals were achieved in 2022. In addition to these enterprise-level environmental goals, similar environmental-focused incentive metrics were also in place at our operations to reward success tied to environmental performance and protection. To further underscore the strategic importance of achieving our climate goals and promote executive accountability, the CLD Committee, on recommendation of the EHSCR Committee, approved tying 20% of our 2022 performance share award to achievement of our public GHG emissions net intensity reduction goal.
More information about our environmental strategies and performance is available in our annual ESG Report accessible on the Responsibility section of our website (http://www.coeur.com/responsibility/responsibility-overview/). As noted above, the information on our website and in the reports is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.
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Health and Safety
At Coeur, we believe in cultivating a culture of safety among our employees and contractors that includes enhancing processes to reduce exposure to unsafe situations and promoting well-being. Whether it is exposure to physical injury or illness, the health and safety of our workforce, their families, contractors and the communities where we operate remains a core value and top priority. We are proudly certified under the CORESafety® program through the National Mining Association (“NMA”) and received recertification in 2021 following a comprehensive external audit. Our safety strategy is focused on upstream approaches that control, eliminate or reduce exposure to incidents for employees and others. We strive for continuous improvement and collaboration by engaging all levels of the workforce.
Our strong safety culture and sustained health and safety efforts and focus resulted in significant year-over-year improvements in worker safety. We reduced companywide employee and contractor TRIFR, a key safety measure in our industry, by 17.7% measured on a 3-year rolling average, exceeding our 2022 target of a 7.5% reduction. Demonstrating alignment of our key health and safety priorities with incentive compensation, this TRIFR reduction goal was one of the performance metrics of our 2022 AIP, with a 10% weighting. Our 2022 performance of 0.43 injury incidents per 200,000 hours worked is over 150% lower than both the industry average published by the Mine Safety and Health Administration (“MSHA”) of 1.451 and our injury rate in 2013, furthering our long-term trend in health and safety improvement at Coeur. In addition, our operations ranked among the lowest for LTIFR and TRIFR in 2022 as compared to U.S. mining peers, as reported by MSHA.

2022 MSHA information through Q4 2022.

Data for peer U.S. operators as reported by MSHA: Coeur data includes non-US operations.
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Communities
Coeur aims to contribute to the long-term economic viability of and leave a lasting positive legacy in the communities across all locations where Coeur maintains a presence. We have built positive relationships with the communities near where we work and live, and our efforts, together, are seeking to create lasting positive impacts beyond the life of our mines.
In 2022, Coeur advanced its community relations strategy and met its publicly stated goal of implementing a grievance mechanism at each site. The purpose of the mechanism is to provide accessible and effective means for communities, groups and stakeholders to raise and resolve external complaints in a fair, timely and proactive manner, while not limiting their ability to seek remedy through other mechanisms. Additionally, the Company continued to mature its community relations programs at each site through implementation of tailored community relations management plans and tools to better manage stakeholder relationships.
Coeur recognizes and respects the unique culture and history of Indigenous peoples and ejidos who live where we work and operate, and other stakeholders. We are committed to fostering open and honest communication and establishing long-term mutually beneficial relationships with local Indigenous and ejido communities. Ongoing engagement includes an update on operations and progress against stated commitments, solicitation of community feedback and discussion of opportunities to further the goals laid out in agreements. Our three sites with formal agreements, Palmarejo, Kensington and Silvertip, participate in annual meetings, at a minimum, with their Indigenous and ejido partners.
Palmarejo has agreements with five ejidos located in 15 communities throughout the Chinipas and Guazapares municipalities. Ejidos are groups of people that communally own land, and traditionally they jointly lived on and farmed the land. The agreements provide rent paid for land use and support for these communities through scholarships, elderly care, food and other activities.
Silvertip and Kensington have formal agreements with local Indigenous peoples. In addition to extensive engagement through formal channels and informal relationships, the agreements provide for employment, training and contracting opportunities and Indigenous-owned business development.
We are proud that in 2022, 67% of our total workforce, including 63% of new hires at our operating mines were from local communities, up from 56% of new hires in 2021, expanding our direct and indirect positive economic impact in our communities. In 2022, we continued regular engagement with stakeholders and Indigenous peoples across local communities and partnered with organizations to meet identified needs. As we aim to contribute to long-term prosperity in the communities near our operations, Coeur prioritizes investment in local education and workforce development. Each of our locations contributed through high school student summer hires, internships, apprenticeships, sponsored trainings, endowment contributions and/or scholarships. In 2022, we provided 74 apprenticeships and internships across our locations.
More information on corporate responsibility strategies and performance is available in our annual ESG Reports accessible on the Responsibility page of our website. The information on our website and in the reports is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.
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Human Capital Management
Effective human capital management at Coeur is critical to achieving our strategic goals and driving long-term value for our stockholders. We seek to recruit employees who embody our purpose statement and leadership principles through safe and ethical conduct.

Strategic Human Capital Investment

Business Improvement, Exploration and Projects while balancing operational teams' needs

Development of Key Talent

Provide career progression and unique internal development programs to retain tomorrow's Company leaders

Creative Talent Acquisition

Balancing local community development through trades and apprenticeship programs with larger Company-wide development and workforce planning programs to entice a broader diverse population to our operations

Our purpose statement, We Pursue a Higher Standard and our leadership principles are the foundation we use to navigate employee success:

We promote safety first, proactively develop our people and foster a diverse and inclusive culture. We invest in evaluating and developing our talent by providing meaningful feedback and training and believe that transparent, robust succession planning allows for progression and career growth, positioning the next generation of leaders to be ready to step up when needed. We believe retention and development offerings such as above-market rewards and experiential training are competitive advantages. We deliver high-quality jobs and career opportunities to our local communities and educate the next generation about careers in mining at Coeur. Our pledge to support the CEO ACTION for Diversity & Inclusion initiative publicly affirms Coeur’s existing practice to promote and maintain equity among all employees.
Robust Succession Planning
From the operations to the boardroom, we conduct robust succession planning throughout the organization annually, by employing specific talent diagnostics and skill development needs. High potential performers and diversity discussions along with action plans are reviewed with leadership on a quarterly basis. Our Board oversees the recruitment, development and retention of our senior executives. Significant focus is placed on succession planning both for key executive roles and also deeper into the organization. In-depth discussions occur multiple times per year in meetings of the Board, CLD Committee and NCG Committee, including in executive sessions to foster candid conversations. Directors have regular and direct exposure to senior leadership and employees during Board and committee meetings and through other informal meetings and events held during the year.
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Culture Assessment
We are focused on regular evaluation of our culture. In 2021, we invited all employees to participate in our second culture assessment by completing an anonymous survey. Employee participation in 2021 included 93% of our total workforce, exceeding industry benchmarks and improving significantly over the 64% participation in our original survey in 2019, and feedback was reviewed by the management team and our Board of Directors. Leadership at each of our operations facilitated discussions to gain additional insight into the survey feedback. Highlights of the 2021 survey results demonstrated our employee felt engaged, safe, ethical and proud.
In 2022, we focused on the execution of action plans created as a result of the feedback from the 2021 culture survey. Each operation, including our corporate headquarters, created a detailed action plan after reviewing the survey's numeric results, over 1000 employee comments and conducting employee round tables. Actions addressed varied from improving cafeteria conditions to creating a career progression ladder for employees to better see how to develop in their career at Coeur. The next culture survey will be conducted in 2023.
Employee Development
Recognizing the critical value of our human capital, we invest in the development of our employees at all levels of the organization. Our pipeline programs, leadership training, tailored development plans and executive assessments provide our employees with resources to achieve their career aspirations and provide Coeur with the human capital needed to execute our strategy. We provide opportunities for employees to participate in IMPACT Training, an intensive year-long training program we created for front-line supervisors throughout our organizational structure to focus on safety leadership and mining as a business. Through IMPACT training, we have invested over 22,124 cumulative hours of leadership training and personal development in almost 200 employees.

iMPACT

12-mo. leadership training for front-line supervisors/managers

184 participants *(incl. US/MX/CAN)*

32% promoted *(37% US/CAN; 24% MX)*

20% female participants

Advanced IMPACT Training (AIT)

COEUR MINING

6-mo. leadership and business acumen training for managers/directors

Curriculum focus: business acumen and communications; case studies presented to executive team; heavy focus on succession planning as a part of the participant's own development

First cohort April – November 2022 included 14 participants *(incl.US/CA/MX)*

In 2022, the executive leadership team engaged an external coach to help with feedback and development. Individual development plans were created for each executive, shared with the Board and progress against those plans were considered when determining their individual AIP achievements.

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Diversity, Equity & Inclusion
In April 2019, our CEO, Mitchell J. Krebs, signed the CEO Action for Diversity & Inclusion pledge as a commitment to advance diversity, equity and inclusion within the workplace. Since then, we have participated in collaborative initiatives with member signatories and have increased internal training and conversations around diversity, equity and inclusion. This pledge highlights Coeur’s continuing commitment to fostering a diverse and inclusive workforce, evidenced by programs such as Coeur Heroes that as of 2022 has provided over 80 career opportunities to current and former US Military personnel. Fifty percent of our Board members have indicated that they are diverse (gender or ethnic). While we continue to increase our overall female population, over 60% of our female employees are in supervisor or higher-level positions. Partnerships with organizations like the National Society of Black Engineers and Women in Mining are providing further avenues for recruiting diverse talent. Our EEO-1 report for 2021 is available on our website at https://www.coeur.com/responsibility/social/default.aspx and we plan to continue to make our annual EEO-1 reports available on our website.

(1)	Based on 2021 Culture Survey results.
(2)	Diversity Data as of December 31, 2022.
Local Hires
Investing in our local communities extends beyond financial support. In 2022, 67% of our total employee population were from local communities and 63% of our new hires were local. We provided over 50 apprenticeships and internships across our locations in 2022.
Partnerships with groups such as By the Hand Club in Chicago educate youth in local communities about career opportunities in mining. Providing career opportunities to local community members and participating in community initiatives creates a closer connection between our operations and local stakeholders and communities.

Rewards & Employee Wellbeing
As part of our fundamental need to attract and retain talent, we regularly evaluate our compensation, benefits and employee wellness offerings. We have determined that our average employee earns over 40% more than the average employee in their local markets according to industry benchmarking. Over 94% of U.S. employees are enrolled in our medical benefit plan, and over 90% of U.S. employees contribute to our 401(k) plan. Supplemental healthcare is provided above government requirements in both Canada and Mexico. We were a leader in the mining industry by providing domestic partner benefits in 2017 and participation has increased 150% since introduction. In 2022, we expanded our paid parental and primary caregiver leave policies for US employees.
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We have engaged a third-party mental health care provider for innovative care and counseling resources throughout our footprint. This resource leverages technology and clinical best practices to assist our employees and their families gain fast access to highly effective quality care when needed most. We continue implementing a formal Total Worker Health program, which integrates occupational health with primary health and wellness to promote physical and mental health for employees and their family at home, work and in the future.
Policy Regarding Stockholder and Other
Interested Person Communications with Directors
Stockholders and other interested persons desiring to communicate with a director, the Chairman of the Board, the independent directors as a group or the full Board may address such communication to the attention of our Corporate Secretary, 200 South Wacker Drive, Suite 2100, Chicago, IL 60606 and such communication will be forwarded to the intended recipient or recipients.
Compensation Consultant Disclosure
The CLD Committee retained Semler Brossy for the 2022 compensation year to provide information, analyses and advice regarding executive and director compensation, as described below. Semler Brossy is a compensation consulting firm specializing in executive compensation consulting services and reports directly to the CLD Committee.
Semler Brossy provided the following services for the CLD Committee during 2022 and early 2023:
►	Evaluated our executive officers’ base salaries, annual incentive and long-term incentive compensation, and total direct compensation relative to the competitive market;
►	Advised the CLD Committee on executive officer target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;
►	Assessed the alignment of our executive compensation levels relative to our compensation philosophy;
►	Briefed the CLD Committee on executive compensation trends among our peers and the broader industry; and
►	Evaluated our non-employee director compensation levels and program relative to the competitive market.
At the CLD Committee’s direction, Semler Brossy provided the following additional services for the CLD Committee during 2022 and in early 2023:
►	Advised on the design of our annual and long-term incentive awards, including the inclusion of ESG metrics, described in the CD&A; and
►	Assisted with the preparation of the CD&A for this proxy statement.
In the course of conducting its activities, Semler Brossy attended all six meetings of the CLD Committee during 2022 and presented its findings and recommendations for discussion.
The decisions made by the CLD Committee are its responsibility and may reflect factors and considerations other than the information and recommendations provided by Semler Brossy or any other advisor to the CLD Committee. Semler Brossy reported directly to the CLD Committee following its appointment as the Committee’s independent consultant and provided no services during such time to Coeur other than executive and nonemployee director compensation consulting services at the direction or with the consent of the CLD Committee. Semler Brossy has no other direct or indirect business or relationships with Coeur or any of its affiliates and no current business or personal relationships with members of the CLD Committee or our executive officers. In addition, in its agreement with the CLD Committee, Semler Brossy agreed to inform the Chair of the CLD Committee if any potential conflicts of interest arise that could cause Semler Brossy’s independence to be questioned, and not to undertake projects for management except at the request or with the prior consent of the CLD Committee Chair and as an agent for the CLD Committee.
In March 2023, the CLD Committee considered the following six factors with respect to Semler Brossy: (i) the provision of other services to Coeur by Semler Brossy; (ii) the amount of fees received from Coeur by Semler Brossy, as a percentage of the total revenue of Semler Brossy; (iii) the policies and procedures of Semler Brossy that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy with a member of the CLD Committee; (v) any Coeur stock owned by Semler Brossy; and (vi) any business or personal relationship of Semler Brossy with any of our executive officers. After considering the foregoing factors, the CLD Committee determined that Semler Brossy was independent and that the work of Semler Brossy with the CLD Committee for the 2022 compensation year did not raise any conflicts of interest.
Coeur Mining 2023 Proxy Statement	38

Risk Oversight
The Board has a comprehensive and multi-faceted approach to risk oversight. The Board is responsible for overseeing the principal risks facing Coeur. It is also responsible for overseeing the implementation by management of appropriate systems to identify, report and manage the principal risks of Coeur’s business, including but not limited to:
►	Management succession planning	►	Strategic asset portfolio optimization
►	Major project execution	►	ESG risks, including climate change and related transitional and physical risks
►	Cybersecurity	►	Commodity price volatility
►	Public policy and regulatory changes	►	Balance sheet management and access to capital
The Board takes an active approach to its role in overseeing the development and execution of the Company’s business strategies as well as its risk oversight role. This approach is bolstered by the Board’s leadership and Committee structure, which is designed so that the full Board properly considers and evaluates potential risks under the guidance of the Chairman of the Board and further considers and evaluates certain risks at the Committee level.
As part of our regular policy review process, the Company’s Chief Compliance Officer updates our governance policies and sponsors regular employee trainings to underscore the importance of continued strong risk oversight. In addition, the Board annually evaluates the operation and effectiveness of the Board of Directors, its Committees and the Chairman of the Board. That evaluation includes consideration of whether the Board has examined the key risks to the Company’s strategy and business plan.
While the Board has overall responsibility for Company risk, the Board has delegated oversight of certain categories of risk to the Audit Committee, the EHSCR Committee, the CLD Committee and the NCG Committee with the aim that they are treated with appropriate expertise, attention and diligence, with reporting to the Board on a regular basis. In addition, our Board plans to constitute a new committee, the Finance and Strategic Investment Committee, following the 2023 Annual Meeting, which will have responsibility for overseeing and reviewing the Company's financial position, strategy, plans and programs, including any financial risk mitigation practices, as well as capital allocation.
Committee	Oversight Role
Audit	►
Reviews with management and the independent auditor compliance with legal and regulatory requirements, with a focus on legal and regulatory matters related to internal controls, accounting, finance and financial reporting and contingent liabilities

►
Discusses policies with respect to risk assessment and risk management, and risks related to matters including the Company’s financial statements and financial reporting processes, compliance, and information technology and cybersecurity

►
Oversees the process for determining and monitoring the independence of the independent auditor, reviews non-GAAP measures included in the Company’s financial statements, SEC filings, press releases and other investor materials

	►	Oversees the implementation of new accounting standards and reviews with the independent auditor critical audit matters expected to be described in the independent auditor’s report
	►	Oversees the Company’s compliance program including compliance with the Company’s Code of Business Conduct and Ethics and whistleblower reporting framework
►
Oversees cybersecurity including receiving a report from the Senior Director of Cybersecurity at each regular meeting on cybersecurity emerging risks, strategies, key initiatives, any incidents and training and compliance

►
Reviews the internal audit annual plan and reviews the results of the internal audit program, including significant reports to management prepared by internal audit staff and management’s responses thereto

EHSCR	►
Reviews the effectiveness of our ESG programs and performance, including, but not limited to our compliance with environmental and safety laws and understanding and mitigating the risks associated with the impact of climate change on the Company and its operations

	►	Reviews our strategies for mitigating material health, safety, environmental and community risks, and trends in related performance data
Coeur Mining 2023 Proxy Statement	39

Committee	Oversight Role
CLD	►
Responsible for approving compensation for executive officers that includes performance-based award opportunities that promote retention and support growth and innovation without encouraging or rewarding excessive risk. For a discussion of the CLD Committee’s assessments of compensation-related risks, see “Compensation and Leadership Development Committee Role in Risk” below

►
Oversees human capital management matters, including (i) succession planning for executives, including the CEO in conjunction with the NCG Committee, (ii) other executives’ progress against development plans as part of its leadership development oversight scope and (iii) diversity, equity and inclusion, corporate culture and talent development and retention

NCG	►
Oversees risks related to our corporate governance, including Board and director performance, Board and CEO succession, and the review of Coeur’s Corporate Governance Guidelines and other governance documents

	►	Oversees CEO succession planning in conjunction with the CLD Committee
In performing their oversight responsibilities, each of these committees periodically discusses with management and provides guidance regarding our policies with respect to risk assessment and risk management and reports to the Board regularly on matters relating to the specific areas of risk the committee oversees. Each Committee has the ability to engage independent advisors.
Throughout the year, as part of its strategic risk management oversight, the Board and relevant committees conduct a number of reviews, receive reports from and engage with management regarding major risks and exposures facing Coeur and the steps management has taken to monitor and control such risks and exposures. The Board also dedicates a portion of each meeting to reviewing and discussing specific risk topics in greater detail and providing input and counseling management on risk mitigation and compliance enforcement, including:
►	A comprehensive annual review of the Company’s overall strategic plan, with updates throughout the year;
►	Ongoing Audit Committee updates from senior management on cybersecurity activities and programs, including quarterly briefing on the Company’s plans and strategies to address cybersecurity threats;
►	Ongoing reviews of succession plans, as part of its responsibility for leadership succession planning for the Company’s most senior officers, including the CEO;
►	Review of the Company’s strategic supply chain operations, key risks, and programs to further increase resilience;
►	Review of the Company’s key legal and compliance risks, including mitigation strategies and compliance priorities; and
►
Periodic review of Company’s key ESG-related risks, such as environmental compliance and stewardship, community relations and social license to operate, and diversity, equity & inclusion, with more detailed reviews conducted by the relevant committees.

For a comprehensive list of the risk factors affecting our business, please refer to the “Risk Factors” section of our most recent Form 10-K and MD&A.
Cybersecurity Oversight
Our management team takes a holistic and proactive approach to managing the cybersecurity risks inherent in all deployments of technology in our business. Cybersecurity is overseen by our Board and Audit Committee, and regular engagement with the Board and Audit Committee on this topic reflects the dynamic and fast-changing landscape of cybersecurity risk. The Senior Director of Cybersecurity provides cybersecurity updates to the Audit Committee at each regular quarterly meeting, and the Board receives a comprehensive update on cybersecurity risks and mitigation strategies at least annually. We seek to mitigate cybersecurity risk through a multipronged approach:
►	Awareness – Educating employees about their role in protecting against cyberattacks through regular trainings that prepare employees to identify and address cybersecurity risks
►	Technology – Deploy leading technology to protect our networks and defend against attacks
►	Investment – Invest in proactive mitigation strategies
►	Planning – Develop and maintain robust response plans to deal with cyberattacks of all magnitudes
►	Global Policy – Develop and enforce cybersecurity policies and controls consistently across the organization
Coeur Mining 2023 Proxy Statement	40

We continue to apply and enhance prevention, detection and response programs related to security threats. In recent years, we have enhanced cybersecurity through formation of a cross-functional committee composed of key members of the management team, refreshed and improved our cybersecurity incident response plan, conducted a simulated cybersecurity incident response tabletop exercise, implemented multi-factor authentication for information technology devices used by our employees and upgraded our virtual private network. We have initiated a stronger cybersecurity culture and greater awareness of cybersecurity risks by implementing mandatory awareness training for all employees. We also maintain a cybersecurity insurance policy that plays an integral part in our cybersecurity response plan and provides that we have technical, legal and forensic resources at our disposal should we experience a major cybersecurity breach. Coeur has not had any reportable cybersecurity breaches.
Compensation and Leadership Development Committee Role in Risk
The CLD Committee conducts an annual analysis of the current risk profile of our compensation programs, including a review of the primary design features of our compensation programs and the process for determining executive and employee compensation. This annual exercise has identified numerous ways in which our compensation programs are structured to mitigate risk, including:
►	the structure consisting of both fixed and variable compensation that rewards both annual and long-term performance;
►	the balance between long- and short-term incentive programs, with greater weight placed on long-term programs;
►	the use of caps or maximum amounts in our incentive programs;
►	the use of multiple performance metrics under our incentive plans;
►	a heavier weighting toward overall corporate performance for cash-based incentive plans;
►	time-based vesting for equity-based awards (including performance share awards) to promote retention; and
►	strict and effective internal controls.
In addition, Coeur has a clawback and forfeiture policy providing for the recovery, repayment or recoupment of incentive payments to (i) executive officers (as defined under SEC rules) in certain instances involving financial restatements and (ii) Company officers in certain circumstances involving misconduct, which further mitigates risk. The CLD Committee, together with the Board, oversees the administration of the clawback and forfeiture policy, including any policy amendments as may be required under applicable SEC and stock exchange rules. Based on this review the CLD Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us.
Compensation and Leadership Development Committee Interlocks and Insider Participation
None of the members of the CLD Committee during 2022 or as of the date of this proxy statement is or has been an officer or employee of Coeur, and no executive officer of Coeur served on the compensation committee or board of any company that employed any member of the CLD Committee or Board during that time.
Coeur Mining 2023 Proxy Statement	41

Audit and Non-Audit Fees
Grant Thornton LLP served as our independent registered public accounting firm for the fiscal year ended 2022. The following table presents fees for professional services rendered by Grant Thornton for 2022 and 2021.
	2022	2021
Audit Fees(1)	$1,479,920	$1,341,299
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All-Other Fees	$—	$—
(1)
Audit fees were primarily for professional services related to the audits of the consolidated financial statements and internal controls over financial reporting, review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, comfort letters, consents, and other services related to SEC matters.

All of the services and fees identified in the tables above were approved pursuant to the pre-approval policy described below, and none of the services described above was approved by the Audit Committee under the de minimis exception provided by Rule 201(c)(7)(i)(C) under Regulation S-X.
Coeur Mining 2023 Proxy Statement	42

Audit Committee Policies and Procedures for Pre-Approval of Independent Auditor Services
The Audit Committee has policies and procedures requiring pre-approval by the Audit Committee of the engagement of our independent auditor to perform audit services, as well as permissible non-audit services. The nature of the policies and procedures depend upon the nature of the services involved, as follows:
Service	Description
Audit Services
The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit, required quarterly reviews, subsidiary audits and other procedures required to be performed by the auditor to form an opinion on our financial statements, and such other procedures including information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control. Other audit services may also include statutory audits or financial audits for subsidiaries and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or used in connection with securities offerings.

Audit-Related Services
Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Audit-related services are subject to the specific pre-approval of the Audit Committee. Audit-related services include, among others, due diligence services relating to potential business acquisitions/dispositions; accounting consultations relating to accounting, financial reporting or disclosure matters not classified as audit services; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

Tax Services
Tax services are subject to the specific pre-approval of the Audit Committee. The Audit Committee will not approve the retention of the independent auditor in connection with a transaction the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

All Other Services
Pre-approval by the Audit Committee is required for those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

Our Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services and reports at least annually to the Audit Committee. The Audit Committee Chair has been delegated pre-approval authority to address any approvals for services requested between Audit Committee meetings.
Coeur Mining 2023 Proxy Statement	43

Audit Committee Report
The Audit Committee, which consists of Linda L. Adamany (Chair), Sebastian Edwards, Jeane L. Hull and Eduardo Luna, is governed by its charter, a copy of which is available on the Corporate Governance page of our website http://www.coeur.com/company/corporate-governance/. The Board has determined that Linda L. Adamany is an “audit committee financial expert” within the meaning of rules adopted by the SEC. All of the members of the Audit Committee are “independent” as defined in the rules of the SEC applicable to audit committee members and the listing standards of the New York Stock Exchange.
The Audit Committee assists the Board in fulfilling its responsibilities to stockholders with respect to our independent auditors, our internal audit function, our corporate accounting and reporting practices, and the quality and integrity of our financial statements and reports. The Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent auditors and internal audit function.
The Audit Committee discussed with our independent auditors the scope, extent and procedures for the 2022 audit. On a quarterly basis, the Audit Committee meets separately with the Company’s independent registered public accounting firm, Grant Thornton LLP, without management present, and the Company’s internal auditors, to discuss the results of their audits and reviews, the cooperation received by the auditors during the audit examination, their evaluations of the Company’s internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The Committee also meets separately with the Company’s Chief Financial Officer and General Counsel quarterly and with the Company’s Chief Executive Officer from time to time. Following these separate discussions, the Audit Committee meets in executive session.
The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints we may receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission of complaints by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. Reference is made to the Audit Committee’s charter for additional information as to the responsibilities and activities of the Audit Committee.
Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In ensuring that management fulfilled that responsibility, the Audit Committee reviewed and discussed with management the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Discussion topics included the quality and acceptability of accounting principles, the reasonableness of significant judgments, including impairments, the clarity of disclosures in the financial statements, and an assessment of the work of the independent auditors.
The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed under applicable standards of the PCAOB and the SEC. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter as required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, discussed with the independent auditors their independence from us and our management, and considered the compatibility of non-audit services with the auditors’ independence.
Grant Thornton LLP reported to the Audit Committee that:
►	there were no disagreements with management;
►	it was not aware of any consultations about significant matters that management discussed with other auditors;
►	no major issues were discussed with management prior to Grant Thornton LLP’s retention;
►	it received full cooperation and complete access to our books and records;
►	it was not aware of any material fraud or likely illegal acts as a result of its audit procedures;
►	there were no material weaknesses identified in its testing of our internal control over financial reporting; and
►	there were no known material misstatements identified in its review of our interim reports.
Coeur Mining 2023 Proxy Statement	44

Based on the reviews and discussions described above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
In addition, the Audit Committee selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board is recommending to our stockholders that they ratify and approve the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Audit Committee of the Board of Directors
LINDA L. ADAMANY, Chair
SEBASTIAN EDWARDS
JEANE L. HULL
EDUARDO LUNA
Coeur Mining 2023 Proxy Statement	45

Proposal No. 2:
Ratification of Appointment of Independent Registered Public Accounting Firm for 2023
What am I voting for?
► Ratifying the selection of Grant Thornton LLP as the independent auditor of our consolidated financial statements and our internal control over financial reporting for 2023

The Board of Directors recommends a vote FOR the appointment of Grant Thornton LLP
The Audit Committee, which consists entirely of independent directors, is recommending approval of its appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023. Grant Thornton LLP served as the Company’s independent registered public accounting firm for each fiscal year beginning with the fiscal year ended December 31, 2016, and Grant Thornton LLP’s tenure was considered by the Audit Committee in its assessment of Grant Thornton LLP’s independence.
As a matter of good corporate governance, a resolution will be presented at the Annual Meeting to ratify the appointment by the Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023. Representatives of Grant Thornton LLP are expected to be present virtually at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.
The Board has put this proposal before the stockholders because the Board believes that seeking stockholder ratification of the appointment of the independent registered public accounting firm is good corporate practice. If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.
Coeur Mining 2023 Proxy Statement	46

Information about our Executive Officers
Name	Age	Current Position with Coeur	Since	Joined Coeur
Mitchell J. Krebs	51	President, Chief Executive Officer & Director	2011	1995
Thomas S. Whelan	53	Senior Vice President & Chief Financial Officer	2019	2019
Michael Routledge	52	Senior Vice President & Chief Operating Officer	2020	2020
Casey M. Nault	51	Senior Vice President, General Counsel & Chief ESG Officer	2022	2012
Aoife McGrath	46	Senior Vice President, Exploration	2022	2022
Emilie C. Schouten	44	Senior Vice President, Human Resources	2018	2013
Kenneth J. Watkinson	54	Vice President, Corporate Controller & Chief Accounting Officer	2018	2013
Mitchell J. Krebs AGE: 51	►
Mitchell J. Krebs was appointed President, Chief Executive Officer and member of the Board of Directors of Coeur Mining, Inc. in July 2011. Prior to that, Mr. Krebs served as Senior Vice President and Chief Financial Officer from March 2008 to July 2011; Treasurer from July 2008 to March 2010; Senior Vice President, Corporate Development from May 2006 to March 2008; Vice President, Corporate Development from February 2003 to May 2006.

	►	Mr. Krebs first joined Coeur in August 1995 as Manager of Acquisitions after spending two years as an investment banking analyst for PaineWebber Inc.
►
Mr. Krebs holds a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania and a Master of Business Administration from Harvard University. Mr. Krebs also serves as a member of the board of directors of Kansas City Southern Railway Company since May 2017 (Audit Committee and Finance and Strategic Investment Committee). His is the Chair of the National Mining Association (former Chair of ESG Task Force) and a past President of The Silver Institute.

Thomas S. Whelan AGE: 53	►
Thomas S. Whelan was appointed Senior Vice President and Chief Financial Officer in January 2019. His role includes leading the strategic direction of the finance, accounting and tax functions of the Company.

►
Prior to joining Coeur, Mr. Whelan served as CFO of Arizona Mining Inc., a mineral exploration company, from September 2017 to August 2018, when the company was acquired by South32 Limited. Previously, Mr. Whelan served as CFO for Nevsun Resources Ltd., a Canadian mining company, from January 2014 to August 2017.

►
Mr. Whelan is a chartered professional accountant and was previously a partner with the international accounting firm Ernst & Young (“EY”) LLP where he was the EY Global Mining & Metals Assurance sector leader, the leader of the EY Assurance practice in Vancouver and previously EY’s Canadian Mining & Metals sector leader. Mr. Whelan graduated with a Bachelor of Commerce from Queen’s University.

Coeur Mining 2023 Proxy Statement	47

Michael Routledge AGE: 52	►
Michael Routledge was appointed Senior Vice President and Chief Operating Officer in June 2020. His role includes accountability for the operating mine sites, Coeur’s environmental, health and safety, operational excellence and technical services group. In September 2021, oversight of the capital projects group was added to Mr. Routledge’s role, including the Silvertip project and the Rochester's expansion project.

►
Mr. Routledge has over 25 years’ experience with Rio Tinto Group, a multinational metals and mining corporation, in various roles beginning in 1987, including as the Chief Operating Officer (2011-2012) and Vice President HSE, Projects & Operational Value (2012-2014) of the Kennecott Utah Copper business. He also served as the Chief Operating Officer of Asahi Refining, a provider of precious metal assaying, refining and bullion products, from 2015 to 2017. As the Senior Director of Operational Excellence at Anagold Madencilik, a subsidiary of Alacer Gold Corp., a gold producer which merged with SSR Mining Inc. in the fall of 2020, from 2017 to 2020, Mr. Routledge designed and implemented an operational excellence program for the Çöpler District in Turkey. Most recently, Mr. Routledge served as the Vice President of Major Projects and Studies of Alacer Gold Corp. from February 2020 to May 2020 when he accepted his current position with Coeur.

►
Mr. Routledge received an undergraduate degree from the University of Sunderland, England in Electrical and Control Engineering and received his MBA with a focus on business and strategic transformation from Henley Management College in England.

Casey M. Nault AGE: 51	►
Casey M. Nault was appointed Senior Vice President, General Counsel & Chief ESG Officer (continuing as Corporate Secretary) in February 2022, and prior to that, served as Senior Vice President, General Counsel and Secretary since January 2015. Mr. Nault was appointed as Vice President and General Counsel upon joining Coeur in April 2012 and was appointed Secretary in May 2012.

►
Mr. Nault has approximately 25 years of experience as a corporate and securities lawyer, including prior in-house positions with Starbucks Corporation and Washington Mutual, Inc. and law firm experience with Gibson, Dunn & Crutcher. His legal experience includes securities compliance and SEC reporting, corporate governance and compliance, mergers and acquisitions, public and private securities offerings and other strategic transactions, general regulatory compliance, cross-border issues, land use and environmental issues, and overseeing complex litigation. In addition to leading the legal function, since 2018 Mr. Nault has overseen the Company’s ESG initiatives, and he also has executive responsibility for several other corporate functions including compliance, internal audit, cybersecurity and IT infrastructure, government affairs and land management.

	►	Mr. Nault has a B.A. in Philosophy from the University of Washington and a law degree from the University Southern California Law School.
Aoife McGrath AGE: 46	►	Aoife McGrath joined Coeur as Senior Vice President of Exploration in 2022.
►
Ms. McGrath has extensive experience in the international mining sector. Throughout her 25 years of experience, she has worked and led teams in Africa, North America, South America and Europe, with her experience spanning the full spectrum of company size and stages of exploration, from craton-scale generative projects, through greenfields work up to reserve drilling and mine geology. Prior to joining Coeur, Ms. McGrath served as Vice President of Exploration for the Africa and Middle East region at Barrick Gold Corporation, a mining company that produces gold and copper, from June 2020 to February 2022. Prior to that, she served as Head of Exploration and Geology for Beadell Resources Limited as well as Vice President of Exploration for Alamos Gold Inc. from October 2013 to June 2018.

►
Ms. McGrath holds a Bachelor of Science from University College Dublin, a Master of Science in Mineral Exploration from the University of Leicester, and a Master of Science in Engineering Geology from Imperial College London.

Coeur Mining 2023 Proxy Statement	48

Emilie C. Schouten AGE: 44	►
Emilie C. Schouten was named Senior Vice President, Human Resources in May 2018. She joined Coeur in 2013 as the Director of Talent Acquisition and Development. Ms. Schouten assumed leadership of our HR organization in January 2016 and was appointed Vice President, Human Resources in May 2016. She was one of the first hired when Coeur moved the headquarters to Chicago and therefore, was instrumental in hiring the new team and implementing the performance management system for the Company.

►
Ms. Schouten has 20 years of experience in Human Resources, starting her career in General Electric, where she graduated from GE’s Human Resources Leadership Program. After 6 years as a HR Manager with GE, her division was acquired by the world’s largest electrical distribution company, Rexel, and Ms. Schouten went on to become the Director of Training and Development.

	►	Ms. Schouten earned a B.A. in Sociology from Michigan State University and a M.S. in Industrial Labor Relations from University of Wisconsin-Madison.
Kenneth J. Watkinson Age: 54	►
Ken Watkinson was appointed Chief Accounting Officer in February 2018. He was named Vice President, Corporate Controller in March 2017. He joined Coeur in September 2013 as Director of Financial Reporting.

►
Mr. Watkinson came to Coeur from HSBC North America where he managed SEC reporting for HSBC USA, Inc. He previously served as Senior Manager of SEC Reporting for Baxter International Inc. and Manager of Consolidations and Reporting for Kraft Foods, Inc.

	►	Mr. Watkinson is a Certified Public Accountant and holds a Bachelor of Science in Accounting from Northeastern Illinois University.
Coeur Mining 2023 Proxy Statement	49

Share Ownership
The following table sets forth information, as of the close of business on March 1, 2023 (except as otherwise noted), concerning the beneficial ownership of our common stock by (i) each beneficial holder of more than 5% of our outstanding shares of common stock, (ii) each of our current directors and director nominees, (iii) each of our Named Executive Officers, or NEOs, listed in the 2022 Summary Compensation Table on page 79, and (iv) by all of our current directors and executive officers as a group.
Stockholder	Shares Beneficially Owned	Percent of Outstanding
BlackRock, Inc.	26,152,101(1)	8.68%
Van Eck Associates Corporation	25,887,107(2)	8.60%
The Vanguard Group, Inc.	25,517,196(3)	8.47%
State Street Corporation	19,133,651(4)	6.35%
Mitchell J. Krebs	1,955,519	*
Robert E. Mellor	234,188	*
J. Kenneth Thompson	224,122	*
Randolph E. Gress	233,382	*
John H. Robinson	199,522	*
Linda L. Adamany	184,102	*
Sebastian Edwards	111,053(5)	*
Eduardo Luna	101,841	*
Jessica L. McDonald	28,364(5)	*
Jeane L. Hull	11,473(5)	*
Paramita Das	—	*
Casey M. Nault	604,674(6)	*
Thomas S. Whelan	521,132(7)	*
Emilie C. Schouten	329,298	*
Michael Routledge	293,782	*
All current executive officers, directors and director nominees as a group (17 persons)	5,237,475	1.74%
*	Holding constitutes less than 1% of the outstanding shares on March 1, 2023 of 301,173,836.
(1)
As of December 31, 2022, based on information contained in a Schedule 13G/A filed on January 24, 2023, Blackrock, Inc. had sole voting power over 25,412,531 shares and sole dispositive power over 26,152,101 shares. The address for Blackrock, Inc. is 55 E. 52nd St., New York, NY 10055.

(2)
As of December 31, 2022, based on information contained in a Schedule 13G/A filed on February 14, 2023, Van Eck Associates Corporation had sole voting and dispositive power over 25,887,107 shares. The shares are held within mutual funds and other client accounts managed by Van Eck Associates Corporation, none of which individually owns more than 5% of the outstanding shares. The address for Van Eck Associates Corporation is 666 Third Ave. 9th Floor, New York, New York 10017.

(3)
As of December 31, 2022, based on information contained in a Schedule 13G/A filed on February 9, 2023, The Vanguard Group, Inc. had sole voting power over zero shares, shared voting power over 186,997 shares, sole dispositive power over 25,068,716 shares and shared dispositive power over 448,480 shares. The address for the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

Coeur Mining 2023 Proxy Statement	50

(4)
As of December 31, 2022, based on information contained in a Schedule 13G/A filed on February 6, 2023, State Street Corporation had shared voting and dispositive power over 18,573,563 and 19,133,651 shares, respectively. The shares are held within mutual funds and other client accounts managed by State Street Corporation, none of which individually owns more than 5% of the outstanding shares. The address for State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(5)
Excludes 55,899, 28,169 and 73,477 deferred stock units for Mr. Edwards, Ms. Hull and Ms. McDonald, respectively. Each RSU represents a right to receive one share of Company common stock, which will be delivered on the 60th day after separation from Board service.

(6)	Includes 66,263 shares that Mr. Nault elected to receive, and the CLD Committee approved paying, for his 2022 AIP payment (in lieu of cash), net of withholding taxes.
(7)	Includes 6,000 shares held in a college savings plan for Mr. Whelan's daughter.
Coeur Mining 2023 Proxy Statement	51

Compensation Discussion and Analysis
Our 2022 NEOs:

Coeur Mining 2023 Proxy Statement	52

CD&A Summary
Who We Are
Coeur Mining, Inc. is a U.S.-based, well-diversified, growing precious metals producer with four wholly-owned operating mines: the Palmarejo gold-silver complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, the Company wholly owns the Silvertip silver-zinc-lead exploration project in British Columbia and has interests in several precious metals exploration projects throughout North America.
Our Strategy
Coeur’s strategy is to be America’s premier, growing provider of precious and critical minerals from a balanced, prospective asset base located in mining friendly jurisdictions and underpinned by leading ESG practices.
2022 Macroeconomic Environment
Our business is highly dependent on the market prices of gold and silver, commodities that are actively traded and frequently experience significant price volatility. Macroeconomic conditions during 2022 and the three-year period from 2020-2022 significantly impacted our business results, stockholder returns and, as a result, executive compensation.
Despite challenging market conditions in 2022, U.S. equity markets posted strong overall gains over the three years ended December 31, 2022. Through 2020 and 2021, major indices such as the Dow Jones Industrial Average and S&P 500 repeatedly registered record highs. During the same three-year period, London Bullion Market Association gold and silver prices increased 20% and 33%, respectively. Despite the overall price appreciation, both metals experienced significant volatility, weakening significantly in the first half of 2020 to multi-year lows before outperforming during the second half of 2020.
Period-high prices for gold and silver were registered in August 2020 and February 2021, respectively, supported by unprecedented levels of global fiscal and monetary stimulus as well as growing geopolitical risks and economic uncertainty in response to COVID-19.
As the first table below shows, Coeur’s and its peers’(1) stock prices generally moved in tandem with gold and silver prices during this three-year period. Due to a variety of factors, Coeur’s stock price tends to be more highly levered to changes in metals prices than our peers, which means that in times of rising metals prices, Coeur’s stock tends to outperform peers, but also has a tendency to underperform peers in times of weakening metals prices (e.g., in the first half of 2020 and the second half of 2021). Relative underperformance of Coeur stock in the second half of 2021 was also impacted by the hawkish stance of the U.S. Federal Reserve as well as inflationary pressures impacting capital requirements (and perceived liquidity availability) for the Company’s POA 11 expansion project. Relative underperformance of Coeur stock may also be attributable to Coeur's differentiated strategy of elevated investment in value-creating expansion projects and exploration creating near-term headwinds on our stock price.

(1)	See “Peer Group” on page 61 for more information.
Coeur Mining 2023 Proxy Statement	53

Company Performance
During 2022, the Company continued to operate safely and responsibly, achieve strong production levels, advance key strategic initiatives while maintaining capital and cost discipline and strengthen our core asset portfolio. Our multi-year, peer-leading exploration investment strategy resulted in another year of reserve replacement at each of our operating mines. Our performance is further highlighted below.
Solid contributions from our diversified, North American core asset base led to Coeur’s achievement of consolidated production guidance for the third consecutive year
2022 Highlights
CONTINUED STRONG ENVIRONMENTAL HEALTH & SAFETY RESULTS AND LEADERSHIP
Coeur’s commitment to Pursue a Higher Standard led to another year of improved safety and environmental performance. We continued a multi-year trend of companywide reduction in employee and contractor TRIFR, realizing a nearly 18% reduction on a three-year trailing average basis. We also had zero permit discharge exceedance events in 2022 and reduced significant spills by nearly 30% YOY. In 2022, we introduced a performance share metric tied to achievement of our public GHG emissions net intensity reduction goal

STRONG OPERATIONAL PERFORMANCE	Coeur achieved consolidated full-year production guidance for both gold and silver for the third consecutive year, producing 330,346 gold ounces and 9.8 million silver ounces.
ROCHESTER EXPANSION ON TRACK FOR MID-2023 COMPLETION
Construction at Rochester is scheduled to be completed mid-year 2023 with commissioning to follow in the second half of 2023. At the end of 2022, the project was 74% complete. Approximately $605 million of the estimated capital had been committed, and $494 million of the estimated capital cost had been incurred. Total project capital remains at $650 - $670 million.

COMMITMENT TO CORE ASSET PORTFOLIO
We completed several transactions that underscore our commitment to our core assets, including the sale of the La Preciosa, Crown and Sterling holdings for aggregate upfront cash consideration of approximately $165 million, as well as the sale of our Victoria Gold position (a portion occurring in early 2023) for net cash proceeds of approximately $80 million in the aggregate

RESOURCE EXPANSION AND MINE LIFE EXTENSION
The 2022 exploration program drove increases in proven and probable reserves at every operating mine, and more than offset depletion across the portfolio. Reserve additions at Kensington added approximately a year and a half to its mine life

Coeur Mining 2023 Proxy Statement	54

Alignment of 2022 Compensation
As highlighted below, the results of our executive compensation programs for 2022 and the three-year period ended December 31, 2022 were aligned with our operational and financial performance and stockholder returns.

Strong production, improvements in safety and environmental performance and exploration success, offset by slightly higher unit costs and lower adjusted EBITDA and ROIC than planned, and stock price underperformance, drove a 94% corporate AIP score and 55% payout for three-year PSUs

	2022 Performance	2022 Compensation Result
Actual Pay Compared to Target
► In 2022 we achieved solid gold and silver production that was within public guidance and in line with, and strong safety and environmental performance; however, costs were higher and adjusted EBITDA was lower than planned.
► For the three-year period ended December 31, 2022, we achieved strong growth in reserves and resources, driven by solid results from our exploration program and achieved key milestones related to our Silvertip and Rochester POA 11 projects

► 2022 Corporate AIP score of 94% of target
► Three-year PSUs paid out at 55%
of target
► Actual three-year performance-linked compensation for the CEO was 33% lower than target, aligned with a 58% decrease in our stock price over the same period

	► -33% one-year TSR through December 31, 2022	► 18% one-year decline in CEO realizable pay in-line with 33% one-year decline in stock price
LTIP – Performance Shares (60% of LTIP award)	► Below-target overall performance	► 55% overall payout of PSU award for the 2020-2022 performance period:
	► 23% increase in reserves and resources	► 139% payout of PSUs linked to reserve and resource growth (35% weighting)
	► ROIC performance of 1.3%, more than 5% below target	► 0% payout of PSUs linked to three-year ROIC (35% weighting)
	► Achievement of Rochester POA 11 milestones related to 2020 activities and completion of the Stage VI leach pad	► 75% payout of PSUs linked to progress on the Rochester expansion project (20% weighting)
	► Achievement of Silvertip milestones related to 2020 and early 2021 activities and increased project net asset value	► 100% payout of PSUs linked to progress on the Silvertip expansion and restart (10% weighting)
	► Relative TSR performance of -17% in the fourth quartile	► rTSR modifier impact reduced overall payout by 25%
LTIP – Restricted Shares (40% of LTIP award)	► 33% one-year stock price decrease in 2022	► Restricted shares vesting over three years granted in 2022 constituted 40% of the total LTIP award to NEOs; realized value directly aligned with long-term stockholder value
Coeur Mining 2023 Proxy Statement	55

	2022 Performance	2022 Compensation Result
AIP	► Strong gold and silver production within public guidance ranges and in line with internal targets, offset by higher costs and lower adjusted EBITDA than planned	► 94% overall payout of portion of AIP tied to strategic corporate annual objectives
	► Better than target performance for employee and contractor safety incident rates, and reduction in significant spills and permit discharge exceedances driven by zero exceedances in 2022	► 179% payout overall for AIP metrics tied to environmental and safety performance (20% weighting)
	► Gold and silver production of 99% and 98% of target, respectively	► 95% and 90% payout, respectively, for gold and silver production (25% weighting)
	► Gold and silver CAS at 109% and 114% of target, respectively, driven primarily by inflationary impacts on consumables	► 55% and zero payout, respectively, for gold CAS and silver CAS (25% weighting)
	► Adjusted EBITDA at 94% of target, driven by strong production and above-target costs	► 85% payout for adjusted EBITDA (30% weighting)
Our Executive Compensation Program
Our CLD Committee continues to drive strong pay-for-performance alignment in our executive compensation program and ties a substantial portion of executive compensation to the achievement of annual and long-term strategic objectives. As described below, we seek to continuously refine and improve our executive compensation program and practices to ensure consistency with this philosophy.
What We Do	What We Do Not Do
► Pay for performance with strong alignment of realizable pay to TSR
► Proactive stockholder outreach with meaningful compensation program changes made based on feedback
► Differentiated metrics across AIP and LTIP
► AIP metrics drive stockholder value, with rigorous goals tied to Board-approved budget and safety and environmental objectives
► Majority of equity compensation in the form of performance shares with three-year cliff vesting tied to rigorous strategically aligned and value-driving internal performance metrics, with relative TSR as a modifier
► Majority of compensation “at-risk”
► Independent compensation consultant
► Modest perquisites
► “Double trigger” equity acceleration upon a change-in-control
► Peer-leading Stock ownership guidelines for our directors and executive officers, including 6x base salary for CEO
► Clawback policy covering both financial restatements and misconduct
► Annual stockholder “say on pay” vote
► 100% of CEO AIP based on Company goals

► No hedging Coeur stock
► No pledging Coeur stock
► No excise tax gross-ups, tax gross-ups on perquisites or tax gross-ups applicable to change-in-control and severance payments
► No holding Coeur stock in margin accounts
► No employment contracts for NEOs other than CEO
► No re-pricing of stock options or SARs without stockholder approval
► No “single trigger” cash severance based solely upon a change-in-control of the company

Coeur Mining 2023 Proxy Statement	56

Executive Compensation Program Philosophy
Our executive compensation program aligns with our strong pay-for-performance philosophy and ties a substantial portion of executive compensation to the achievement of annual and long-term strategic objectives. The objectives of our executive compensation program are to:
►	Drive performance against critical strategic goals designed to create long-term stockholder value
►	Pay our executives at a level and in a manner that attracts, motivates and retains top executive talent
We believe these compensation objectives directly drive achievement of our long-term strategic objectives, including continuous improvement and leadership in safety and environmental performance, lowering costs, increasing cash flow, increasing reserves and resources and completing major expansion projects on time, on budget and delivering intended results.
We analyze target total direct compensation (base salary, target annual incentive, and target equity award value) relative to our peers. Specific individual opportunities are established based on factors such as an executive’s scope and breadth of roles performed, experience in the position, performance and other factors deemed relevant by the CLD Committee. The CLD Committee formally reviews and evaluates every pay action versus the 25th, 50th and 75th percentile of peers, but does not tie individual compensation decisions to specific target percentiles.
Our compensation program is designed to include multiple elements with varying characteristics which allows us to retain strong talent and reward performance for achievement of both short-term and long-term goals. The CLD Committee regularly assesses the appropriate mix of these compensation elements in consultation with an independent compensation consultant and through interviews with our Board members and management, review of external perspectives from investors and analysts and peer benchmarking.
Site leadership and certain members of the corporate management team receive restricted shares under the LTIP that vest over a three-year period, promoting alignment with long-term stockholder value. Members of the executive and senior leadership teams, senior directors and site leadership receive performance shares under the LTIP that vest over a three-year period. All employees participate in our AIP or a similar cash incentive program with operational, safety and environmental metrics designed to promote the success of our business and which vary based on the role of the employee:
►	Corporate employees support the goals and objectives of our NEOs and participate in the AIP with the same metrics as our NEOs, along with an individual performance component.
►
Leadership and managers at our operations participate in the AIP, modified to promote the achievement of site-specific goals aligned with overall Company strategy, including the execution of key projects and a significant component tied to safety and environmental performance, with those goals and projects forming part of the Company’s broader comprehensive strategy to create long-term stockholder value.

►
Hourly employees at our operations participate in cash incentive programs designed to drive achievement of core operational performance and site-specific goals, such as production, safety and environmental goals, which are key to our business of producing precious metals safely and responsibly.

Similar to our NEO compensation program, our compensation programs at all levels of the Company are intended to attract and retain talented employees who can drive achievement of our strategic objectives while supporting our core values and culture. To that end, we regularly benchmark with industry peers and, where appropriate, the general market, to ensure we are offering competitive compensation and appropriate premiums for remote and camp assignments in line with industry standards.
Coeur Mining 2023 Proxy Statement	57

2022 Direct Compensation Elements
Compensation Component	Objective	Key Features
Base salary	► Provide a fixed base pay for performance of core job responsibilities ► Attract and retain highly skilled individuals	► Initial levels and annual adjustments are based on positioning relative to the market and experience of the executive
AIP
► Performance-based and “at risk”
► Drive achievement of annual Company financial, operational, environmental and safety goals and, for NEOs other than the CEO, individual executive performance and development goals
► Cash payments based on Company and individual performance, with a high percentage weighted on Company performance (100% in the case of the CEO)
LTIP	► Performance-based and “at risk” ► Align executive and stockholder interests, drive the creation of long-term stockholder value, attract and retain talented executives
► Mix of 60% performance shares and 40% time vesting restricted stock
► Restricted stock vests ratably over three years
► Performance shares cliff-vest after a three-year performance period, based on growth in reserves and resources, return on invested capital, major project execution and progress toward achievement of our publicly-stated GHG emissions net intensity reduction goal
► Payout increased or decreased by 25% if rTSR performance is in the top or bottom quartile, further demonstrating alignment with our stockholders

A substantial majority of the components of the 2022 executive compensation program is variable and “at risk”, demonstrating our strong pay-for-performance alignment.
Direct Compensation Component	Performance Based	Value Linked to Stock Price	Value Not Linked to Stock Price	% of CEO Target Pay	% of NEO Target Pay (Average)
Base Salary			⬤	19%	24%	Fixed
Annual Incentive Plan	⬤		⬤	24%	23%	Variable and “at risk”
Restricted Stock		⬤		23%	21%
Three-Year PSUs	⬤	⬤		34%	32%
Coeur Mining 2023 Proxy Statement	58

The variable components of our 2022 executive compensation program are also aligned with our strategic objectives and purpose statement.
PROTECT	We are focused on safeguarding the safety and health of our employees and protecting the environments where we operate.	Reductions in TRIFR, Significant Spills and Permit Discharge Exceedances	AIP 20%
Our AIP rewards outstanding health, safety and environmental performance to reflect this commitment.
DEVELOP	We endeavor to develop quality resources, grow and enhance our assets, pursue new opportunities, develop and grow our people, and build a solid technical foundation.	Three-Year Growth in Reserves and Resources	PSUs(1) 30%

Our LTIP award structure drives performance against these goals by tying a portion of our performance shares to increases in our reserves and resources, whether at our existing operations or through the acquisition of new properties and assets, and to completing key capital projects on-time and on-budget.
		Achievement of Expected 2024 POA 11 Production(2)	PSUs(1) 20%
	Our AIP encourages development of our executives and employees by rewarding exemplary individual performance and growth.	Individual Component of AIP, except CEO	Varies by NEO
DELIVER	We strive to deliver impactful results through teamwork and act with integrity.	Costs Applicable to Sales & Adjusted EBITDA	AIP 55%

Both our AIP and LTIP reward achievement of operational and financial objectives and creation of long-term stockholder value, tying payouts to achieving production, cost and adjusted EBITDA targets, effectively deploying capital and achieving our public GHG emissions net intensity reduction goal.
		Three-Year Return on Invested Capital	PSUs(1) 30%
		GHG Net Intensity Reduction	PSUs(1) 20%
	Our clawback policy holds our executives accountable to act with integrity and in accordance with applicable laws in achieving the goals linked to our compensation programs.	Production	AIP 25%
(1)	The four internal performance share metrics are subject to a relative TSR modifier that adjusts payouts +/- 25% for top or bottom quartile performance compared to peers.
(2)	Tied to achievement of expected 2024 Rochester production [from the new Stage VI leach pad] on a silver equivalent ounce basis.
Coeur Mining 2023 Proxy Statement	59

2022 Total Direct Compensation Targets
	Fixed Compensation	Variable Compensation
Named Executive Officer	Base Salary	Long-Term Equity Incentives	Annual Incentives	Total Variable
Mitchell J. Krebs, President, Chief Executive Officer & Director	$800,000	$2,400,000	$1,000,000	$3,400,000
Thomas S. Whelan, Senior Vice President & Chief Financial Officer	$400,000	$900,000	$400,000	$1,300,000
Michael Routledge, Senior Vice President & Chief Operating Officer(1)	$425,000	$956,250	$525,000	$1,481,250
Casey M. Nault, Senior Vice President, General Counsel & Chief ESG Officer	$375,000	$843,750	$375,000	$1,218,750
Emilie C. Schouten, Senior Vice President, Human Resources	$350,000	$665,000	$262,500	$927,500
(1)
2022 LTIP grant targets to NEOs were calculated based on NEO base salary at the date of grant and 2022 AIP payout targets are calculated based on NEO base salary at December 31, 2022. Mr. Routledge received a base salary increase in October 2022 from $425,000 to $525,000.

Results of 2022 Stockholder Advisory Vote on Executive Compensation
At our 2022 Annual Meeting, we received support from over 95% of votes cast on the Company’s “say-on-pay” proposal, the fifth straight year in which we received at least 90% support for the “say-on-pay” proposal. We believe this high level of support reflects an understanding by our stockholders of how our executive compensation practices are aligned with creation of long-term stockholder value, and the changes that our CLD Committee has made to our executive compensation practices in recent years in alignment with stockholder feedback. Our CLD Committee considered our 2022 “say-on-pay” proposal result as part of the overall context for its 2022 executive compensation decisions, but did not make any changes to the executive compensation program directly as a result of the “say-on-pay” vote.
Select Compensation Program Changes for 2022 and 2023
In 2022, our AIP generally maintained the same structure. For the 2022 LTIP, in alignment with our climate goals and responsive to stockholder feedback and priorities, we introduced a performance share metric, weighted at 20% of the total performance share award, tied to achievement of our public GHG emissions net intensity reduction goal by the end of 2024. The 20% weighting for this GHG-linked award was re-allocated from other measures: 5% each from ROIC and Reserves and Resources (with each having 30% weighting in 2022 compared to 35% in 2021), and removal of the Silvertip project-based award, in light of the CLD Committee’s determination to defer any further Silvertip-based awards until a new project plan is approved. For 2023, (i) we re-allocated our AIP metrics and weightings and added scorecards for strategic initiatives and ESG and (ii) our LTIP performance share awards will be tied to two metrics (ROIC and reserve and resource growth) and we updated our rTSR peer group index and methodology, as described below.
	2022	2023
AIP	► Generally, same structure as 2021
► Updated AIP components:
  ►  20% - Gold and silver production
  ►  20% - Gold and silver unit costs
  ►  20% - Adjusted EBITDA
  ►  20% - Strategic Initiatives Scorecard*
  ►  20% - ESG Scorecard*
*Strategic Initiatives and ESG Scorecards each consist of several key metrics tied to annual priorities

Coeur Mining 2023 Proxy Statement	60

	2022	2023
LTIP
Performance share award composed of:
► 30% - Three-year ROIC
►  30% - Three-year growth in reserves and resources
►  20% - Achievement of public GHG emissions net intensity reduction goal
►  20% - Achievement of goal linked to POA 11 expansion
TSR modifier (+/- 25%) for top or bottom quartile TSR performance relative to peers

► Performance share award composed of:
  ► 50% - Three-year ROIC
  ► 50% - Three-year growth in reserves
and resources
NYSE Arca Gold Miners Index selected as peer group for TSR modifier (+/- 25%) for top or bottom quartile rTSR performance; measures Coeur rTSR performance applying a linear modifier calculation between threshold and maximum performance.

Competitive Market Assessment
The CLD Committee annually reviews the compensation of executives relative to the competitive market, based on assessments prepared by its independent compensation consultant. In preparing this assessment, our compensation consultant analyzes publicly disclosed compensation data from our peer group (see “Peer Group” below). The consultant also uses specific industry surveys as a supplement to proxy research. Management, together with the consultant, assists the Committee by providing data, analyses and recommendations regarding the Company’s executive compensation practices and policies.
2022 Peer Group
The CLD Committee establishes peer groups to help make executive pay decisions and to measure TSR against our competitors. Our peer group for 2022 is listed below and consisted solely of precious metals and mining companies with revenues generally between 0.3 and 3.0 times our revenues which are predominately headquartered in North America. The Company’s peer group for 2022 remains the same as the 2021 peer group, except for the removal of Kirkland Lake Gold Ltd., which was acquired by Agnico Eagle Mines Limited in early 2022. For 2023, the CLD Committee added Dundee Precious Metals Inc., Equinox Gold Corporation and Fortuna Silver Mines Inc. to the executive pay peer group and has determined to use the NYSE Arca Gold Miners Index (GDMNTR) as the Company’s peer group index solely for purposes of relative TSR calculation.
2022 Peer Company	Revenue(1) ($ millions)	Market Cap(1) ($ millions)	Corporate Headquarters
Alamos Gold Inc.	824	3,814	Canada
B2Gold Corp.	1,762	5,257	Canada
Centerra Gold	900	2,895	Canada
Eldorado Gold Corporation	941	2,163	Canada
Endeavor Mining plc	2,778	6,863	United Kingdom
First Majestic Silver Corp.	584	3,611	Canada
Hecla Mining Co.	807	2,809	United States
Hochschild Mining	811	669	United Kingdom
IAMGOLD Corporation	1,152	1,879	Canada
New Gold Inc.	7463	1,287	Canada
OceanaGold Corporation	745	1,549	Australia
Pan American Silver Corp.	1,633	6,637	Canada
SSR Mining Inc.	1,474	4,743	Canada
Yamana Gold Inc.	1,815	5,118	Canada
Median:	921	3,253
	Revenue(1) ($ millions)	Market Cap(1) ($ millions)	Corporate Headquarters
Coeur Mining, Inc.	833	1,295	United States
(1)	Revenues are for the 2021 fiscal year. Market cap is calculated as of December 31, 2021 based on the outstanding shares for each peer publicly disclosed as of the date of calculation.
Coeur Mining 2023 Proxy Statement	61

2022 Executive Compensation – Realized and Realizable Pay
Our NEO compensation program is structurally designed to be a strong performance-based program. In the case of the CEO, 81% of his target compensation is performance-based or “at-risk”, and only 19% is fixed, delivered through base salary.
Actual Pay Compared to Target
To manage the performance-based and “at-risk” compensation program, which includes AIP, PSUs and restricted stock, we evaluate NEO compensation by examining the target value of compensation (the value on date of grant) and the actual value received (the value on date of receipt by the NEO). We believe that by understanding each of these values in relation to Company performance, we can establish and verify a strong pay-for-performance relationship that is both motivational and retentive.
Target Value. The three-year target value for performance and “at-risk” elements is equal to (1) the 2020-2022 target annual incentive, plus (2) the grant date target value of PSUs for the 2020-2022 performance period, plus (3) the target value of restricted stock granted in 2020, 2021 and 2022. This is shown in the bar chart below. The CEO’s target value of compensation for “at-risk” and performance-based elements was $6,878,750 for the 2020-2022 performance period.
Actual Value. The three-year actual value is equal to (1) the 2020-2022 actual annual incentive earned, plus (2) the value of the PSUs for the 2020-2022 performance period that paid out in early 2023, valued as of December 30, 2022, the last date of the performance period, plus (3) the value of restricted stock granted in 2020, 2021 and 2022, valued as of December 31, 2022, including shares not yet vested. The CEO’s actual value of compensation from performance-based and “at-risk” elements was $4,610,113, 33% lower than the target value. The chart does not include base salary since it is not variable, “at-risk” or performance-based.

3-Year CEO Performance-Linked Pay
Actual vs. Target
(58% Decrease in Stock Price 12/31/22 vs. 12/31/19)
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$6,878,750
$2,730,000
$1,305,000
$2,843,750
-33%
$4,610,113
$1,533,564
$589,986
$2,486,563
Target
Actual
2020 to 2022 AIP
2020 to 2022 PSUs
2020 to 2022 RS

Alignment with Performance. During the three-year 2020-2022 period, our CEO received 33% lower than target for performance-based “at-risk” elements of our compensation program. During this same period, our stock price decreased by 58%. We believe this demonstrates alignment of pay and performance.
Realizable Pay
Realizable pay measures the compensation value that could be realized by executives over a given time period, taking into account the change in Company stock price during that time and whether performance shares are earned based on achievement of performance targets.
The following graph illustrates three-year realizable total compensation for our CEO at December 31, 2021 and December 31, 2022. The one-year difference between compensation values (an 18% YOY decline), particularly due to realizable long-term compensation calculated using a $5.04 stock price as of December 31, 2021 and a stock price of $3.36 as of December 31, 2022, is significant and is in line with negative 33% TSR for 2022.
Coeur Mining 2023 Proxy Statement	62

The three-year realizable total compensation value for each period is calculated using (1) actual base salary and cash incentive paid for the applicable year, (2) the value of target performance shares payable and actual performance shares issued for the three-year period then ended, valued as of December 31, and (3) the value of restricted stock granted for the three year-period then ended, valued as of December 31, including shares not yet vested.

3-Year CEO Realizable Pay
Cash
PSUs
RS
$6,507,308
$2,147,761
$3,159,548
$1,200,000
-18%
$5,307,497
$1,533,564
$2,033,932
$1,740,000
2021
2022

Alignment with Performance. TSR was negative 33% for 2022 and our CEO’s realizable pay was 18% lower at December 31, 2022 as compared to December 31, 2021. We believe this also demonstrates alignment of pay and performance.
2022 Executive Compensation Results
Base Salary	Market and internal pay equity-driven salary increases for certain NEOs
The CLD Committee approved the following base salaries for 2022, with the increases driven by market data in alignment with our compensation philosophy.
Named Executive Officer	2022 Base Salary	2021 Base Salary	Percentage Increase
Mitchell J. Krebs, President, Chief Executive Officer & Director	$800,000	$750,000	6.7%
Thomas S. Whelan, Senior Vice President & Chief Financial Officer	$400,000	$375,000	6.7%
Michael Routledge, Senior Vice President & Chief Operating Officer(1)	$425,000	$425,000	5.8%
Casey M. Nault, Senior Vice President, General Counsel & Chief ESG Officer	$375,000	$375,000	0%
Emilie C. Schouten, Senior Vice President, Human Resources	$350,000	$325,000	7.7%
(1)	Mr. Routledge received a base salary increase in October 2022 from $425,000 to $525,000 based on an updated review of market data relative to his scope of responsibilities.
Coeur Mining 2023 Proxy Statement	63

Annual Incentive Plan	2022 AIP: Target Levels Consistent with Market and Experience in Role; No YOY Change in Opportunity %
Our AIP is designed to drive creation of stockholder value through achievement of annual financial, operational and strategic goals. We also reward executives other than the CEO for the achievement of individual goals within their functional areas, living up to our values and showing their commitment to our purpose statement: We Pursue a Higher Standard.
AIP Target Opportunities
Under our AIP, each executive has a target award opportunity expressed as a percentage of base salary established at the beginning of each year. 2022 target award percentage opportunities remained consistent year over year and were determined based on desired market positioning, the individual executive’s role, scope of responsibility and ability to impact our performance.
Named Executive Officer	Target AIP Opportunity (% of Salary)
2022
Mitchell J. Krebs	125%
Thomas S. Whelan	100%
Michael Routledge	100%
Casey M. Nault	100%
Emilie C. Schouten	75%
Actual awards can range from 0% to 200% of the target award, based on our Company performance relative to corporate AIP objectives and the performance of each individual executive (other than the CEO) relative to individual goals. The CEO’s AIP opportunity is based 100% on corporate objectives. Because mine plans drive our budgets, and mine plans vary year-to-year in terms of tonnage, grade and other factors, from time to time our related performance targets for a given year may be lower than the prior year and may not appear to reflect improvement or increased rigor over the prior year. For example, when a mine plan is moving through a lower grade zone, despite strong execution, lower production, higher unit costs and lower adjusted EBITDA compared to the prior year may occur. We strive to increase average overall grade over the long-term, but the grades of mineralized material are inherently variable and a life of mine involves mining through zones of higher and lower grade. Our annual operational and financial goals and targets are designed to reflect year-over-year variances in our mine plans.
2022 Company AIP Performance Measures and Weights
At the beginning of each year the CLD Committee approves AIP performance measures, weightings and targets, along with threshold, target and maximum performance and payout levels, based on the Board-approved budget and internal forecasts. These goals and targets are designed to be rigorous and require strong execution in-line with budget and other critical objectives. After the end of the year, the CLD Committee reviews performance against the goals prior to certifying results and approving payouts. Once the performance measures and goals are set, they are not subject to change for that plan year without the specific approval of the CLD Committee.
The 2022 AIP corporate performance measures complement the measures used for performance share awards in driving achievement of multi-year strategic initiatives directly aligned to the creation of long-term stockholder value. The CLD Committee selected the 2022 AIP metrics shown below based on the following considerations and objectives:
►	Align with our business objectives and strategic priorities;
►	Transparency to investors and executives;
►	Incentivize profitable production growth, not growth for growth’s sake;
►	Balance financial and operational performance; and
►	Reflect our commitment to safe and environmentally responsible operations.
Coeur Mining 2023 Proxy Statement	64

Measure	Weight	Minimum(1)	Target(1)	Maximum(1)
Gold Production (ounces)	17.5%	≥90% of Target	334.8K	≥105% of Target
Silver Production (ounces)	7.5%	≥90% of Target	10.0M	≥110% of Target
Gold CAS per ounce(2)	17.5%	≤110% of Target	$1,128	≤90% of Target
Silver CAS per ounce(2)	7.5%	≤110% of Target	$16.15	≤90% of Target
Adjusted EBITDA(3)	30%	≥80% of Target	$167.7M	≥110% of Target
Safety & Environmental Performance:
Decline in Companywide TRIFR(4)(5)	10%	Maintain 2021 performance	7.5% reduction from 2021	≥15% reduction from 2021
Permit Discharge Exceedances(6)	5%	4 annual events	2 annual events	No Permit Exceedances in 2022
Decline in Significant Spills(7)	5%	No increase in Significant Spills from 2021	25% reduction from 2021	≥50% reduction from 2021
(1)	Payouts for each measure are 50% for “Minimum”, 100% for “Target” and 200% for “Maximum”. Payouts are interpolated for performance between minimum and maximum.
(2)
Our CAS per silver ounce and gold ounce metrics each measure performance against a target based on the Board-approved budget set at the beginning of the year. In setting the goal and evaluating performance against it, items that arise during the year that were not contemplated by the budget, including variances between the actual realized metals prices and budget prices, whether having a positive or negative impact, are not factored into the calculation in order to ensure a consistent assessment of performance against budget. Please see “Appendix A – Certain Additional Information” for reconciliations of GAAP to non-GAAP financial measures included in this section.

(3)
Our adjusted EBITDA metric measures performance against a target based on the Board-approved budget set at the beginning of the year. In setting the goal and evaluating performance against it, items that arise during the year that were not contemplated by the budget, including variances between actual realized metals prices and budgeted prices, whether having a positive or negative impact, are not factored into the calculation in order to ensure a consistent assessment of performance against budget.

(4)
Safety performance metrics are measured using a three-year trailing average. The three-year average for the current period (2020-2022) is compared with the three-year average for the prior period (2019-2021). The CLD Committee determined that a three-year average is a better representation of performance and removes periodic variability. The CLD Committee has discretion to adjust payout for significant adverse events outside of the prescribed metric.

(5)	TRIFR performance covers both employees and contractors working at the Company’s sites.
(6)
A permit discharge exceedance means an event or upset operational condition where a chemical constituent was discharged in effluent to a receiving water body or other environmental media at a concentration not within a specified numeric concentration in our operating permit.

(7)
Significant spills means spills or releases exceeding certain volumetric thresholds that have been standardized across our operating sites to hold all sites accountable to a strict standard regardless of local jurisdiction standards. A volume labeled significant for this purpose does not mean that the volume posed any significant harm to the environment or was immediately reportable under applicable regulatory standards.

Individual AIP Objectives
In addition to Company metrics, specific individual objectives are developed for each executive other than the CEO at the beginning of the year. 2022 AIP award percentages based on individual performance were 20% for Messrs. Whelan, Nault and Routledge, and 30% for Ms. Schouten, reflecting an emphasis on specific human capital management and culture-related goals. The specific objectives for each executive support our strategic objectives, reflect each executive’s individual responsibilities, and can be grouped into the following broad categories:
►	Major project and operational execution, including strategic transformation and growth
►	Mitigation of risk
►	Enhancement of each executive’s responsibilities
►	Support of Coeur’s values regarding worker safety and health, social, environmental and corporate responsibility
►	A commitment to the talent development and retention of our employees
►	Continued personal development and adherence to Company culture and behavior
Coeur Mining 2023 Proxy Statement	65

Many of the individual objectives established for the executives can be reviewed against objective and quantifiable Company results, in particular, those described under “Company Performance” beginning on page 54 of this Compensation Discussion and Analysis, which helps to ensure executive accountability for Company performance. Other objectives, however, are subjective by nature, which requires discretion and judgment by the CLD Committee to assess performance.
2022 AIP Corporate Objectives and Performance
Achievement of over 94% on corporate metrics due to strong EHS performance and production within public guidance and in line with internal targets, offset by higher unit costs and lower adjusted EBITDA than planned

Metric	2022 Target	2022 Performance	Performance (% of target)	Payout (% of target)	Weight	Weighted Payout (% of target)
Gold Production (ounces)	334.8K	330.3K	99%	95%	17.5%	16.6%
Silver Production (ounces)	10.0M	9.8M	98%	90%	7.5%	6.8%
Gold CAS per ounce	$1,213	$1,317	109%	55%	17.5%	9.6%
Silver CAS per ounce	$15.41	$17.50	114%	0%	7.5%	0%
Adjusted EBITDA	$147.2M	$139.0M	94%	85%	30%	25.5%
Decline in company-wide TRIFR(1)	7.5% reduction from 2021	11.4% reduction	17.7%	200%	10%	35.7%
Permit Discharge Exceedances	2 events	0 events	100%	200%	5%
Decline in Significant Spills	25% reduction from 2021	28.6% reduction	28.6%	114%	5%
Total						94.2%
(1)	Three-year trailing average
Coeur Mining 2023 Proxy Statement	66

2022 AIP Individual Performance and Payouts
As noted above, the CEO’s AIP is based entirely on corporate performance. Individual performance for other NEOs ranged from 125%-135% of target as shown in the table below.
For 2022, based on Company and individual NEO performance achievement as a percentage of target and the performance weights described above, the CLD Committee approved the following annual incentive payments to the NEOs. 2022 AIP payouts were significantly higher YOY for the NEOs reflecting increased achievement of corporate goals (94% vs 48% of target) and strong individual performance. At the request of Mr. Nault, the CLDC approved delivering his 2022 AIP payout in the form of fully-vested shares of Coeur common stock under the LTIP, net of withholding taxes.
Named Executive Officer	2022 Base Salary	2022 Target AIP %	Company % Weighting	Individual % Weighting	2022 Individual % Amount*	2022 AIP Payout	% Change from 2021
Mitchell J. Krebs, President & Chief Executive Officer	$800,000	125%	100%	0%	N/A	$940,000	209%
Thomas S. Whelan, Senior Vice President & Chief Financial Officer	$400,000	100%	80%	20%	135%	$408,800	173%
Michael Routledge, Senior Vice President & Chief Operating Officer	$425,000(1)	100%	80%	20%	125%	$526,050	204%(1)
Casey M. Nault, Senior Vice President, General Counsel & Chief ESG Officer	$375,000	100%	80%	20%	130%	$379,500(2)	157%
Emilie C. Schouten, Senior Vice President, Human Resources	$350,000	75%	70%	30%	130%	$275,100	150%
(1)	2022 AIP payouts were calculated based on NEO base salary at December 31, 2022. Mr. Routledge received a base salary increase in October 2022 to $525,000.
(2)
Mr. Nault elected to receive, and the Compensation and Leadership Development Committee approved paying, all of his 2022 AIP payment, net of withholding taxes, in the form of 66,263 fully-vested shares under the LTIP having a value of $3.19 per share, which was the closing price of our stock on the NYSE on March 3, 2023, the payout date for all 2022 AIP awards.

Long-Term Equity Incentive Awards
The primary purpose of our long-term equity incentive awards is to align the interests of our executives with those of our stockholders by rewarding executives for creating long-term stockholder value. Long-term incentives also assist in retaining our executive team.
2022 Grants of Long-Term Incentive Compensation
Consistent with prior years, in 2022 executive awards were composed of 60% performance shares and 40% restricted stock. The CLD Committee believes that this mix provides alignment with stockholder interests and balances incentive and retention objectives, while minimizing share dilution.
Target long-term incentive award values for each executive in 2022 were determined based on desired market positioning, the individual executive’s role, scope of responsibility and ability to impact overall Company performance.
		2022 LTIP Grant
Named Executive Officer	2021 LTIP Grants % of Salary	% of Salary	Target $Amount	YOY Change of Target %
Mitchell J. Krebs	300%	300%	$2,400,000	None
Thomas S. Whelan	225%	225%	$900,000	None
Michael Routledge	225%	225%	$956,250(1)	None
Casey M. Nault	225%	225%	$843,750	None
Emilie C. Schouten	190%	190%	$665,000	None
(1)	2022 LTIP grants to NEOs were calculated based on NEO base salary at the date of grant. Mr. Routledge received a salary increase in October 2022 to $525,000, after the 2022 LTIP grants were awarded.
Coeur Mining 2023 Proxy Statement	67

The number of shares of restricted stock granted in 2022 was determined by dividing the total grant value by the average closing price per share of the Company’s common stock on the New York Stock Exchange over the 60 trading days ending on the trading day after the CLD Committee approved the awards. The CLD Committee has determined that this approach is appropriate to smooth out volatility in daily stock price changes, which can be significant and materially impact the number of shares granted from day to day.
2022 Restricted Stock Grant
In 2022, restricted stock represented 40% of the target long-term equity incentive award value granted to NEOs. Restricted stock aligns executives’ interests with those of stockholders via actual share ownership, and vesting requirements promote retention and continuity in our senior leadership team. Restricted stock also provides value to the executives even with a declining share price, which may occur due to general market or industry-specific forces that are beyond the control of the executives (for example, a drop in the market prices of gold and silver). Holders of restricted stock may, if the CLD Committee so determines, receive dividends, if any, and exercise voting rights on their restricted stock during the period of restriction. Restricted stock grants generally vest ratably over three years beginning on the first anniversary of the grant.
The following diagram illustrates the design and structure of the restricted stock awards.
February 21, 2022	February 21, 2023	February 21, 2024	February 21, 2025
Grant of Restricted Shares	1/3 Vest	1/3 Vest	1/3 Vest
2022 Performance Share Grants
In 2022, performance shares represented 60% of the target long-term incentive award value. To the extent they are earned based on achievement of performance goals, awards are generally settled in Coeur stock. The performance share opportunity granted in 2022 was tied to Company achievement of four internal goals that drive creation of long-term stockholder value. Performance against these goals generally is measured over a three-year performance period ending December 31, 2024.
	2022 Performance Share Grant
Performance Share Award	3-Year ROIC	3-Year Growth in Reserves & Resources	Rochester Stage VI Leach Pad 2024 Production Post-POA 11 Completion	GHG Emissions Net Intensity reduction (new in 2022)
Overall Weighting	30%	30%	20%	20%

	Overall rTSR Modifier +/- 25%
The following illustrates the design and structure of the internal metric-based performance share grants tied to internal metrics:
Q4 2021	Q1-Q2 2022	2022	2023	2024	Q1 2025
CLD Committee formulates performance measures and payout targets. PSU opportunity is awarded to NEOs
Measurement of PSU Metrics:
► 3-year ROIC
► 3-year growth in reserves and resources
► Opportunity for achievement of goal following completion of Rochester expansion tied to 2024 production from the new leach pad
► Achievement of GHG emissions net intensity reduction goal
► If threshold performance is achieved for one or more metrics, the award is paid in Company stock. TSR modifier applied for top or bottom quartile relative TSR performance
Coeur Mining 2023 Proxy Statement	68

►	Three-Year Return on Invested Capital – 30% of 2022 Performance Share Opportunity
Coeur’s management team is focused on deploying capital efficiently and effectively to drive long-term returns for stockholders. In 2020, the CLD Committee introduced the three-year ROIC metric as a core element of our performance share program and this metric continued to be used for the 2022 Performance Share grants. The ROIC metric reflects feedback from stockholders and aligns with our plan design philosophy that performance share metrics should tie to key drivers of long-term stockholder value. ROIC is determined by dividing three-year adjusted EBIT from our four operating assets (Palmarejo, Rochester, Kensington and Wharf) by investment in those assets during the performance period. EBIT for the three-year performance period is calculated by adding depreciation, depletion, asset retirement obligation accretion and inventory adjustments to cumulative adjusted EBITDA for the performance period. Adjusted EBITDA is a non-GAAP financial measure presented in our financial statements used by management to understand results from our business. Investment for each operating mine is equal to Total Debt plus total equity of the entity that owns the mine minus cash held by the entity. Investment will be measured at the beginning of the performance period and at the end of each of the three calendar years of the performance period, and the final result will be the average of these four numbers. In addition, EBIT will be calculated by holding pricing constant, using the prices incorporated in the Company’s strategic plan, to hold management accountable for achieving the intended benefits of our capital investments as presented for Board approval without benefiting from or being penalized by changes in metals prices, which are beyond our control.
The target for the ROIC metric is tied to achieving returns on investment for operating mines set out in our 2022 updated mine plans, with maximum performance tied to our 2022 updated strategic plan because the strategic plan represents an "upside" case which assumes, among other factors, the conversion of a significant portion of resources into reserves. Accordingly, for the 2022-2024 performance period, the CLD Committee approved the following performance and payout targets:
Payout Target	25%	50%	75%	100%	125%	150%	175%	200%
Performance Target	5%	8%	10%	15%	17%	19%	21%	22%
A new operation acquired during the performance period will be incorporated on a pro forma basis if returns from the operation are expected to begin during the performance period, in which case investment in the operation, for purposes of calculating ROIC, will be incorporated pro rata with the expected returns to avoid penalizing the calculation by including the full amount of the investment. Similarly, in the event of a divestiture of a mine included in the ROIC metric during the performance period, the CLD Committee will exclude the divested asset from the calculation and adjust the target accordingly. In the event the Board approves a capital project with respect to an operating asset after the commencement of the performance period and the expected return on that project is not expected to be delivered during the performance period, the CLD Committee will exclude the impact of that project from the ROIC calculation. Finally, in the event of an impairment in an operating asset during the performance period, the total investment for the relevant operation will not be reduced by the impairment amount for purposes of calculating ROIC.
►	Three-Year Growth in Reserves and Resources – 30% of 2022 Performance Share Opportunity
Growth in reserves and resources is critical to replace ounces mined each year and grow resources to extend mine lives, which we believe will drive stockholder value. Reserves and resources may also decline due to falling metals prices, as previously economic grades are rendered uneconomic. This further aligns performance with stockholders. Reflecting different levels of confidence based on category of reserve or resources, growth in reserves and resources is measured on a gross basis, weighted as follows to reflect varying levels of confidence for each category:
►	proven and probable reserves - 100%
►	measured and indicated resources - 75%
►	inferred resources - 50%
Reserves and resources are calculated on an AgEqOz basis with equivalence to be determined based on assumed prices for gold, silver, lead and zinc on December 31, 2021 and December 31, 2024 to calculate reserves and resources. Targets will automatically adjust to exclude any discontinued operations or other sold assets during the measurement period (which, in the case of 2022, would reflect the disposition of the La Preciosa and Sterling/Crown projects). In addition, because the primary intent of the award is to drive reserve and resource growth through exploration, the CLD Committee may exercise discretion to exclude the impact of reserves and resources added through mergers and acquisitions.
Coeur Mining 2023 Proxy Statement	69

These performance shares will pay out at target for meeting expectations, maximum for exceeding expectations by 60% or more, and at threshold for performance at 70% of target, subject to CLD Committee discretion for acquisitions as described above. The CLD Committee determined the following target for the three-year growth in reserves and resources award:
Payout Target	25%	50%	75%	100%	125%	150%	175%	200%
Performance Target	30% Decrease	20% Decrease	10% Decrease	Target 0.97M (AgEqOz)	15% Increase	30% Increase	45% Increase	60%+ Increase
►	Project-Based Award: Rochester Mine POA 11 Expansion – 20% of 2022 Performance Share Opportunity
The POA 11 expansion project at the Rochester mine is expected to transform Rochester into a cornerstone asset for the Company by significantly increasing annual silver and gold production, more than doubling planned annual crusher throughput capacity. Completion of the project is expected to significantly increase Rochester’s mine life and cash flow. The CLD Committee created a performance share opportunity linked to this project to further align the compensation of our NEOs with the success of a project that is expected to unlock significant long-term value for our stockholders. The POA 11 expansion project award measures achievement of target AgEqOz production levels from the new Stage VI leach pad constructed as part of POA 11 in 2024, the first full year following completion and commissioning of POA 11. Each NEO must also meet continued service requirements through the three year performance period before receiving a payout of performance shares. The CLD Committee retains discretion to award PSUs below the maximum value of the milestones in cases of milestone performance below expectation.
Rochester POA 11 Milestone	Milestone Date	Max Value of Milestone(1)
Full year 2024 actual silver equivalent production from new Stage VI leach pad compared to baseline	December 31, 2024	Below 85% = 0% 90% = 50% 95%% = 75% 100% = 100% 105% = 125% 110% = 150% 115+% = 125%
(1)	Shares awarded interpolated between achievement levels and capped at indicated maximum value.
►	Achievement of GHG Net Intensity Reduction Goal – 20% of 2022 Performance Share Opportunity
In alignment with our climate goals and responsive to stockholder feedback and priorities, in 2022 we introduced a performance share metric, weighted at 20% of the total performance share award, tied to achievement of our public GHG emissions net intensity reduction goal of a 35% reduction by 2024. The achievement of this goal is largely tied to the Company’s successful completion, ramp up and execution of the POA 11 expansion project at Rochester. Large, complex projects like the POA 11 expansion are inherently challenging and many factors can impact the anticipated outcomes, some of which are outside of our control. If we are unable to achieved planned crushing rates in 2024, it would have a significant impact on our ability to achieve our GHG net intensity reduction goal. We continue to pursue several other initiatives outside of the POA 11 expansion project that contribute to GHG net intensity reductions, including pursuit of clean power at our grid-connected operations, engaging in government relations efforts to extend power lines to our remote sites as well as other site-based projects identified through energy diagnostics.
Coeur Mining 2023 Proxy Statement	70

These performance shares will pay out at target for meeting our publicly stated goal, at maximum for achieving a reduction of 50% or more, and at threshold for achieving a reduction of at least 20%. The CLD Committee determined the following targets for this award:
Payout Target	25%	50%	75%	100%	125%	150%	175%	200%
Performance Target	20% Reduction	25% Reduction	30% Reduction	Target 35% Reduction	40% Reduction	45% Reduction	47.5% Reduction	50% Reduction
TSR Modifier
Awards paid out for achievement of one or more of the above performance share metrics for the 2022-2024 performance period will be subject to a TSR modifier which will adjust the payout +/-25% for TSR performance in the top or bottom quartile, respectively, of our peer group. Performance is measured using the average of the last 60 trading days of 2021 compared to the last 60 trading days of 2024. By including TSR as a modifier instead of a primary metric, the CLD Committee has sought to increase NEO focus on the drivers of TSR. Additionally, the inclusion of TSR as a modifier maintains alignment with stockholders by ensuring top and bottom quartile results materially impact payout.
Payouts for 2020-2022 Performance Shares
The 2020-2022 performance shares paid out at 55% of target reflecting growth in reserves and resources and achievement of Rochester and Silvertip project-related goals, offset by zero payout under the ROIC metric, and less 25% due to the rTSR modifier impact. The tables below illustrate our performance for the share award opportunity covering the 2020-2022 performance period.
► Three-Year Operating Mine ROIC (2020-2022 Performance Period)	Result: 0% payout driven by below-target performance
Payout Target	25%	50%	75%	100%	125%	150%	175%	200%
Performance Target	Target – 5%	Target – 4%	Target – 3%	Target– 2%	Target – 1%	Target 14.4%	Target + 1%	Target + 2%
Result	1.3% (no payout)
► Three-Year Growth in Reserves and Resources (2020-2022 Performance Period)	Result: Payout at 139% due to nearly 23% increase in mineralization over the three-year performance period
Payout Target	25%	50%	75%	100%	125%	150%	175%	200%
Performance Target	30% Decrease	20% Decrease	10% Decrease	Target	15% Increase	30% Increase	45% Increase	60%+ Increase
Target (in M AgEqOz)(1)(2)	657	751	845	939	1,080	1,221	1,362	1,503
Coeur	1,002.2M AgEqOZ (23.39% Increase)
(1)
Based on total proven and probable reserves and measured and indicated mineralized material, on an AgEqOz basis using assumed silver-to-gold, -lead and -zinc ratios of 60:1, 0.05:1 and 0.06:1. See calculations in table below.

(2)	Baseline was adjusted to account for the sales of La Preciosa and Sterling/Crown in 2022.
AgEqOz In millions	2019	2022
Proven & Probable Reserves – 100%	416.5	509.9
Coeur Mining 2023 Proxy Statement	71

AgEqOz In millions	2019	2022
Measured & Indicated Resources – 75%	260.3	380.8
Inferred Resources – 50%	135.5	111.6
Total	812.3	1,002.2
% Increase/(Decrease)		+23.39%
► Project-Based Award: Rochester Mine POA 11 Expansion (2020-2022 Performance Period)	Result: Payout at 75% due to achievement of key milestones in 2020 and 2021
Rochester POA 11 Milestone	Measurement Date	Max Value of Milestone(1)	Milestone Achievement
Board approval of project plan in 2Q2020	YE 2020	15%	15%
Filing of Technical Report in 4Q2020	YE 2020	10%	10%
Complete Stage VI Leach Pad	YE 2022	50%	50%
Overall project on budget & schedule	YE 2022	50%	0%
YE 2022 NAV compared to baseline holding metals prices constant (2Q2020 NAV) NAV decline = 0% +0-5% NAV = 25% +5-10% NAV =50% +10% NAV = 100%	YE 2022	0-75%	0%
		RESULT:	75% Achievement
(1)	Shares awarded interpolated between achievement levels and capped at indicated maximum value.
► Project-Based Award: Silvertip Restart and Expansion (2020-2022 Performance Period)	Result: Payout at 100% due to achievement of key milestones in 2020 and NAV at YE 2022
Silvertip Milestone	Measurement Date	Max Value of Milestone(1)	Milestone Achievement
Completion of Pre-Feasibility Engineering	YE 2020	25%	25%
Board authorization of project plan	YE 2021	50%	0%
Commence dry commissioning	YE 2022	50%	0%
Overall project on budget & schedule	YE 2022	50%	0%
YE 2022 NAV +$0 - $50 million NAV = 0-24% +$50 - $100 million NAV =25 – 74% +$100 million NAV = 75%	YE 2022	0-75%	75%
		RESULT:	100% Achievement
Coeur Mining 2023 Proxy Statement	72

rTSR Modifier
For the 2020-2022 performance period, annualized TSR performance was negative 17%, which ranked in the bottom quartile of peer companies, or the 13th percentile. As a result, the rTSR modifier reduced the performance shares earned by our NEOs during the performance period by 25%.
2020-2022 Performance Share Payouts
The table below includes performance shares awarded to applicable NEOs under the performance share metrics for the 2020-2022 performance period in the first quarter of 2023.
2020-2022 ROIC Performance Share Payout
Named Executive Officer*	Target Performance Shares at Grant Date	Value at Target	# of Performance Shares Awarded (includes -25% rTSR modifier impact)	Value Realized at Award Date
Mitchell J. Krebs	113,338	$443,152	0	$0
Thomas Whelan	41,036	$160,451	0	$0
Michael Routledge*	43,322	$169,389	0	$0
Casey M. Nault	43,967	$171,911	0	$0
Emilie C. Schouten	29,702	$116,135	0	$0
2020-2022 Reserve & Resource Growth Performance Share Payout
Named Executive Officer*	Target Performance Shares at Grant Date	Value at Target	# of Performance Shares Awarded (includes -25% rTSR modifier impact)	Value Realized at Award Date
Mitchell J. Krebs	113,337	$443,148	118,153	$347,370
Thomas Whelan	41,036	$160,451	42,780	$125,773
Michael Routledge*	43,322	$169,389	45,163	$0
Casey M. Nault	43,967	$171,911	45,835	$134,755
Emilie C. Schouten	29,702	$116,135	30,964	$91,034
2020-2022 Project-Based Award (Rochester) Performance Share Payout
Named Executive Officer	Target Performance Shares at Grant Date	Value at Target	# of Performance Shares Awarded (includes -25% rTSR modifier impact)	Value Realized at Award Date
Mitchell J. Krebs	64,764	$253,227	36,430	$107,104
Thomas Whelan	23,449	$91,686	13,191	$38,782
Michael Routledge*	24,755	$96,792	13,925	$0
Casey M. Nault	25,124	$98,235	14,133	$41,551
Emilie C. Schouten	16,973	$66,364	9,548	$28,071
Coeur Mining 2023 Proxy Statement	73

2020-2022 Project-Based Award (Silvertip) Performance Share Payout
Named Executive Officer	Target Performance Shares at Grant Date	Value at Target	# of Performance Shares Awarded (includes -25% rTSR modifier impact)	Value Realized at Award Date
Mitchell J. Krebs	32,382	$126,614	24,287	$71,404
Thomas Whelan	11,724	$45,841	8,793	$25,851
Michael Routledge*	12,378	$48,398	9,284	$0
Casey M. Nault	12,562	$49,117	9,422	$27,701
Emilie C. Schouten	8,486	$33,180	6,365	$18,713
*	Mr. Routledge’s 2020 performance shares will be awarded on June 3, 2023 due to three-year vesting schedule and his joining the Company in June 2020.
Timing of Long-Term Incentive Awards
The CLD Committee typically approves annual long-term incentive grants to our executives in the first quarter. The CLD Committee has adopted a policy of calculating restricted stock and performance share grant prices based on a 60-trading day trailing average basis, and awards are not timed with the release of material, non-public information.
Benefits and Perquisites
The primary purpose of providing benefits and limited perquisites to our executives is to provide a market-competitive total compensation package to attract and retain executive talent. The CLD Committee intends the type and value of benefits and perquisites offered to be market competitive. Details of the benefits and perquisites provided to our NEOs are disclosed in the “All Other Compensation” column of the 2022 Summary Compensation Table set forth in this proxy statement.
Termination of Employment/Severance and Change-in-Control Arrangements
Executive and Officer Severance Policies; CEO Employment Agreement
We maintain an Executive Severance Policy to have a uniform program and reduce the number of individual employment and change-in-control agreements with executive officers. All NEOs are covered by this policy, other than Mr. Krebs, whose severance and change-in-control benefits are covered in an employment agreement. Under the Executive Severance Policy and CEO employment agreement, as applicable, each NEO is covered by an arrangement to provide certain benefits payable in the event of qualifying terminations of employment in connection with a change-in-control. The CLD Committee believes that these arrangements provide reasonable compensation in the unique circumstances of a change-in-control that is not provided by our other compensation programs. The CLD Committee believes change-in-control benefits, if structured appropriately, minimize the distraction caused by a potential change-in-control transaction and reduce the risk of key executives resigning from Coeur before a change-in-control transaction closes. The CLD Committee also believes that these provisions motivate executives to make decisions in the best interests of stockholders should a transaction take place by providing executives with the necessary job stability and financial security during a change-in-control transaction (and the subsequent period of uncertainty) to help them remain focused on managing the Company rather than on their own personal employment. The CLD Committee believes that all of these objectives serve the stockholders’ interests.
Under the Executive Severance Policy and CEO employment agreement, as applicable, each NEO is also entitled to certain benefits payable in the event of qualifying terminations of employment not in connection with a change-in-control. The CLD Committee believes these arrangements enhance our ability to attract and retain executives by providing market competitive severance benefits for involuntary, not-for-cause terminations of employment.
Double-Trigger Change-in-Control Vesting Acceleration under LTIP
Our equity awards provide for “double-trigger” accelerated vesting of equity awards in connection with a change-in-control, which requires a qualifying termination of employment in addition to a change-in-control. The accelerated vesting of equity awards is described in additional detail in the section titled “Potential Payments Upon Termination or Change-In-Control” as set forth in this proxy statement.
Coeur Mining 2023 Proxy Statement	74

Other Compensation Arrangements and Policies
The CLD Committee has established additional policies so our overall compensation structure is responsive to stockholder interests and competitive with the market. These specific policies are outlined below.
Stock Ownership Guidelines
We have adopted minimum stock ownership guidelines for executives who report to the CEO and non-employee directors as shown in the table below:
Position	Stock Ownership Guideline
CEO	6x base salary
CFO/COO/GC	4x base salary
Other Executives	2x base salary
Non-Employee Directors	5x base annual director cash retainer
Unvested shares of time-vesting restricted stock or restricted stock units count toward satisfying the guideline, but unexercised stock options and unvested performance shares do not. Non-employee directors have the option to defer receipt of their annual stock retainer by receiving deferred stock units. The implied value of such deferred stock units counts toward satisfying the stock ownership guideline. Newly appointed executives and directors are subject to a 5-year phase in period to meet the applicable ownership requirements. The CLD Committee has determined that each director and executive has either met the applicable level of stock ownership required or is still within the compliance period under these guidelines, with the exception of Mr. Luna and Ms. McDonald (neither of whom has sold any shares of stock or restricted stock units since becoming directors). The CLD Committee determined that these directors made satisfactory efforts toward the applicable level of stock ownership and the shortfall is due to the decline in the Company's stock price in recent years.
Insider Trading and Hedging Policy
Our insider trading policy prohibits all employees and directors from engaging in hedging or other transactions with derivative securities tied to Coeur’s common stock. This prohibition applies to trading in Coeur-based put and call option contracts and transacting in straddles and similar transactions, except holding and exercising options or other derivative securities granted under Coeur’s equity incentive plans. The policy also prohibits directors and executive officers from holding Coeur securities in a margin account or pledging Coeur securities as collateral for a loan. Our insider trading policy also includes limitations on Rule 10b5-1 trading plans that are consistent with recently-approved SEC requirements.
Clawback and Forfeiture Policy
Coeur has adopted a clawback and forfeiture policy providing for the recovery of incentive compensation in certain circumstances. Under the policy, if the Board determines that there has been a restatement due to material noncompliance with a financial reporting requirement, then the Board will seek recovery of all incentive payments that were made to executive officers, and all performance-based equity awards granted to executive officers that vested, in each case, on the basis of having met or exceeded performance targets in grants or awards made after December 18, 2012 during the fiscal year prior to the filing of the Current Report on Form 8-K announcing the restatement, if the payments or vesting would have been lower had they been calculated based on the restated results, and if the relevant executive officers are found personally responsible for the restatement, as determined by the Board. The policy also allows the CLD Committee (or the Board in the case of the CEO) to cancel or require the repayment, recoupment or recovery of incentive payments or equity awards granted to any officer of the Company in the event of misconduct by such officer, including fraud, embezzlement, conduct that causes the Company significant reputational or financial harm, breach of Company policies, including the Code of Business Conduct and Ethics and willful misconduct that results in a termination for cause. Coeur plans to update its policy to further align with SEC’s final clawback rules adopted in October 2022 and applicable NYSE rules.
Coeur Mining 2023 Proxy Statement	75

Director Compensation
For 2022, outside directors received an annual retainer of $180,000, of which half was paid in cash and half was paid in common stock or, at the option of directors, deferred stock units. The Board maintains share ownership guidelines for directors, calling for directors to hold the equivalent of five times their annual base cash retainer in common stock or deferred stock units. The Company pays additional retainers to the independent Board Chairman and to each committee Chair, which were unchanged in 2022 compared to 2021. Mr. Krebs, our CEO, does not receive any compensation for his service as a director. Director fees are pro-rated for directors who serve for partial years. We do not pay meeting fees. Based on a review of market data and in consultation with Semler Brossy, the Board has increased the equity retainer component of 2023 director compensation by $10,000 to $100,000, for a total annual retainer of $190,000. The annual retainer was last increased for the 2014 compensation year.
Board and Committee Retainers in Effect for the year ended December 31, 2022

Annual Common Stock/Deferred Stock Unit Retainer	$90,000
Annual Cash Retainer	$90,000
Independent Board Chair Annual Retainer	$150,000
Audit Committee Chair Annual Retainer	$25,000
Compensation and Leadership Development Committee Chair Annual Retainer	$25,000
Environmental, Health, Safety and Corporate Responsibility Committee Chair Annual Retainer	$25,000
Nominating and Corporate Governance Committee Chair Annual Retainer	$15,000
The following table sets forth information regarding the compensation received by each of the Company’s outside directors during the year ended December 31, 2022.
Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Total ($)(c)
Robert E. Mellor	255,000	90,000	345,000
Linda L. Adamany	115,000	90,000	205,000
Sebastian Edwards	90,000	90,000	180,000
Randolph E. Gress	90,000	90,000	180,000
Jeane L. Hull(d)	40,500	40,500	81,000
Eduardo Luna	90,000	90,000	180,000
Jessica McDonald	90,000	90,000	180,000
John H. Robinson	115,000	90,000	205,000
J. Kenneth Thompson	115,000	90,000	205,000
Explanatory Notes:
(a)	The aggregate dollar amount of all fees paid in cash during 2022 for services as a director, including annual retainer fees, committee and/or Board chair fees.
(b)
The assumptions used to calculate the valuation of the awards are set forth in Note 14 to the Notes to Audited Consolidated Financial Statements in Coeur’s Annual Report. Stock is granted in full shares which may not equal exactly the stock portion of the retainer.

(c)
As of December 31, 2022, none of our outside directors held outstanding unvested or unexercised equity awards as all prior stock options have expired and director stock awards are now fully vested upon grant.

(d)	Ms. Hull joined the board in July 2022 and her annual retainer is pro-rated for the portion of 2022 that she served as a director.
Coeur Mining 2023 Proxy Statement	76

Compensation and Leadership Development Committee Report
The Compensation and Leadership Development Committee of the Board has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement and our Annual Report.
Compensation and Leadership Development Committee of the Board of Directors
JOHN H. ROBINSON, Chairman
SEBASTIAN EDWARDS
RANDOLPH E. GRESS
JEANE L. HULL
ROBERT E. MELLOR
Coeur Mining 2023 Proxy Statement	77

Proposal No. 3:
Advisory Resolution to Approve Executive Compensation
What am I voting for?
► We are asking our stockholders to vote on an advisory resolution to approve the compensation paid to our named executive officers for 2022.

The Board of Directors recommends a vote FOR the advisory resolution to approve executive compensation
Our 2022 compensation program reflects our pay-for-performance philosophy and alignment with stockholder returns. We continue to tie a significant portion of CEO and NEO compensation to both short and long-term Company performance objectives and executive compensation outcomes reflect this philosophy:
►
AIP for the CEO and other NEOs for Company performance paid out slightly below target, including 94% achievement of corporate goals, reflecting strong environment, health and safety and production performance, offset by slightly higher unit costs and lower adjusted EBITDA than planned, and above-target payout of the individual component for all NEOs (other than the CEO, whose AIP is based solely on Company performance)

►
Payout of performance shares to NEOs for the 2020-2022 performance share opportunity at 55% of target, reflecting: 0% payout for the ROIC metric, 139% payout for the growth in reserves and resources metric reflecting exploration success during the period, 75% and 100% payouts for the Rochester POA 11 and Silvertip metrics, respectively; offset by a 25% overall payout reduction under the relative TSR modifier due to stock price performance in the bottom quartile of our peer group for the period

►
Actual three-year performance-linked compensation for the CEO was 33% lower than target, in line with a 58% decrease in our stock price over the same period and an 18% one-year decline in CEO realizable pay was in line with -33% one-year TSR, demonstrate alignment of pay with performance

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 53 of this proxy statement, which details how our executive compensation policies and procedures are designed to achieve our compensation objectives, as well as the 2022 Summary Compensation Table and other related compensation tables and narrative, beginning on page 79 of this proxy statement, which provide detailed information on the compensation of our NEOs.
An advisory stockholder vote on the frequency of stockholder votes to approve executive compensation is required to be held at least once every six years. After considering the vote of stockholders at the 2017 Annual Stockholders’ Meeting and other factors, the Board determined to hold advisory votes on the approval of executive compensation annually until the next advisory vote on frequency occurs. As discussed in Proposal No. 4 below, the next advisory vote to approve executive compensation is expected to be held at the 2023 Annual Meeting.
In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of Coeur Mining, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s Annual Meeting.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the CLD Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.
Coeur Mining 2023 Proxy Statement	78

2022 Executive Compensation Information
2022 Summary Compensation Table
Set forth below is information regarding compensation earned by or paid or awarded to our NEOs—the persons serving as our CEO, CFO, and the other three most highly compensated executive officers during 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)(c)	Change in Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
Mitchell J. Krebs President, Chief Executive Officer & Director	2022	800,000	0	2,045,212	0	940,000	0	120,442	3,905,654
	2021	750,000	0	2,347,253	0	450,000	0	156,606	3,703,859
	2020	725,000	0	2,136,136	0	1,096,563	0	121,209	4,078,908
Thomas S. Whelan Senior Vice President & Chief Financial Officer	2022	400,000	0	766,954	0	408,800	0	57,942	1,633,696
	2021	375,000	0	828,047	0	236,250	0	60,466	1,499,763
	2020	365,972	0	773,426	0	456,750	0	73,242	1,669,390
Michael Routledge Senior Vice President, Chief Operating Officer(f)	2022	450,000	0	814,886	0	526,050	0	50,235	1,841,171
	2021	391,666	0	880,214	0	258,400	0	65,308	1,595,588
	2020	218,750	75,000	913,887	0	266,438	0	26,759	1,500,834
Casey M. Nault Senior Vice President, General Counsel & Chief ESG Officer	2022	375,000	0	719,017	0	379,500	0	51,109	1,524,626
	2021	375,000	0	880,214	0	242,250	0	64,147	1,561,611
	2020	375,000	0	828,669	0	475,500	0	44,729	1,723,898
Emilie C. Schouten Senior Vice President, Human Resources	2022	350,000	0	566,692	0	275,100	0	43,441	1,235,233
	2021	325,000	0	644,183	0	182,813	0	40,873	1,192,869
	2020	300,000	0	559,813	0	285,075	0	37,698	1,182,586
Explanatory Notes:
(a)	Mr. Routledge received a one-time sign-on bonus of $75,000 in 2020 upon commencement of his employment with the Company.
Coeur Mining 2023 Proxy Statement	79

(b)
Set forth below is the aggregate grant date fair value of stock awards, as calculated in accordance with FASB ASC 718, granted in 2022. The assumptions used to calculate the valuation of the awards are set forth in Note 15 to the Notes to Consolidated Financial Statements in Coeur’s Annual Report.

Named Executive Officer	Restricted share award(1) ($)	Performance share award(2) ($)
Mr. Krebs	798,734	1,198,099
Mr. Whelan	299,525	449,287
Mr. Routledge	318,242	477,368
Mr. Nault	280,803	421,206
Ms. Schouten	221,315	331,971
(1)	The restricted share awards vest one-third on February 22, 2023, 2024 and 2025.
(2)
Performance share awards cliff-vest based on the attainment of performance goals over a three-year period. The actual value to the NEO of the performance share portions of the grant depends on the extent to which certain performance criteria are met over the three-year period as explained in “Compensation Discussion and Analysis”. The grant date fair value of the 2022 performance shares at target is shown in the above table, while the value of these 2022 grants at the time of grant assuming the maximum level of performance was achieved is as follows: for Mr. Krebs $2,995,248; for Mr. Whelan $1,123,218; for Mr. Routledge $1,193,420; for Mr. Nault $1,053,015; and $829,928 for Ms. Schouten.

(c)
Includes amounts paid under the AIP. Please refer to the discussion in “Compensation Discussion and Analysis — 2022 Executive Compensation Results — AIP”. Mr. Nault elected to receive, and the Compensation and Leadership Development Committee approved paying, all of his 2022 AIP payment, net of withholding taxes, in the form of 66,263 fully-vested shares under the LTIP having a value of $3.19 per share, which was the closing price of our stock on the NYSE on March 3, 2023, the payout date for all 2022 AIP awards.

(d)	Participants in our Deferred Compensation Plan do not receive preferential or above-market plan earnings.
(e)
All other compensation, includes perquisites and other amounts as follows: Mr. Krebs received a vehicle allowance of $24,133 during 2022. Mr. Krebs, Mr. Whelan, Mr. Routledge, Mr. Nault, and Ms. Schouten received excess group term life insurance valued at $1,242, $1,242, $1,242, $1,242, and $540, respectively, for 2022. Mr. Krebs, Mr. Nault and Ms. Schouten received executive disability insurance coverage whose premiums were $6,219, $2,264 and $1,587, respectively, for 2022, and the Company also paid premiums for Mr. Krebs of $6,816 for executive life insurance coverage Mr. Krebs, Mr. Nault, and Ms. Schouten each received transit benefits valued at $2,205 for 2022. For 2022, each NEO received a company matching contribution to the Coeur Mining, Inc. Defined Contribution and 401(k) Plan of $18,300. For 2022, each of Mr. Krebs, Mr. Whelan, Mr. Nault, Mr. Routledge, and Ms. Schouten received an additional contribution from the Company into the Deferred Compensation Plan in the amount of $56,700, $19,875, $24,204, $18,735 and $13,669, respectively, which represents 6% of their 2022 compensation in excess of their 2022 401(k) Retirement Plan limit. In addition, Mr. Krebs, Mr. Whelan, Mr. Nault and Ms. Schouten, were provided with an executive physical in 2022 paid for by the Company in the amount of $4,827, $7,293, $8,363 and $7,140, respectively. For 2022, the Company provided Mr. Whelan and Mr. Routledge tax planning services related to an international relocation in the amount of $11,232, and $6,489 respectively.

(f)	Mr. Routledge received a base salary increase from $425,000 to $525,000 in October 2022.
Coeur Mining 2023 Proxy Statement	80

2022 Grants of Plan-Based Awards
The following table sets forth information regarding all plan awards that were made to the NEOs during 2022, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a NEO during the year. The information supplements the dollar value disclosure of stock, option and nonstock awards in the 2022 Summary Compensation Table by providing additional details about the awards. Equity incentive-based awards are subject to a performance condition or a market condition as those terms are defined by FASB ASC 718. Non-equity incentive plan awards are not subject to FASB ASC 718 and are intended to serve as an incentive for performance to occur over a specified period.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	Grant Date Fair Value of Stock and Options Award ($)(d)
Named Executive Officer	Grant Date	Approval Date	Threshold ($)(a)	Target ($)(a)	Maximum ($)(a)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
Mitchell J. Krebs			500,000	1,000,000	2,000,000
	2/21/2022	2/15/2022				16,008	85,375	170,750		373,943
	2/21/2022	2/15/2022				16,008	85,375	170,750		373,943
	2/21/2022	2/15/2022				10,672	56,917	113,834		249,296
	2/21/2022	2/15/2022				10,672	56,917	113,834		249,296
	2/21/2022	2/15/2022							189,723	798,734
Thomas S. Whelan			200,000	400,000	800,000
	2/21/2022	2/15/2022				6,003	32,016	64,032		140,230
	2/21/2022	2/15/2022				6,003	32,016	64,032		140,230
	2/21/2022	2/15/2022				4,002	21,344	42,688		93,487
	2/21/2022	2/15/2022				4,002	21,343	42,686		93,482
	2/21/2022	2/15/2022							71,146	299,525
Michael Routledge			262,500	525,000	1,050,000
	2/21/2022	2/15/2022				6,378	34,017	68,034		148,994
	2/21/2022	2/15/2022				6,378	34,017	68,034		148,994
	2/21/2022	2/15/2022				4,252	22,678	45,356		99,330
	2/21/2022	2/15/2022				4,252	22,677	45,354		99,325
	2/21/2022	2/15/2022							75,592	318,242
Casey M. Nault			187,500	375,000	750,000
	2/21/2022	2/15/2022				5,628	30,015	60,030		131,466
	2/21/2022	2/15/2022				5,628	30,015	60,030		131,466
	2/21/2022	2/15/2022				3,752	20,010	40,020		87,644
	2/21/2022	2/15/2022				3,752	20,009	40,018		87,639
	2/21/2022	2/15/2022							66,699	280,803
Coeur Mining 2023 Proxy Statement	81

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	Grant Date Fair Value of Stock and Options Award ($)(d)
Named Executive Officer	Grant Date	Approval Date	Threshold ($)(a)	Target ($)(a)	Maximum ($)(a)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
Emilie C. Schouten			131,250	262,500	525,000
	2/21/2022	2/15/2022				4,436	23,656	47,312		103,613
	2/21/2022	2/15/2022				4,436	23,656	47,312		103,613
	2/21/2022	2/15/2022				2,957	15,771	31,542		69,077
	2/21/2022	2/15/2022				2,957	15,770	31,540		69,073
	2/21/2022	2/15/2022							52,569	221,315
Explanatory Notes:
(a)
The applicable range of estimated payouts under the AIP denominated in dollars (threshold, target, and maximum amount). Please refer to the discussion in “Compensation Discussion and Analysis — 2022 Executive Compensation Results — AIP”.

(b)
The number of performance shares to be paid out or vested within the applicable range of estimated payouts (threshold at 25% for ROIC and reserve & resource awards and 0% for project-based awards, target at 100%, and maximum amount at 200%) as determined by the achievement of specific operational goals over a three-year period and, in each case, satisfaction of time-based vesting conditions. Please refer to the discussion in “Compensation Discussion and Analysis — 2022 Executive Compensation Results — Long-Term Equity Incentive Awards”.

(c)	This column consists of the annual restricted share grants as described above in the “Compensation Discussion and Analysis — 2022 Executive Compensation Results — Long-Term Equity Incentive Awards”.
(d)	Fair Value of stock awards granted on the award date.
Narrative Disclosure to Summary
Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Mitchell J. Krebs
On February 5, 2018, Coeur and Mitchell J. Krebs entered into an amended and restated employment agreement amending the terms of Mr. Krebs’s employment as President and Chief Executive Officer. Mr. Krebs’s amended employment agreement provides for an annual base salary subject to adjustment from time to time, plus annual incentive compensation. Mr. Krebs’s employment agreement includes severance and change-in-control provisions, the terms of which are described under “Potential Payments Upon Termination or Change in-Control — Severance and Change-in-Control Arrangement with Mr. Krebs.” The current term of Mr. Krebs’s employment runs through June 30, 2023, at which time the term will automatically renew for successive one-year periods unless terminated or modified by us by written notice, subject to the terms and conditions of the agreement.
Other NEOs
No executive other than Mr. Krebs has an employment agreement, and each is instead covered by our Executive Severance Policy, described under “Potential Payments Upon Termination or Change-in-Control — Severance and Change-in-Control Arrangements with other NEOs”.
Coeur Mining 2023 Proxy Statement	82

Outstanding Equity Awards at 2022 Year-End
The following table sets forth information on outstanding option and stock awards held by the NEOs on December 31, 2022, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.
	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payable Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
Mitchell J. Krebs	30,487	0	$23.90	1/22/2023	310,879	1,044,553
							402,980	1,354,012
Thomas S. Whelan	0	0			114,412	384,424
							148,487	498,915
Michael Routledge	0	0			127,291	427,698
							157,788	530,169
Casey M. Nault	9,171	0	$23.90	1/22/2023
					112,864	379,223
							144,448	485,346
Emilie C. Schouten	0	0			85,118	285,996
							78,853	264,947
Explanatory Notes:
(a)	Options that expired January 22, 2023 were fully vested as of December 31, 2022.
(b)	With respect to the number of restricted shares granted and unvested as of December 31, 2022:
►
For Mr. Krebs, a grant of 169,921 restricted shares that vests one-third beginning February 24, 2021, a grant of 96,774 restricted shares that vests one-third annually beginning February 19, 2022, and a grant of 189,723 restricted shares that vests one-third annually beginning February 21, 2023.

►
For Mr. Whelan, a grant of 61,523 restricted shares that vests one-third beginning February 24, 2021, a grant of 34,139 restricted shares that vests one-third annually beginning February 19, 2022, and a grant of 71,146 restricted shares that vests one-third annually beginning February 21, 2023.

►
For Mr. Routledge a grant of 82,518 restricted shares that vests one-third beginning June 3, 2021, a grant of 36,290 restricted shares that vests one-third annually beginning February 19, 2022, and a grant of 75,592 restricted shares that vests one-third annually beginning February 21, 2023.

►
For Mr. Nault, a grant of 65,917 restricted shares that vests one-third beginning February 24, 2021, a grant of 36,290 restricted shares that vests one-third annually beginning February 19, 2022, and a grant of 66,699 restricted shares that vests one-third annually beginning February 21, 2023.

►
For Ms. Schouten, a grant of 44,531 restricted shares that vests one-third beginning February 24, 2021, a grant of 26,559 restricted shares that vests one-third annually beginning February 19, 2022, and a grant of 52,569 restricted shares that vests one-third annually beginning February 21, 2023.

(c)
The total number of performance shares and performance units do not vest until the end of the three-year performance period, if at all. Performance shares and performance unit awards that were outstanding as of December 31, 2022 were granted May 13, 2020 (for Mr. Routledge, June 3, 2020), May 12, 2021 and February 21, 2022.

Coeur Mining 2023 Proxy Statement	83

(d)
The total fair market value at the end of the fiscal year based on the closing market price of Coeur’s common stock on the New York Stock Exchange on December 30, 2022, the final trading day of 2022, of $3.36.

2022 Option Exercises and Stock Vested
The following table sets forth information regarding each exercise of stock options and vesting of restricted stock and performance shares during 2022 for each of the NEOs on an aggregated basis.
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
Mitchell J. Krebs	—	—	446,095	2,218,563
Thomas S. Whelan	—	—	162,859	810,437
Michael Routledge	—	—	39,603	166,475
Casey M. Nault	—	—	182,900	911,677
Emilie C. Schouten	—	—	124,239	618,797
Explanatory Notes:
(a)
The aggregate dollar value realized upon exercise of options (i.e., the difference between the market price of the underlying shares at exercise and the exercise price) or upon the transfer of an award for value.

(b)
The aggregate dollar value realized upon vesting of restricted stock (i.e., the number of shares times the market price of the underlying shares on the vesting date) or upon the transfer of an award for value.

Coeur Mining 2023 Proxy Statement	84

Pension Benefits and Nonqualified Deferred Compensation
We do not maintain a defined benefit pension program. Effective February 1, 2014, Coeur established the Coeur Mining, Inc. Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”) for highly compensated employees. The Deferred Compensation Plan allows directors and eligible highly compensated employees the opportunity to defer, on a pre-tax basis, a portion of his or her director fees, base salary, and/or AIP award, as applicable, to a date in the future. Employees can defer 5%-75% of base salary and 5%-75% of AIP award amounts. Directors can defer 5%-75% of director fees. Coeur may also decide to make employer contributions to the account of a participant from time to time. Participants may designate investment funds in which deferred amounts are invested. The net gain or loss on the assets of any such investment funds is used to determine the amount of earnings or losses to be credited to the participant’s account. Each participant must elect the time and form of distribution of deferred amounts (together with any earnings or losses credited to such amounts). Subject to certain limitations in the Deferred Compensation Plan, participants elect the frequency of payments and the number of payments to receive at the time of distribution. Participants are always 100% vested in amounts deferred by the participant. Amounts contributed by Coeur to a participant’s account vest based upon a schedule or schedules determined by us and communicated to the participant.
Named Executive Officer	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)(b)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(d)
Mitchell J. Krebs	—	56,700	(209,620)	—	1,121,419
Thomas S. Whelan	—	19,875	(2,718)	—	54,571
Michael Routledge	—	24,204	337	—	22,423
Casey M. Nault	—	18,735	(3,109)	—	150,720
Emilie C. Schouten	—	13,669	713	—	47,199
Explanatory Notes:
(a)
The amount in this column represents fiscal year 2022 deferred compensation, and such amount, if any, has been included in the amount, which is reported in the “Non-Equity Incentive Plan Compensation Earnings” column of the Summary Compensation Table.

(b)
The amount in this column is reported in footnote (d) to the All Other Compensation column of the Summary Compensation Table as follows: for 2022, each of Mr. Krebs, Mr. Whelan, Mr. Routledge, Mr. Nault, and Ms. Schouten received an additional contribution from the Company into the Deferred Compensation Plan in the amount of $56,700, $19,875, $24,204, $18,735 and $13,669 respectively. These amounts were calculated based on 2022 earnings but distributed during the first quarter of 2023.

(c)	The amount in this column is not included in the Summary Compensation Table because plan earnings were not preferential or above-market.
(d)
The aggregate balances at last fiscal year-end reported in this table include the following amounts that were previously reported as compensation in the Summary Compensation Table of the Company’s proxy statements for prior years:

Named Executive Officer	Amounts Previously Reported ($)
Mitchell J. Krebs	1,237,645
Thomas S. Whelan	24,784
Michael Routledge	—
Casey M. Nault	120,198
Emilie C. Schouten	27,282
Coeur Mining 2023 Proxy Statement	85

Potential Payments Upon Termination or Change-In-Control
We have severance and change-in-control arrangements with each of the NEOs currently serving as executive officers that provide for certain benefits payable to the executives in the event of certain qualifying terminations not in connection with a change in control or a change in control followed by the termination of the executive’s employment within two years for any reason other than for cause, disability, death, normal retirement or early retirement.
Each of the following constitutes a change in control under our change-in-control arrangements:
►
any organization, group or person (“Person”) (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Coeur representing 35% or more of the combined voting power of the then outstanding securities of Coeur;

►
during any two-year period, a majority of the members of the Board serving at the effective date of the change-in-control arrangement is replaced by directors who are not nominated and approved by the Board;

►	a majority of the members of the Board is represented by, appointed by or affiliated with any Person who the Board has determined is seeking to effect a change in control of Coeur; or
►	we are combined with or acquired by another company and the Board determines, either before such event or thereafter, by resolution, that a change in control will occur or has occurred.
The change-in-control arrangements provide that in the event the payment provided would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, the payment will be reduced to the amount that will result in no portion being subject to the excise tax unless such reduction would result in the executive receiving a lower payment than the executive would be entitled to receive and retain on a net after-tax basis if such amount was not reduced.
Severance and Change-in-Control Arrangement with Mr. Krebs
If Mr. Krebs is terminated by Coeur without cause or Mr. Krebs terminates his employment with Coeur for good reason not in connection with a change in control, Mr. Krebs would be entitled to the benefits described below:
►	a lump sum equivalent to 2.75 times his base salary and target annual incentive plan award for the year in which the termination occurs; and
►	continuation of health care benefits for Mr. Krebs and his dependents for up to one year following the termination.
If a change in control occurs, Mr. Krebs shall be entitled to the benefits described below upon a termination by Coeur without cause or by Mr. Krebs for good reason within the 90 days preceding or two years following the change in control:
►	a lump sum equivalent to 2.75 times Mr. Krebs’s base salary and target annual incentive plan award for the year in which the change in control occurs; and
►	continuation of health care benefits for Mr. Krebs and his dependents for up to two years following the change in control; and
►	accelerated vesting of unvested grants of equity, as more fully described in the footnotes to the following table.
Severance and Change-in-Control Arrangements with other NEOs
Mr. Whelan, Mr. Nault, Mr. Routledge and Ms. Schouten do not have individual employment agreements or change-in-control agreements but are covered under our Executive Severance Policy.
Under this policy, in the event of a termination by Coeur without cause or by the employee for good reason not in connection with a change in control, Mr. Whelan, Mr. Nault, Mr. Routledge and Ms. Schouten would each be entitled to the benefits described below:
►	a lump sum equivalent to two times the executive’s base salary and target annual incentive plan award for the year in which the termination occurs; and
►	continuation of health care benefits for the employee and his or her dependents for up to eighteen months following the termination.
Coeur Mining 2023 Proxy Statement	86

Under these policies, if a change in control occurs, Mr. Whelan, Mr. Nault, Mr. Routledge and Ms. Schouten would be each entitled to the benefits described below upon a termination by Coeur without cause or by the employee for good reason within the 90 days preceding or two years following the change in control:
►	a lump sum equivalent to two times the executive’s base salary and target annual incentive plan award for the year in which the change in control occurs;
►	continuation of health care benefits for the employee and his or her dependents for up to 18 months following the change in control; and
►	accelerated vesting of unvested grants of equity, as more fully described in the footnotes to the following table.
The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which the NEOs would be entitled upon certain terminations of employment assuming the triggering event took place after the close of business on December 30, 2022 and the price per share of Coeur’s common stock is the closing market price of $3.36 as of that date.
Named Executive Officer		Cash Severance Payments ($)(a)	Continuation of Medical/ Welfare Benefits (present value) ($)(b)	Accelerated Vesting of Equity Awards ($)(c)	Total Termination Benefits ($)
Mitchell J. Krebs
►	Not for cause—Involuntary	4,950,000	16,478	0	4,966,478
►	Death & Disability	0	0	3,576,535	3,576,535
►	Not for cause—voluntary under age 65	0	0	0	0
►	Change in Control, without termination	0	0	0	0
►	Termination subsequent to a Change in Control(d)	4,950,000	21,127	2,398,567	7,380,693
Thomas S. Whelan
►	Not for cause—Involuntary	1,600,000	9,256	0	1,609,256
►	Death & Disability	0	0	1,309,006	1,309,006
►	Not for cause—voluntary under age 65	0	0	0	0
►	Change in Control, without termination	0	0	0	0
►	Termination subsequent to a Change in Control(d)	1,600,000	13,527	883,342	2,496,869
Michael Routledge
►	Not for cause—Involuntary	2,100,000	17,211	0	2,117,211
►	Death & Disability	0	0	1,407,477	1,407,477
►	Not for cause—voluntary under age 65	0	0	0	0
►	Change in Control, without termination	0	0	0	0
►	Termination subsequent to a Change in Control(d)	2,100,000	24,779	957,867	3,082,647
Casey M. Nault
►	Not for cause—Involuntary	1,500,000	17,910	0	1,517,910
►	Death & Disability	0	0	1,320,372	1,320,372
►	Not for cause—voluntary under age 65	0	0	0	0
►	Change in Control, without termination	0	0	0	0
►	Termination subsequent to a Change in Control(d)	1,500,000	26,171	864,571	2,390,742
Coeur Mining 2023 Proxy Statement	87

Named Executive Officer		Cash Severance Payments ($)(a)	Continuation of Medical/ Welfare Benefits (present value) ($)(b)	Accelerated Vesting of Equity Awards ($)(c)	Total Termination Benefits ($)
Emilie C. Schouten
►	Not for cause—Involuntary	1,225,000	18,682	0	1,243,682
►	Death & Disability	0	0	969,938	969,938
►	Not for cause—voluntary under age 65	0	0	0	0
►	Change in Control, without termination	0	0	0	0
►	Termination subsequent to a Change in Control(d)	1,225,000	27,299	550,946	1,803,245
Explanatory Notes:
(a)	Cash severance payments consist of 2.75 times for Mr. Krebs and 2.0 times for other executives, the sum of annual base salary plus target annual incentive opportunity.
(b)
In the event of a qualifying termination not in connection with a change in control, NEOs receive continued payment of employee health care benefits or costs of benefits for up to 12 months. In the event of a change in control and a subsequent qualifying termination of employment within two years following the change in control, NEOs receive continued payment of employee health care benefits or costs of benefits for up to 18 months, except in the case of the CEO, in which case the benefits would be available for up to 24 months. This column represents the net present value of health plan benefits provided upon termination.

(c)	Represents the value of any unvested stock options, restricted stock or other equity awards that were not vested as of the relevant date and whose vesting was accelerated.
►
In the event of death or disability, all options, restricted stock grants, and performance share grants would vest 100%, with the performance shares vesting at target. The NEOs would have 12 months from the date of death or disability to exercise their options, except for nonqualified options granted prior to January 22, 2013 which permit up to three years to exercise in the event of disability.

►
In the event of a qualifying termination of employment within 90 days prior to and up to two years following a change in control, the NEOs would have up to 12 months from termination to exercise their options, except for incentive stock options granted between January 22, 2013 and May 13, 2015, which permit up to two years to exercise, instead of the usual 3 months. Our equity awards are “double trigger” accelerated vesting upon a change-in-control, meaning stock options and restricted stock will vest 100%, and performance shares will vest pro-rata based on the actual performance achieved up to the date of the change in control, in each case only upon a qualifying termination within 90 days prior to and up to two years after the change in control. For purposes of the above disclosures, the pro-rata achievement of performance targets was estimated using the elapsed time in the performance period occurring prior to the hypothetical change in control, compared to the total length of the performance period.

(d)
The severance payments will be reduced to keep the total payments from exceeding the cap imposed by the golden parachute rules of the Internal Revenue Service to the extent that such reduction will, on a net after-tax basis, provide the executive with a greater value than if no reduction was made and the executive paid any 280G-related excise tax payments. No values shown in the table have been reduced.

In the event of death or disability, no special benefits are provided other than the payment of any accrued compensation and benefits under the companywide benefit plans, and the accelerated vesting of equity grants discussed above. Upon an eligible retirement, the NEOs are entitled to accelerated vesting of equity identical to that occurring in the event of death or disability. None of the NEOs is currently eligible for retirement.
Coeur Mining 2023 Proxy Statement	88

2022 Ratio of CEO Compensation to Median Employee Compensation
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following ratio of the annual total compensation of Mr. Krebs, our CEO, to the annual total compensation of our median employee. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2022, our last completed fiscal year:
► the annual total compensation of our CEO, as reported in the 2022 Summary Compensation Table on page 79 of this proxy statement, was $3,905,654; and	For 2022, the ratio of the annual total compensation of Mr. Krebs, our CEO, to the annual total compensation of our median compensated employee was 71 to 1
► the annual total compensation of our median compensated employee (other than our CEO) was $55,306
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
►
We determined that, as of December 31, 2022, our employee population consisted of approximately 2,100 individuals with these individuals located in the United States, Canada and Mexico (as reported in Item 1, Business, in our Annual Report). This population consisted of our full-time, part-time, and temporary employees.

►
To identify the “median employee” from our employee population, we compared the amount of total cash compensation reflected in our payroll records. Total cash compensation includes base salary or hourly wages paid during 2022, as applicable, and amounts paid during 2022 under our AIP and other cash bonus arrangements. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

►
Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $55,306. The median employee’s total compensation for 2022 included a contribution of $2,729 to the account of the employee in the Company’s 401(k) Retirement Plan. The Company contributes an amount equal to 100% of up to the first 6% of an employee’s eligible compensation contributed in 2022.

►
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table on page 79 of this proxy statement and incorporated by reference under Item 11 of Part III of our Annual Report.

Coeur Mining 2023 Proxy Statement	89

Pay-versus-Performance Table
The following table sets forth additional compensation information of our CEO (sometimes referred to as PEO for purposes of this section) and our other NEOs along with TSR, net income, and adjusted EBITDA performance results for our fiscal years ended 2022, 2021 and 2020. The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with Company performance, refer to the CD&A beginning on page 52.
					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table Total for non-PEO NEOs(3) (d)	Average Compensation Actually Paid to non- PEO NEOs(2)(3) (e)	Total Stockholder Return(4) (f)	Peer Group Total Stockholder Return(4) (g)	Net Income (h)	Adjusted EBITDA (Company Selected Measure)(5) (i)
2022	$3,905,654	$2,406,554	$1,558,682	$1,028,030	$42	$102	($78,107,000)	$138,954,000
2021	$3,703,859	$2,672,360	$1,479,751	$1,177,195	$62	$112	($31,322,000)	$216,112,000
2020	$4,078,908	$6,765,818	$1,546,507	$2,652,357	$128	$124	$25,627,000	$263,565,000
1.	In all the years in question, Mitchell J. Krebs was our Chief Executive Officer.
2.
For performance-based awards, the fair value of equity awards in the “Compensation Actually Paid” or “CAP” columns is calculated using a Monte Carlo simulation valuation model as of the applicable year-end date(s), and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and an expected dividend rate of 0% and takes into consideration the probability of achievement as of each such date.

For the portion of CAP that is based on year-end stock prices, the following prices were used: 2022 $3.36, 2021 $5.04 and 2020 $10.35.
The following tables set forth the adjustments made during each year represented in the pay versus performance (“PVP”) table to arrive at CAP to our NEOs during each of the years in question:
	PEO	Average Non-PEO
Total Reported in 2022 Summary Compensation Table (SCT)	$3,905,654	$1,558,682
Less, value of Stock Awards reported in SCT	$2,045,212	$716,887
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$1,545,292	$541,656
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	($969,420)	($340,423)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	($29,760)	($14,997)
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	($1,499,100)	($530,651)
Actual Compensation Paid for Fiscal Year 2022	$2,406,554	$1,028,030
Coeur Mining 2023 Proxy Statement	90

	PEO	Average Non-PEO
Total Reported in 2021 Summary Compensation Table (SCT)	$3,703,859	$1,479,751
Less, value of Stock Awards reported in SCT	$2,347,253	$820,554
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$1,230,965	$429,463
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	$102,629	$99,832
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	($17,841)	($11,298)
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	($1,031,499)	($302,556)
Actual Compensation Paid for Fiscal Year 2021	$2,672,360	$1,177,195
	PEO	Average Non-PEO
Total Reported in 2020 Summary Compensation Table (SCT)	$4,078,908	$1,546,507
Less, value of Stock Awards reported in SCT	$2,136,136	$780,612
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$5,515,006	$1,997,966
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	($418,848)	($60,029)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	($273,112)	($51,475)
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	$2,686,910	$1,105,850
Actual Compensation Paid for Fiscal Year 2020	$6,765,818	$2,652,357
3.
During 2022, our non-PEO NEOs consisted of Thomas S. Whelan, Michael Routledge, Casey M. Nault and Emilie C. Schouten. During 2021, our non-PEO NEOs consisted of Thomas S. Whelan, Michael Routledge, Casey M. Nault and Hans J. Rasmussen. During 2020, our non-PEO NEOs consisted of Thomas S. Whelan, Michael Routledge, Casey M. Nault and Hans J. Rasmussen. Mr. Rasmussen retired from his position as Senior Vice President, Exploration, effective March 31, 2022.

4.
Company and peer group TSR reflects the Company’s “TSR peer group” as reflected in our 2022 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on December 31, 2019.

5.
Adjusted EBITDA, a non-GAAP financial reporting measure, is used by the Company to evaluate operating performance of our core mining business and allows investors and analysts to compare results of the Company to similar results of other mining companies. For a reconciliation of Adjusted EBITDA to net income, please refer to the tables in the Appendix.

Coeur Mining 2023 Proxy Statement	91

PVP Descriptive Disclosure
We believe compensation actually paid, or CAP, in each of the years reported above in the PVP table and over the three-year cumulative period are reflective of the CLD Committee’s emphasis on “pay-for-performance”, as CAP fluctuated year-over-year, primarily due to our stock price performance and our varying levels of achievement against pre-established performance goals under our AIP and LTIP Programs.
The following graphs compare CAP to (1) company and peer group TSR, (2) Net Income and (3) Adjusted EBITDA.

Additional Performance Measures
The following performance measures reflect the Company’s most important performance measures in effect for 2022, as further described and defined in the CD&A.
Adjusted EBITDA
ROIC
Production
Costs Applicable to Sales
Growth in Reserves and Resources
Environmental, Health and Safety Performance
rTSR
Coeur Mining 2023 Proxy Statement	92

Proposal No. 4:
Vote on an advisory resolution to approve the frequency of future advisory votes to approve executive compensation
What am I voting for?
►
We are asking our stockholders to vote on an advisory resolution to approve how frequently stockholders will be asked, on an advisory basis, to approve the compensation paid to our executive officers in the future.

The Board of Directors recommends a vote FOR 1 YEAR
Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on how often future advisory votes to approve executive compensation of the nature reflected in Proposal No. 3 above (a “say-on-pay” vote) should be included in the Company’s proxy materials for future annual stockholder meetings.
Pursuant to the vote of stockholders at the 2017 Annual Stockholders’ Meeting and other factors, the Board determined to hold advisory votes on the approval of executive compensation annually until the next advisory vote on the 2023 Annual Meeting.
Under this Proposal No. 4, stockholders may vote to continue having the say-on-pay vote every year, or every two years or three years. The Company believes that “say-on-pay” votes should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program. The CLD Committee, which administers the Company’s executive compensation program, values the opinions expressed by stockholders in “say-on-pay” votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.
Coeur Mining 2023 Proxy Statement	93

General Information
When and where is the Annual Meeting?
The 2023 Annual Meeting will be held on Tuesday, May 9, 2023, at 9:30 a.m., Central Time, and will be conducted solely in a virtual format. The health and well-being of our employees, Board members and stockholders is our top priority. The Annual Meeting will be conducted as a live audio webcast.
How Can I Access the Annual Meeting?
Stockholders can join the Annual Meeting by navigating to www.virtualshareholdermeeting.com/cde2023. Online access to the audio webcast will begin approximately 15 minutes before the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. Stockholders participating in the Annual Meeting will be able to vote their shares electronically during the Annual Meeting and may submit questions during the virtual event using the directions on the meeting website at www.virtualshareholdermeeting.com/cde2023. Technical support will be available prior to and during the meeting at virtualshareholdermeeting.com.
Will I Be Able to Participate in the Virtual Annual Meeting?
We have designed the format of the Annual Meeting so that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting. After the business portion of the Annual Meeting concludes and the meeting is adjourned, we expect to hold a Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before the stockholder vote at the Annual Meeting, as time permits. Our responses to questions properly submitted will be made available to all stockholders on the Annual Meeting website promptly following completion of the Annual Meeting. The Q&A session will be conducted in accordance with the Rules for Conduct of Meeting, which will be available for review at the Annual Meeting at www.virtualshareholdermeeting.com/cde2023. Stockholders participating in the Annual Meeting will be able to vote their shares electronically during the Annual Meeting using the directions on the meeting website. To participate in the Annual Meeting, you will need the 16-digit control number found on your proxy card, voting instruction form or notice of internet availability. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may need to contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number.
Who is entitled to vote at the Annual Meeting? What is the Record Date?
All stockholders of record as of the close of business on the Record Date, March 15, 2023, are entitled to vote at the Annual Meeting and any adjournment or postponement thereof upon the matters listed in the Notice of Annual Meeting. Each stockholder is entitled to one vote for each share held of record on that date. As of the close of business on the Record Date, a total of 321,389,804 shares of our common stock were outstanding.
What is the difference between a stockholder of record and a stockholder who holds in street name?
If your shares of Coeur common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and these proxy materials are being sent directly to you from the Company.
If your shares of Coeur common stock are held in “street name” meaning your shares of Coeur common stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares, and these proxy materials are being forwarded to you by your broker, banker or other nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Coeur common stock, you have the right to direct your broker, bank or other nominee on how to vote, and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Coeur common stock.
Coeur Mining 2023 Proxy Statement	94

How do I inspect the list of stockholders of record?
A list of the stockholders of record as of the Record Date entitled to vote at the Annual Meeting will be available for review on the virtual platform for the Annual Meeting. In addition, stockholders wishing to review the list of stockholders entitled to vote at the Annual Meeting can make arrangements to do so by contacting our Investor Relations department at investors@coeur.com.
Why did I receive a notice in the mail regarding the internet availability of proxy materials?
In accordance with the rules of the SEC, instead of mailing to stockholders a printed copy of our proxy statement, Annual Report and other materials (the “proxy materials”) relating to the Annual Meeting, Coeur may furnish proxy materials to stockholders on the internet by providing a notice of internet availability of proxy materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of Coeur’s proxy materials, as well as how to submit your proxy, over the internet. The proxy materials are available at www.proxyvote.com.
Will I get more than one copy of the notice or proxy materials if multiple stockholders share my address?
When multiple stockholders have the same address, the SEC permits companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials and the Notice of Internet Availability to them. This process is commonly referred to as “householding”. We do not participate in householding, but some brokers may for stockholders who do not take electronic delivery of proxy materials. If your shares are held in a brokerage account and you have received notice from your broker that it will send one copy of the Notice of Internet Availability or proxy materials to your address, householding will continue until you are notified otherwise or instruct your broker otherwise. If, at any time, you would prefer to receive a separate copy of the Notice of Internet Availability or proxy materials, or if you share an address with another stockholder and receive multiple copies but would prefer to receive a single copy, please notify your broker. We promptly will deliver to a stockholder who received one copy of the Notice of Internet Availability or proxy materials as the result of householding a separate copy upon the stockholder’s written or oral request directed to our investor relations department at (312) 489-5800, Coeur Mining, Inc., 200 South Wacker Drive, Suite 2100, Chicago, IL 60606. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions provided in the Notice of Internet Availability.
What does it mean to give a proxy?
The persons named on the proxy card (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of Coeur. They will vote the shares represented by each properly executed and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, the shares represented by each otherwise properly executed and timely received proxy will be voted “FOR” each nominee in Proposal No. 1 and “FOR” Proposals No. 2 and 3 and for “1 YEAR” for Proposal No. 4 in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote on that matter in their discretion.
How do I vote?
If you are a holder of shares of Coeur common stock, you can vote by telephone or on the internet 24 hours a day through 11:59 p.m. (Central Time) on the day before the Annual Meeting date using the telephone number or visiting the website listed on page 97. If you are submitting a proxy for your shares by telephone or internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card).
If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.
Coeur Mining 2023 Proxy Statement	95

While the Company encourages holders of common stock to vote by proxy, you also have the option of voting your shares of common stock at the Annual Meeting through the virtual platform. If you are a stockholder of record of common stock, you have the right to attend the Annual Meeting and vote at the Annual Meeting, subject to compliance with the procedures described below.
As mentioned above, as the beneficial owner of Coeur common stock, you have the right to direct your broker, bank or other nominee on how to vote, and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Coeur common stock.
How can I revoke a proxy or change my vote?
If you are a stockholder of record of Coeur common stock, you may change your vote or revoke your proxy at any time prior to the voting at the Annual Meeting:
►	by providing written notice to our Corporate Secretary;
►	by attending the Annual Meeting and voting in through the virtual platform (your attendance at the Annual Meeting will not by itself revoke your proxy);
►	by submitting a later-dated proxy card;
►	if you submitted a proxy by telephone or Internet, by submitting a subsequent proxy by telephone or internet; or
►
if you are a beneficial owner of Coeur common stock and have instructed a broker, bank or other nominee to vote your shares, you may follow the directions received from your broker, bank or other nominee to change or revoke those instructions.

How many shares must be represented in person or by proxy to hold the Annual Meeting?
A majority of the voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, represented at the meeting in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
What is a broker non-vote?
A broker non-vote occurs when a broker or other nominee that holds shares on behalf of a street name stockholder does not vote on a particular matter because it does not have discretionary authority to vote on that particular matter and has not received voting instructions from the street name stockholder.
If you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, New York Stock Exchange rules allow, but do not require, the nominee to vote your shares on routine matters but not on non-routine matters. If you hold your shares in street name, it is critical that you cast your vote if you want it to count for non-routine matters as described in the table below. Broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not considered “votes cast” under Delaware law, they will have no effect on the approval of any matter. Ratification of auditors (Proposal 2) is the only matter that we expect to be routine that is up for stockholder vote at this Annual Meeting (and we expect that there should be no broker non-votes with respect to this matter). We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the Annual Meeting.
Who will tabulate the vote?
Votes cast by proxy or at the Annual Meeting will be tabulated by the inspectors of election appointed by us for the meeting.
Who bears the cost of this proxy solicitation?
We are soliciting proxies from stockholders on behalf of our Board and will bear the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees in person or by telephone or electronic mail without special compensation. We have retained Morrow Sodali LLC, Stamford, Connecticut, to assist in the solicitation of proxies. Morrow Sodali LLC’s fee will be $8,000, plus out-of-pocket expenses.
Coeur Mining 2023 Proxy Statement	96

Do stockholders have dissenters’ rights?
Pursuant to applicable Delaware law, there are no dissenters’ or appraisal rights relating to the matters to be acted upon at the Annual Meeting.
Votes Required to Approve the Proposals:
Proposal		Required Vote	Effect of Abstention	Effect of Broker Non-Vote(1)
1	Election of nine directors	Majority of votes cast for each of the nominees	None(1)	Broker non-votes have no effect on the approval of this proposal.
2	Ratification of independent auditors for 2023	Majority of votes cast for the action	None(1)	N/A (broker non-votes are not expected)
3	Advisory vote to approve executive compensation	Majority of votes cast for the action	None(1)	No effect
4	Advisory vote to approve the frequency of future advisory votes to approve executive compensation	Majority of votes cast for the action	None(1)	No effect
(1)	Under Delaware law, abstentions are not counted as votes cast.
Your Vote is Important
Please cast your vote as soon as possible by using one of the following methods:

Online at www.proxyvote.com	Mail your signed proxy or voting instruction form	Call toll-free from the United States, U.S. territories and Canada via 1-800-690-6903	Attend the Annual Meeting virtually www.virtualshareholder- meeting.com/cde2023
Your Vote is Important – We will make a charitable contribution of $1 to Hire Heroes USA for every stockholder account that votes. Coeur is committed to recruiting, supporting and integrating current and former members of the military into our operations through our Coeur Heroes program, launched in 2018. Coeur Heroes allows service members to use the special skills they developed during their time of service to help make a difference at our operations.
Coeur Mining 2023 Proxy Statement	97

Other Matters
Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote the Proxy in accordance with their discretion.
Stockholder Proposals for the 2024 Annual Stockholders’ Meeting
►
Proposals of stockholders intended to be submitted and presented at the 2024 Annual Stockholders’ Meeting (the “2024 Annual Meeting”) pursuant to the SEC Rule 14a-8 must be received by our Corporate Secretary, Coeur Mining, Inc., 200 South Wacker Drive, Suite 2100, Chicago, IL 60606, no later than the close of business on December 1, 2023 in order for them to be considered for inclusion in the proxy statement for the 2024 Annual Meeting.

►
A stockholder wishing to submit a proposal, including a director nomination, to be voted on at the 2024 Annual Meeting under the advance notice provisions included in our Bylaws for our 2024 Annual Meeting, must deliver notice of such proposal or director nomination as applicable, including the information specified in the Bylaws, to our Corporate Secretary at the address indicated above no earlier than the close of business on January 10, 2024 and no later than the close of business on February 9, 2024. If the 2024 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the 2022 Annual Meeting, such notice must be delivered to us no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public announcement of such meeting is first made. In addition, the deadline for providing notice to the Company under Rule 14a-19, the SEC's universal proxy rule, of a stockholder's intent to solicit proxies in support of nominees submitted under the Company's advance notice bylaws is March 10, 2024, in addition to complying with all applicable requirements under our Bylaws.

►
Our Bylaws permit a stockholder, or a group of up to 20 stockholders, who continuously owned at least 3% or more of our outstanding common stock for at least three years to nominate and include in our proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements included in our Bylaws. Notice of director nominations submitted under these proxy access Bylaw provisions must be delivered to our Corporate Secretary at the address indicated above no earlier than the close of business on December 1, 2023 and no later than the close of business on December 31, 2023. If the 2024 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the 2023 Annual Meeting, such notice must be delivered to us no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public announcement of such meeting is first made.

►
Failure to comply with the advance notice requirements will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement. For purposes of the above-mentioned deadlines, “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day.

Coeur Mining 2023 Proxy Statement	98

This proxy statement is accompanied by our Annual Report, which includes financial statements for the year ended December 31, 2022. The Annual Report is not to be regarded as part of the proxy solicitation materials.
Any stockholder who would like a copy of our Annual Report, including the related financial statements and financial statement schedules, may obtain one, without charge, by addressing a request to the attention of the Corporate Secretary, Coeur Mining, Inc., 200 South Wacker Drive, Suite 2100, Chicago, IL 60606. Our copying costs will be charged if copies of exhibits to the Annual Report are requested. You may also obtain a copy of the Annual Report, including exhibits, from our website, www.coeur.com, by clicking on “Investor Relations.”
By order of the Board of Directors,

Casey M. Nault
Senior Vice President,
General Counsel and Chief ESG Officer
(Company Secretary)
Chicago, IL
March 30, 2023
Coeur Mining 2023 Proxy Statement	99

Appendix A Certain Additional Information
Reconciliation of Non-U.S. GAAP Information
Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (“GAAP”). These measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.
Adjusted EBITDA Reconciliation
($ thousands)	2022	2021	2020
Net income (loss)	($78,107)	($31,322)	$25,627
Interest expense, net of capitalized interest	23,861	16,451	20,708
Income tax provision (benefit)	14,658	34,958	37,045
Amortization	111,626	128,315	131,387
EBITDA	$72,038	$148,402	$214,767
Fair value adjustments, net	66,668	543	(7,601)
Foreign exchange (gain) loss	850	2,779	2,445
(Gain) loss on sale of assets and securities	(64,429)	(4,111)	2,484
RMC bankruptcy distribution	(1,651)	—	—
VAT litigation	1,142	—	—
(Gain) loss on debt extinguishment	—	9,173	—
Novation	—	—	3,819
Silvertip inventory write-down	—	—	13,717
Silvertip temporary suspension costs	—	—	7,164
Silvertip lease modification	—	—	(4,051)
Silvertip gain on contingent consideration	—	—	(955)
COVID-19 costs	1,739	6,618	15,555
Asset retirement obligation accretion	14,232	11,988	11,754
Interest income on notes receivables	(720)	—	—
Wharf inventory write-down	—	—	3,323
Inventory adjustments and write-downs	49,085	14,738	1,144
Valued-added tax write-off	—	25,982	—
Adjusted EBITDA	$138,954	$216,112	$263,565
Coeur Mining 2023 Proxy Statement	100

Gold CAS / oz and Silver CAS / oz
Year Ended December 31, 2022
In thousands (except metal sales, per ounce and per pound amounts)	Palmarejo	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$218,008	$187,792	$194,757	$111,310	$4,912	$716,779
Amortization	(35,432)	(22,626)	(39,032)	(8,247)	(4,912)	(110,249)
Reported costs applicable to sales	$182,576	$165,166	$155,725	$103,063	—	$606,530
Inventory adjustments	(599)	(9,232)	(401)	(217)		(10,449)
By-product credit	—	—	(634)	(1,083)		(1,717)
Adjusted costs applicable to sales	$181,977	$155,934	$154,690	$101,763	—	$594,364
Metal Sales
Gold ounces	107,157	34,370	108,972	79,469	—	329,968
Silver ounces	6,695,454	3,028,986	—	47,284	—	9,771,724
Revenue Split
Gold	52%	50%	100%	100%	—	—
Silver	48%	50%			—	—
Adjusted costs applicable to sales
Gold ($/oz)	$883	$2,268	$1,420	$1,281	—	$1,300
Silver ($/oz)	$13.05	$25.74			—	$17.00
Coeur Mining 2023 Proxy Statement	101

Year Ended December 31, 2021
In thousands (except metal sales, per ounce and per pound amounts)	Palmarejo(1)	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$189,717	$151,427	$187,998	$104,617	$4,797	$638,556
Amortization	(36,062)	(20,187)	(54,933)	(11,038)	(4,797)	(127,017)
Reported costs applicable to sales	$153,655	$131,240	$133,065	$93,579	—	$511,539
Inventory adjustments	(203)	(8,015)	(512)	(256)	—	(8,986)
By-product credit	—	—	(370)	(2,208)	—	(2,578)
Adjusted costs applicable to sales	$153,452	$123,225	$132,183	$91,115	—	$499,975
Metal Sales
Gold ounces	108,806	27,697	122,181	91,663	—	350,347
Silver ounces	6,805,816	3,241,624	—	86,397	—	10,133,837
Revenue Split
Gold	47%	38%	100%	100%
Silver	53%	62%	—
Adjusted costs applicable to sales
Gold ($/oz)	$663	$1,691	$1,082	$994	—	$977
Silver ($/oz)	$11.95	$23.57			—	$15.70
Reserves and Resources
We are subject to the reporting requirements of the Exchange Act and applicable Canadian securities laws, and as a result we report our mineral reserves and mineral resources according to two different standards. U.S. reporting requirements, are governed by Item 1300 of Regulation S-K (“S-K 1300”), as issued by the U.S. Securities and Exchange Commission (“SEC”). Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-10 Standards of Disclosure for Mineral Projects (“NI 43-101”), as adopted from the definitions provided by the Canadian Institute of Mining, Metallurgy and Petroleum. Both sets of reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but the standards embody slightly different approaches and definitions.
In our public filings in the U.S. and Canada and in certain other announcements not filed with the SEC, we disclose proven and probable reserves and measured, indicated and inferred resources, each as defined in S-K 1300. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves, and therefore investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into S-K 1300-compliant reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources, and therefore it cannot be assumed that all or any part of inferred resources will ever be upgraded to a higher category. Therefore, investors are cautioned not to assume that all or any part of inferred resources exist, or that they can be mined legally or economically.
Coeur Mining 2023 Proxy Statement	102

Protect. Develop. Deliver.

2023 Proxy Statement

COEUR MINING®

COEUR MINING®
We Pursue a Higher Standard

COEUR MINING, INC.
ATTN: CASEY M. NAULT
200 SOUTH WACKER DRIVE, SUITE 2100
CHICAGO, IL 60606

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 8, 2023 for shares held directly and by 11:59 P.M. ET on May 4, 2023 for shares held in the Coeur Mining, Inc. 2018 Long-Term Incentive Plan, as amended (the "Plan"). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CDE2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 8, 2023 for shares held directly and by 11:59 P.M. ET on May 4, 2023 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97465-P82737

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COEUR MINING, INC.

Company Proposals

The Board of Directors recommends you vote FOR each of the director nominees listed in Proposal 1 below, FOR Proposals 2 and 3 and 1 YEAR with respect to Proposal 4 below.

1. Election of nine directors	For	Against	Abstain
1a. Linda L. Adamany	☐	☐	☐
1b. Paramita Das	☐	☐	☐
1c. Sebastian Edwards	☐	☐	☐
1d. Randolph E. Gress	☐	☐	☐
1e. Jeane L. Hull	☐	☐	☐
1f. Mitchell J. Krebs	☐	☐	☐
1g. Eduardo Luna	☐	☐	☐
1h. Robert E. Mellor	☐	☐	☐
1i. J. Kenneth Thompson	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Advisory resolution to approve the frequency of future advisory votes to approve executive compensation.	☐	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.

HIRE HEROES USA

We will donate $1 to Hire Heroes USA
for every stockholder who votes!

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D97466-P82737

COEUR MINING, INC.
Annual Stockholders' Meeting
May 9, 2023 at 9:30 AM, CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mitchell J. Krebs or, in his absence Casey M. Nault, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COEUR MINING, INC. that the stockholder(s) is/are entitled to vote at the Annual Stockholders' Meeting to be held by virtual means at www.virtualshareholdermeeting.com/CDE2023 at 9:30 AM, CDT, on May 9, 2023, and any adjournment or postponement thereof.

As always, we encourage voting prior to the annual meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Stockholders' Meeting or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Stockholders' Meeting by a reasonable time before the proxy solicitation was made and for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

Continued and to be signed on reverse side